[S]

[TYPE]


                         As filed with the
Securities and Exchange Commission
                       on August 10 ,1999
                      Registration No.333.-

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549




FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933




STRATABASE.COM
(Name of Small Business Issuer in its Charter)
<SUBMISION> [TYPE]


      Nevada                         737           88-041-4964
(State of Incorp-          (Primary Standard       (IRS Employer
oration)                   Industrial Classi-    Identification
                         fication Code Number)    Number)



34314 Marshall Road, Suite 203
Abbotsford, B.C., V2S1L2, Canada
(604) 504-5811
(Address and telephone number of principal executive offices and principal place of business)

Laughlin Associates, Inc.
2533 North Carson Street
Carson City, Nevada 89706
(775) 883-8484
(Name, address and telephone number of agent for service)

Copies to:

James C. Jones, Esq.
65 West 96th Street, Suite 20H
New York, New York 10025
212-662-2767

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

(cover page continued)


Certain of the securities being registered on this Form SB-2 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933


CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
Title                              Maximum      Maximum
of Each Class          Amount      Offering     Aggregate    Amount of
of Securities          To be       Price Per    Offering     Registra-
Being Regis-           Registered  Security (1) Price (1)    tion Fee
tered
Units (2)              800,000 uts.    $.50     $400,000      $121.20

Common Stock,
$.001 Par Value(3)(6)  800,000 Shs.    $1.00    $800,000      $242.40

Common Stock,
$.001 Par Value(4)(6)  800,000 Shs.    $3.00  $2,400,000      $727.20


Common Stock,
$.001 Par Value(5)(6)  800,000 Shs.    $5.00  $4,000,000    $1,212.00

Total                                         $7,600,000    $2,302.80

<F1>
 Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) based on a bona fide estimate of the maximum offering price.
<2>
 Consisting of one share of Common Stock, $.001 par value, one Class A Warrant, one Class B
Warrant and one Class C Warrant to be offered herein to the public.
<3>
 Issuable upon exercise of the Class A
Warrants included as part of the Units offered herein to the public.
<4>
 Issuable upon exercise of the Class B
Warrants included as part of the Units offered herein to the public.
<5>
 Issuable upon exercise of the Class C
Warrants included as part of the Units offered herein to the public.
<6>
 Pursuant to Rule 416, there are also being registered such additional shares as may become issuable pursuant to antidilution provisions of the Warrants.


The Registrant hereby amends this Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

STRATABASE.COM

CROSS REFERENCE SHEET FOR PROSPECTUS

Items in Form SB-2                             Headings in Prospectus
1. Front of the Registration Statement
   and Outside Front Cover Page of the
Prospectus.-------------------------------------------Cover Page

2. Inside Front and Outside Back Cover
   Pages of
Prospectus.-------------------------------------------Cover Page

3. Summary Information and Risk
Factors-----------------------------------------------Summary of Prospectus,
                                                      The Company, Risk Factors
4. Use of
Proceeds.---------------------------------------------Use of Proceeds,
                                                      Financial Statements,
                                                      Business, Certain
                                                      Transactions

5. Determination of Offering Price--------------------CoverPage, Risk Factors

6. Dilution.------------------------------------------Dilution

7. Selling Security
Holders.----------------------------------------------Not Applicable

8. Plan of
Distribution.-----------------------------------------Cover Page, Plan of
                                                      Distribution
9. Legal
Proceedings.------------------------------------------Legal Proceedings

10. Directors, Executive Officers, Promoters and Control
Persons.----------------------------------------------Management, Principal
                                                      Shareholders, Certain
                                                      Transactions
11. Security Ownership of Certain Beneficial
   Owners and Management.-----------------------------Principal Shareholders,
                                                      Certain Transactions
12. Description of the Securities to be
Registered.-------------------------------------------Description of Units

13. Interest of Named Experts and Counsel.------------Legal Matters

14. Statement as to
Indemnification.--------------------------------------Indemnification

15. Organization Within 5
Years.------------------------------------------------Certain Transactions,
                                                      Principal Stockholders
16. Description of
Business.---------------------------------------------Business, Financial
                                                      Statements
17. Management's Discussion and Analysis or
   Plan of Operation.---------------------------------Management's Discussion
                                                      And Analysis of Financial
                                                      Conditions and Results of
                                                      Operations
18. Description of Property.--------------------------Business-Properties and
                                                      Equipment, Financial
                                                      Statement

19. Certain Relationships and Related Transactions.---Certain Transactions,
                                                      Management

20. Market for Common Equity and Related
   Stockholder
Matters.----------------------------------------------Certain Transactions,
                                                      Description of Units,
                                                      Certain Market Information

21. Executive
Compensation.-----------------------------------------Management

22. Financial
Statements.-------------------------------------------Financial Statements

23. Changes In and Disagreements With
   Accountants on Accounting and Financial

Disclosure.-------------------------------------------Not Applicable

All PAYMENTS FOR THESE SECURITIES SHALL BE MADE
BY CHECK OR MONEY ORDER PAYABLE TO "SECURITIES TRANSFER
CORPORATION, AS ESCROW AGENT FOR STRATABASE.COM"

PROSPECTUS

STRATABASE.COM
(a Nevada Corporation)

A Maximum of 800,000 Units consisting of 800,000
Shares of Common Stock,$.001 Par Value, and
800,000 Class A Redeemable Purchase Warrants,
800,000 Class B Redeemable Purchase Warrants and 800,000 Class C Redeemable Warrants to
Purchase 2,400,000 shares of Common Stock

THESE SECURITIES ARE HIGHLY SPECULATIVE AND
INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION.
PURCHASE OF THESE SECURITIES SHOULD BE CONSIDERED ONLY BY THOSE PERSONS WHO CAN SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT (SEE "RISK FACTORS" AND "DILUTION".)

Prior to this offering, there has been no public market for the Company's Units, Common Stock or Redeemable Warrants. The public offering price herein and the exercise prices of the Warrants have been arbitrarily determined by the Company and bear no relationship to assets, book value, net worth, earnings, actual results of operations or any other established investment criteria. (See
"Risk Factors", "Dilution" and Footnote Number 1 to the Table below). The Units, Common Stock and Redeemable
Warrants will be available for trading on the NASD over-the-counter electronic bulletin board.
There is no assurance that an active trading market for the company's securities will develop, or, if developed will be sustained. (See Risk Factors Numbered 22 and 23.) (Cover Page continued on the following page.)


THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.


                               Underwriting Discounts    Proceeds to
             Price to Public   Commissions (1)           Company (2) (3
Per Unit        $.50                  $-0-                  $.50
Total-Minimum   $200,000              $-0-                  $200,000

Total-Maximum   $400,000               $-0-                 $400,000

STRATABASE.COM
34314 Marshall Road, Suite 203
Abbotsford, B.C., V2SlL2, Canada
604-504-5811

The date of this Prospectus is
    , 1999
[FN]

Footnotes to Table:

<1>
 The Company intends to offer these
securities directly to the public. Accordingly, no commission or any other form of remuneration will be paid. No broker has been retained or is under any obligation to purchase any of the Units offered herein. Since there is no firm commitment with respect to the sale of any of the securities offered herein, the Company cannot state if the offering will be successfully completed.
<2>
 Before deducting filing, printing, legal, accounting and miscellaneous expenses related to this offering to be paid by the Company, estimated under both the minimum and maximum offerings to be $40,000
(approximately $.10 per unit under the minimum offering and $.05 per Unit under the maximum offering). The net proceeds to the Company after payment of all of the foregoing expenses under the minimum offering will be approximately $160,000;
the net proceeds to the Company after payment of all the foregoing expenses under the maximum offering will be approximately $360,000.
<3>
 To the extent that any of the Class A, B or C Redeemable Warrants sold in this offering, if any, are exercised, as to which there can be no assurance, the Company will receive additional proceeds which will be utilized as additional working capital.

Each Unit consists of one share of Common Stock
($.001 par value), one Redeemable Class A
Common Stock Purchase Warrant ("Class A
Warrants"), one Redeemable Class B Common Stock
Purchase Warrant ("Class B Warrants") and one
Redeemable Class C Common Stock Purchase

Warrant ("Class C Warrants") (collectively, the
"Warrants"). The Warrants are exercisable and
transferrable immediately upon the successful
closing of the offering herein. Each Class A
Warrant will entitle the holder to purchase one share of
Common Stock at a purchase price of $1.00 per
share. Each Class B Warrant will entitle the holder to
purchase one share of Common Stock at a purchase
price of $3.00 per share. Each Class C Warrant
will entitle the holder to purchase one share of
Common Stock at a purchase price of $5.00 per
share. No fractional shares will be issued upon
exercise of the Warrants. The Class A, B and C
Warrants shall be exercisable for a six month,
12 month and 18 month period, respectively. Each
commencing from the effective date of the
offering herein (i.e.,                  , 1999). The
Company reserves the right to extend each warrant exercise period, or any of them, at any time, and/or to reduce the exercise price(s) by up to 50% upon 30 days prior written notice to the warrantholders.
Furthermore, the Warrants are subject to call and/or redemption by the Company, upon 30 days prior written notice, if the average bid price of the common stock for any seven trading days within a 10 consecutive trading day period is greater than 20% above the respective exercise price, at a per warrant price of $.01. Notice of any redemption will be mailed to the holders thereof at their addresses of record. Any holder who does not exercise his Warrant prior to the time the Warrants are redeemed after notice by the Company or prior to the expiration of the respective exercise period, (or extended period, if any), whichever occurs first, will forfeit his rights to purchase the shares of Common Stock underlying the Warrants. There will be no distribution of the Units until the sale of at least 400,000 Units.
(See "Description of Units".)

The offering is being made on a "best efforts, all-or-none" basis as to the first 400,000
Units, and on a "best efforts" basis as to the remaining Units. If 400,000 Units are not sold within 90 days from the date of this Prospectus (which period can be extended for an additional 90 days), all funds received, will be promptly refunded to subscribers in full, without interest, or deduction, in accordance with an escrow agreement with Securities Transfer Corporation. If 400,000 Units are sold, the offering will continue without any provision for refund: (1) until all of the remaining 400,000 Units are sold; (2) until 90 days (up to 180 days if so extended) from the date of this Prospectus, or (3) upon the prior termination of the offering by the Company, whichever occurs first. The Units are being offered by the Company when, as and if received and accepted by it, subject to prior sale, allotment and withdrawal, cancellation or modification of the offer without notice and subject to the exclusive right of the Company to reject any order in whole or in part at any time, and to certain further conditions.
The offering may close in up to 14 days after the end of the offering period.

THIS OFFERING INVOLVES:

A) Special Risks concerning the Company. For information concerning such risks,.see "Risk
Factors".

B) Immediate substantial dilution, as the net tangible book value of the Common Stock immediately after the public offering will be substantially less than the public offering price. (See
"Dilution".)

C) Substantial potential benefit to the present stockholders of the Company as the net tangible book value of the Common Stock of the Company as of March 31, 1999 is approximately $.04 per share and assuming the sale of all of the Units offered by the Company hereby, the net tangible book value will be approximately $.09 per share, resulting in an increase in the total net tangible book value of the Common Stock held by the present stockholders of the Company of approximately $.05 per share.
(See "Dilution".)

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE
ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN
THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT HEREIN
CONTAINED, IF GIVEN OR MADE, MUST NOT BE. RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFERING OR SOLICITATION IN RESPECT TO THESE SECURITIES IN
ANY JURISDICTION IN WHICH SUCH AN OFFERING OR SOLICITATION WOULD BE
UNLAWFUL.

THE SECURITIES ARE OFFERED SUBJECT TO PRIOR
SALE, ACCEPTANCE OF AN OFFER TO PURCHASE, AND TO WITHDRAWAL OR
CANCELLATION OF THE OFFERING WITHOUT NOTICE. THE COMPANY RESERVES
THE RIGHT TO REJECT ANY ORDERS FOR THE PURCHASE OF THE SECURITIES IN WHOLE OR IN PART.

UNTIL            , 1999, (NINETY (90) DAYS AFTER
THE FIRST DATE UPON WHICH THE SECURITIES OFFERED HEREBY WERE BONA FIDE OFFERED TO THE PUBLIC OR ON A SUBSEQUENT EXTENDED CLOSING DATE), ALL DEALERS
EFFECTIN  TRANSACTIONS IN THE REGISTERED SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE
REQUESTED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE WARRANTS CONTAINED IN THE UNITS OFFERED
HEREBY MAY NOT BE REDEEMED IN THE ABSENCE OF A CURRENT PROSPECTUS.
IN SUCH EVENT, WARRANTHOLDERS WILL NOT BE ABLE TO EXERCISE
THEIR WARRANTS AND WILL RECEIVE ONLY THE REDEMPTION PRICE AT A TIME WHEN THE MARKET VALUE OF THE WARRANTS BE SIGNIFICANTLY HIGHER.

STATEMENT OF AVAILABLE INFORMATION

The Company does not presently file reports or other information with the United States
Securities and Exchange Commission (the "SEC"). However, following completion of the minimum offering herein, the Company, whose fiscal year ends on each December 31st, plans to distribute to stockholders annual reports containing financial statements that have been audited and reported upon, with an opinion expressed by an independent public accountant and such other information as management deems desirable or as may be required by law. In this regard, upon the completion of the minimum offering herein, it will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and in accordance therewith, will file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information will be available for inspection and copying (for a specified fee) at the SEC's public reference room located at Room 1024, 450 Fifth Street, NW, Washington, D.C.
20549, and the public reference facilities in the SEC's Northeast Regional Office, 7 World Trade Center,
New York, New York 10048; and its Midwest
Regional Office, Citicorp Center, 500 West
Madison Street, Suite 2400, Chicago, Illinois
60661. Copies of such material may also be obtained at prescribed rates by writing to the United States
Securities and Exchange Commission, Public
Reference Section, 450 Fifth Street, NW,
Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-
0330 for more information on the operation of its Public reference Rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web
Site can be accessed at http: /www.sec.gov.

     PROSPECTUS SUMMARY

The following summary information is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under "Risk
Factors".

The Company

Stratabase.com (the "Company") was incorporated under the laws of the State of Nevada on November 18, 1998.

The Company, a development stage corporation, focuses on the development of web-based business opportunities which emphasize content, community, commerce and infrastructure. The
Company is presently engaged in the development of rich media (streaming audio and video content) for the web, web design and co-location/hosting services, the development of niche web-based communities which are vertically integrated and have e-commerce components, and online direct marketing.

It is Management's intention to see the Company become a leading source for streaming video content and production, vertical community development, web infrastructure services, e-commerce, and online marketing. Management has already taken steps toward realizing these objectives. Specifically, the Company has created a sophisticated mobile video production studio to specialize in web-based video production, editing, encoding and distribution.
Furthermore, it has engaged a leading aggregator and distributor of news to provide some of the content for the vertical communities it is creating. Finally, it has commenced development of its flagship direct marketing website, an entirely opt-in, permission based, e-mail direct marketing infrastructure.

The Company intends to carry out online and offline marketing campaigns, develop advertising and distribution partnerships with leading websites, and expand its web-development infrastructure and content.

The Company intends to translate its activities
into revenues by: (1) selling its rich media
(audio/video) production services to potential clients; (2)
securing clients for its existing web design and
co-location/hosting services; (3) developing
e-commerce opportunities (potential revenue
streams) within vertical communities it is creating; and (4)
selling advertising space into the permission
based opt-in direct marketing infrastructure it is
developing.

The Company maintains its operations at 34314
Marshall Road, Suite 203, Abbotsford, BC V2S1L2,
Canada. The telephone number is (604) 504-5811.




The Offering




Units offered by the
Company(l)-----------------------------------800,000 Units (maximum offering)

                                -------------400,000 Units (minimum offering)

Common Stock to be outstanding after
this Offering--------------------------------6,353,772 shares (maximum offering)

                                    ---------5,953,772 shares (minimum offering)

Use of Proceeds
(maximum or minimum offer--------------------working capital and other general corporate purposes including
                                             advertising

<1>
 Each Unit is comprised of one share of
Common Stock, $.001 par value, one Class A
Redeemable Common Stock Purchase Warrant which entitles the holder to purchase one share of Common Stock at a price of $1.00 per share, one Class B
Redeemable Common Stock Purchase Warrant which entitles the holder to purchase one share of Common Stock at a price of $3.00 per share and one Class
C Redeemable Common Stock Purchase Warrant which entitles the holder to purchase one share of Common Stork at a price of $5.00 per share. See
"Description of Units".

Risk Factors

The Company was only recently organized, has not yet commenced significant commercial operations, has no significant revenues, earnings or operating history, has incurred losses totaling approximately $21,726 from inception in November of 1998 through March 31, 1999 and is dependent upon the net proceeds of this offering in order to commence meaningful commercial operations, (See
"Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital
Resources".) The book value of the Common Stock immediately after the public offering will be substantially less than the public offering price. For these and other reasons, an investment in the Units offered hereby involves a high degree of risk. See "Risk Factors" and "Dilution".

Summary of Financial Data

The following sets forth a summary of selected financial data and is qualified in its entirety by the more detailed financial statements and the notes thereto included elsewhere herein.




                                            From Inception (November 18, 1998)
                                                 Through March 31, 1999

Summary of Operating Data:
Revenues----------------------------------------------------$0
Net Loss----------------------------------------------------$21,726
Net Loss per share of Common Stock (1)----------------------$.004

<1>
 This is equal to the actual sum of the net loss per weighted average share outstanding realized in the periods from November 18, 1998 (inception) to March 31, 1999.

                                March 31, 1999    Pro Forma (1)
Summary of Balance Sheet Data:    (audited)        (Unaudited)
Working Capital-------------------$214,106.00------$374,106.00
Property and Equipment-----------------205.00-----------205.00
Other Assets---------------------------572.00-----------572.00
Total Liabilities----------------------436.00-----------436.00
Deficit Accumulated During
Development Stage---------------------(21,726.00)   (21,726.00)
Shareholders' Equity-------------------21,883.00    374,883.00
Shareholders' Equity Per Share of
common stock---------------------------------.0            .06 (2)

<1>
 After giving effect to the sale of the
minimum offering herein and receipt of the net proceeds therefrom net the estimated costs and expenses thereof.
<2>
 Based on 5,953,772 shares of Common Stock outstanding.

RISK FACTORS
The securities being offered herein represent a speculative investment and involve a high degree of risk.
Prospective purchasers should carefully consider the risk factors set forth below, as well as the other information set forth in this Prospectus, prior to making any investment in the securities offered herein.

1. Minimal Working Capital; No Revenues.

The Company, as of March 31, 1999, had working capital of $214,106 has not had operating revenues, and is dependent upon the proceeds of this offering to implement its business plan.
See the "Financial Statements" and "Management's
Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources".)

2. Development Stage Company.

The Company has only recently been organized, has no significant operating history or operating revenues and must be considered in its development stage embarking upon new business ventures. Accordingly, its business is subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of the success of the Company must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with the formation of a new business, the development of new products or services, the competitive and regulatory environment in which the Company is operating, and the possibility that its activities may not succeed in obtaining a sufficient share of its intended market to develop a profitable operation. Additionally, as a result of the start-up nature of its business and the fact that it virtually has no share of its intended market, the Company may sustain operating losses for a number of years. In this regard, in order to be successful, the Company must attract a significant number of users to the information and content delivered through Stratabase.com, and generate significant advertising and e-commerce revenues.

Specifically, as an early stage entity in the rapidly evolving market for internet services, the Company will face numerous risks and uncertainties including its ability to:

            a) anticipate and adapt to changing internet technologies;
            b) attract a substantial number of internet users to the content and information delivered through Stratabase.com;
            c) generate significant advertising and e-commerce revenues;
            d) develop an advertising sales force;
            e) implement sales and marketing initiatives;
            f) offer compelling content;
            g) attract, retain and motivate qualified
               personnel;
            h) respond and adjust to actions taken by competitors;
            i) build an operations and technical infrastructure to effectively manage growth, if any; and
            j) integrate new technologies and services.

The possibility must be considered strong that the Company may not be successful in accomplishing these objectives. Its success, if any, will depend upon the continued growth of the use of the internet for advertising and e-commerce, and on general economic conditions. Failure to achieve any or all of these objectives will have an adverse effect on operations and the financial condition of the Company. See "Business", "Management's Discussion and
Analysis of Financial Condition and Results of
Operations" and "Financial Statements".

3. Uncertain Profitability; Anticipated Losses.

The Company's ability to generate revenues is uncertain. It will incur substantial costs in the development of Stratabase.com. Substantial losses and negative cash flow may be expected for at least the foreseeable future as start-up and development expenses are incurred. If the Company's revenues, if any, do not increase and spending levels are not adjusted accordingly, the Company may not be able to achieve profitability; or, if achieved, sustain or increase them on a quarterly or annual basis in the future. See "Business" "Management's Discussion and Analysis of Financial Condition and Results of Operations".

4. Volatility of Quarterly Operating Results.

Management expects quarterly operating results to vary in the future due to a variety of factors, many of which are out of its control. They include:

     a) the demand for advertising on the internet in general and on Stratabase.com;
     b) usage levels for Stratabase.com;
     c) the Company's ability to attract and retain advertisers and e- commerce partners;
     d) the relatively short term of many advertising agreements (i.e. one to three months);
     e) the timing and uncertainty of advertising cycles;
     f) varying internet advertising rates caused by competition or other factors;
     g) technical difficulties or system
        downtime affecting the internet or the operation of Stratabase.com;
     h) the amount and timing of costs related to advertising sales and marketing efforts and other initiatives;
     i) fees that are incurred, including for distribution or content, if the Company expands its operations;
      j) costs related to possible acquisitions of businesses, technologies and services; and
      k) economic conditions that are specific to the internet and internet services.

If the Company experiences a shortfall in revenues in relation to its expenses, or if its expenses precede increased revenues, then its business, results of operations and financial condition would be materially and adversely affected. This, in turn, could affect the market price, if any, of the common stock. Usage levels of web services typically fluctuate during the summer and year-end vacation and holiday periods, which could result in a decrease in usage of Stratabase.com's services during these periods.
Management believes that advertising sales in traditional media, such as television and radio, generally are lower in the first and third calendar quarters each year. Accordingly, the Company believes that similar patterns may develop in the internet advertising industry. Due to all of the foregoing, a potential investor should not rely upon quarter-to-quarter comparisons of results of operations as an indication of future performance. It is possible that in some future periods results of operations may be below the expectations of analysts and investors which may have a depressive affect on the price of the Company's common stock. See "Management's
Discussion and Analysis of Financial Condition and Results of Operations".

5. Dependence on the Internet; Risks Associated with an Evolving Market.

The Company's future success, if any, is substantially dependent on the continued growth in the use of the internet. The internet is relatively new and is rapidly changing. Its business would be adversely affected if internet usage does not continue to grow. This usage may be inhibited for a number of reasons, such as the internet infrastructure may not be able to support the demands placed on it, or its performance and reliability may decline as usage grows. Similarly, an adverse affect may be caused by privacy concerns, or by security and authentication concerns with respect to transmission over the internet of confidential information, such as credit card numbers, and attempts by unauthorized computer users to penetrate online security systems.

The Company's market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, it must adapt to a rapidly evolving market by continually enhancing Stratabase.com's infrastructure, content, information and services to fulfill its users' needs. The Company could incur additional costs if it becomes necessary to modify its services or infrastructure in order to adapt to these or other changes affecting providers of internet services. The Company's business, results of operations and financial condition could be materially adversely affected if it incurs significant costs to adapt, or it cannot adapt, to these changes.

6. Risks Associated with Internet
Advertisements.

The Company expects to generate a significant amount of its revenues, if any, from internet advertising in the future. The internet advertising market is new and rapidly changing, and management cannot yet gauge its effectiveness as compared to traditional advertising media. The Company's business, results of operations and financial condition would be materially adversely affected if the market for internet advertising fails to develop or it develops more slowly than expected. Most of the Company's potential advertising and e-commerce partners have little or no experience using the internet for advertising purposes and they have allocated only a limited portion of their advertising budgets to internet advertising. The adoption of internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services. Advertisers who have traditionally relied upon other advertising media may be reluctant to advertise on the internet. Such customers may find internet advertising to be less effective than traditional advertising media for promoting their products and services. No standards have been widely accepted to measure the effectiveness of internet advertising or to measure the demographics of the Company's user base. If such standards do not develop, advertisers may not choose to advertise on the internet. Furthermore, advertisers and e-commerce marketers may choose to not advertise on Stratabase.com or pay less for advertising on Stratabase.com if they do not perceive its audience(s) to be valuable, which could have a material adverse effect on its business, results of operations, and financial condition. Various pricing models are used to sell advertising on the internet. It is difficult to predict which, if any, pricing models for internet advertising will emerge as the industry standard. Accordingly, it is difficult to project future advertising rates and revenues, if any. Finally, "filter" software programs that limit or prevent advertising from being delivered to an internet user's computer are available. Widespread use of such software could adversely effect the commercial viability of internet advertising. See "Management's
Discussion and Analysis of Financial Condition and Results of
Operations".

7. Government Regulation, Potential Liability for Content, Legal Uncertainties.

There exist on various levels laws, rules and regulations pertaining to the internet, and the proliferation of such laws, rules and regulations can be expected to continue. Currently, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the internet relating to liability for information retrieved from or transmitted over the internet, online content regulations, user privacy, taxation, quality of products and services.
Moreover, the applicability to the internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing.
This could decrease the demand for the Company's services, if any, increase its cost of doing business or otherwise have a material adverse effect on the Company, its business, results of operations and financial condition. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth of the use of the internet which would likely have an material adverse effect on the business of the Company. Content may be accessed in Stratabase.com or on the web sites of possible partners of the Company. This content may be downloaded by users and subsequently transmitted to others over the internet. In addition, sites hosted by Stratabase.com contain annotated links to other web sites. In either case, claims against the Company could result based upon a variety of theories, including defamation, obscenity, negligence, copyright or trademark infringement.
Other possible claimants' theories may be based upon the nature, publication and distribution of Stratabase.com content, or because of errors or false or misleading information provided on Stratabase.com including information deemed to constitute professional advice such as legal, medical, financial or investment advice. Furthermore, the Company could be exposed to liability for third-party content posted by users in chat roams or on message boards offered through the
Stratabase.com infrastructure. Potential liability for information disseminated through Stratabase.com could lead the Company to implement measures to reduce exposure to such liabilities, which would, in turn, require substantial expenditures and limit the attractiveness of Company's services, if any, to potential users. See "Business-Government Regulations and Legal Uncertainties".

8. Development of a Direct Advertising Sales
Team.

In order to support its intended growth, the Company intends to develop an internal advertising sales team. Its ability to do so successfully involves a number of factors. They include: the competition in hiring and retaining advertising sales personnel, the Company's ability to integrate and motivate advertising sales personnel and the length of time, if at all, it takes for new advertising sales personnel to become effective. Failure of the Company to develop and maintain an effective advertising sales team may adversely effect its business, results of operations and financial condition.

9. Competition.

The internet industry is, and can be expected to remain, highly competitive since there are no substantial barriers to entry into this arena. The number of businesses competing for users, the spending of internet advertisers and e-commerce marketers has increased significantly. Competition may also increase as a result of industry consolidation. Increased competition could result in less usage of the Company's services, price reductions for advertising inventory, reduced margins or loss of market share, any of which would have a material adverse effect on the Company's business, results of operations and financial condition.

The Company's competitors will include: internet retrieval companies, search engines and other internet "portal" companies such as Excite and Yahoo;
online content web sites such as CNet and ZDNet;
online community web sites such as iVillage and Miningco.com; online personal homepage services such as Geocities and Theglobe.com; publishers and distributors of television, radio and print such as CBS, Disney, NBC and Time-Warner; general purpose consumer online services such as America
Online and Microsoft Network; and Web services maintained by internet service providers such as AT&T Worldnet and Earthlink.

The Company believes that its ability to compete depends upon many factors. These factors include the quality of content, information and services provided by it and its competitors, the ease of use of services developed either by the Company or its competitors, the timing and market acceptance of new and enhanced services developed either by the Company or its competitors, and sales and marketing efforts. Many of the Company's existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the company. This may allow these competitors to devote greater resources than the Company can to the development and promotion of their services.
Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, distribution partners, and advertisers and e-commerce partners. Its competitors may develop services that are equal or superior to Stratabase.com or that achieve greater market acceptance than those of Stratabase.com. Additionally, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their services to address the needs of advertisers and e- commerce marketers. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share. The Company may not be able to compete successfully, or competitive pressures may have a material adverse effect on its business, results of operations and financial condition.

The Company will also compete with television, radio, cable and print (i.e. the traditional advertising media) for a share of advertisers' total advertising budgets. If advertisers perceive the internet or Stratabase.com to be a limited or ineffective advertising medium, advertisers may be reluctant to devote a significant portion of their advertising budgets to internet advertising, in general, or to advertise on Stratabase.com, in particular. See
"Business-Competition".

10. Need to Manage Growth.

If the Company develops and increases the size of its business, the demands on its operational systems will also increase. Accordingly, the Company will be required to further develop its operational and financial systems and managerial controls and procedures. It will also then need to expand, train and manage its team of staff. There can be no assurance that the Company will have the ability to manage growth, if any, effectively. Failure to do so, if required, would have an adverse material effect on its business, results of operations and financial condition.

11. Officers' Salary to be Paid from Net
Proceeds.

Trevor Newton and Fred Coombes are the Company's sole officers. Prior to February 1, 1999, Mr.
Newton did not receive any compensation from the Company, and since inception to date, Mr.
Coombes has not received any compensation from the Company. Since February 1, 1999, Mr.
Newton has been paid at the rate of $5,000 per month. Upon the successful completion of at least the minimum offering herein (until and if operating revenues can support this expense), Mr. Newton will continue to be compensated at the same rate of $5,000 per month, and Mr. Coombes will be begin to be compensated at the rate of $3,000 per month.
These salaries will be paid from the net offering proceeds herein allocated to working capital until and if operating revenues, if any, are available for this purpose. Presently, the Company does not plan to enter into employment contracts with its officers. Accordingly, their salary and/or compensation increases, if any, cannot be predicted. See
"Management-Executive Compensation" and "Use of
Proceeds".

12. Limited Staff; Conflict of Interest.

The Company Currently has only two employees, its sole officers, Trevor Newton and Fred
Coombes. Assuming successful completion of the minimum offering, the Company intends to retain the services of independent contractors and/or outside consultants, for the foreseeable future, rather than to hire additional employees. There can be no assurance that the Company will be able to attract qualified individuals to join the Company. Both Messrs.
Newton and Coombes are employed by other businesses unrelated to the Company. They each plan to continue these activities, which may cause conflicts of interest with the Company, including conflicts in terms of time and business opportunities. There can be no assurance that such conflicts will be resolved in favor of the Company.
Furthermore, because of these outside obligations, Messrs.
Newton and Coombes will not be able to devote their full-time to the affairs of the Company.
However, it is each's intention to devote enough time to the Company as each deems is necessary for the Company to achieve its goals. See "Use of Proceeds" and "Management".

13. Reliance on Key Personnel.

The Company is heavily dependent on the efforts of its limited staff, especially its Chairman of the Board, President, CEO Treasurer and Secretary,
Trevor Newton. Except for Mr. Newton, the other officer (Mr. Fred Coombes) and Directors
(Messrs. Coombes and John Tarves) do not have any significant experience in the internet industry.
The loss of the services of any of these individuals, especially Mr. Newton, could have a material adverse effect on the Company, its business, results of operations and financial condition. Currently, the Company does not have any employment agreements with any of its officers and other personnel nor does it have key man insurance coverage on Mr.
Newton or the others.

14. Expansion Risk.

From time to time, the Company may have
discussions regarding acquisitions of or investments in complementary companies, technologies or services. If an acquisition is made, Stratabase.com could have difficulty in assimilating the acquired company's personnel and operations. In addition, the Company may not be able to retain the key personnel of the acquired business or company.
Such difficulties could disrupt the ongoing business of Stratabase.com. Furthermore, it could distract its management and employees, increase its expenses and otherwise adversely effect its results of operations because of increased operating expenses and charges, such as amortization of acquired good will.

15. System Risks.

The technical performance of the Company's systems is critical to its business and reputation, and to its ability to attract users, advertisers and e-commerce partners. Any system failure, including network, software or hardware failure, that causes an interruption in its service or a decrease in its responsiveness could result in reduced usage and reduced revenue, and could impair its reputation. Any disruption in its Internet delivery systems could have a material adverse effect on the Company's business, results of operations and financial condition. Stratabase.com could also be affected by computer viruses, electronic break-ins or other similar disruptions. The Company must be able to accommodate a high volume of traffic and may experience slower response times for a variety of reasons. An increase in volume of users accessing Stratabase.com could lead to systems failures or slower response times and adversely affect the Company's advertising revenues, if any. Users may become dissatisfied by any system failure that interrupts its ability to provide
Stratabase.com's services to them. The Company's business, results of operations and financial condition could be materially adversely effected by any damage or failure that interrupts or delays its operations. The
Company's users will depend on internet service providers, online service providers, and other web site operators for access to Stratabase.com. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to the Company's systems in the future. Moreover, the internet infrastructure, in general, may not be able to support continued growth in its use. Any of these problems could materially adversely effect the Company's business, results of operations and financial condition. (See "Business-Operating
Infrastructure".)

16. Intellectual Property.

The Company will attempt to protect its
proprietary rights. However, its efforts may be inadequate to protect patents (if issued), trademarks or other proprietary rights or to prevent third parties from claiming violations of their proprietary rights.
Third parties may infringe or misappropriate the Company's proprietary rights, which could have a materially adverse effect on the Company's business, results of operations or financial condition.
The validity, enforceability and scope of protection of proprietary rights in internet related industries is uncertain and still evolving.
Furthermore, third parties may assert infringement claims against the Company. In fact, from time to time, the Company may be subject to claims in the ordinary course of its business, including claims of alleged infringement of trademarks and other intellectual property rights of third parties by the Company or its partners. Such claims and any resulting litigation, should it occur, could subject the Company to significant liability for damages and could result in the invalidation of its proprietary rights. In addition, if the Company were to prevail, such litigation could be time consuming and expensive, and could result in the diversion of the Company's time, attention and resources, any of which could have a material adverse effect on its business, results of operation and financial condition. Any claims from third parties may also result in limitations on the Company's ability to use the trademarks and other intellectual property subject to such claims unless the Company enters into agreements with third parties responsible for such claims. Said agreements may not be available on commercially reasonable terms. Despite its efforts to protect its proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use the Company's proprietary information. See
"Business- Intellectual Property".


17. Year 2000 Risks.

The Company has begun to assess the Year 2000 readiness of its software. It is also in the process of assessing third party vendors, licensors, and providers of hardware, software and services regarding their Year 2000 readiness. Following these assessments, the Company will attempt to make an evaluation of its state of readiness, potential risks and costs, and to determine whether a contingency plan is necessary. See "Management's Discussion and Analysis of Financial Condition and Results of operations".

18. Best Efforts, Self Underwritten,
Minimum-Maximum Offering.

The offering is being made by the Company, without an underwriter, on a "best efforts, 50% or none" basis. There can be no assurance that the minimum offering can be completed. This is especially true in light of the fact that no underwriter is being utilized, and that neither the Company nor any of its management is experienced in the sales of securities. Proceeds from the sale of the Units offered hereby will be placed into an escrow account pending the sale of all of the Units offered under the minimum offering, and therefore unavailable to purchasers for other purposes. Subscribers may find funds unavailable to them for up to 180 days and then returned without interest if all the Units being offered under the minimum offering are not sold. If only the minimum offering is completed, the Company will realize approximately $160,000 (after deduction of the costs and expenses of the offering), and will be limited in its ability to achieve all of its objectives as proposed herein. Furthermore, there will be a greater likelihood that investors will lose their entire investment. Similarly, if more than the minimum offering but significantly less than the maximum offering is completed, investors will have subscribed for securities in a company of relatively limited financial capacity and the risk of losing there entire investment may be substantially increased. It the maximum offering is completed, the costs and expenses of the offering will be approximately
10% of the aggregate offering price and 20% of the aggregate offering price if only the minimum offering is completed. See "Business", "Use of Proceeds" and the Cover Page.

19. Future Capital Needs; Uncertainty of
Additional Financing.

The Company presently anticipates that the net proceeds from the maximum offering herein, together with available funds, will be sufficient to meet its anticipated needs for at least the next 12 months. It may require additional funds in the future in order to fund more rapid expansion, to develop new and enhanced services, to respond to competitive pressures or to acquire complementary businesses, technologies or services. Furthermore, if only the minimum offering is completed (or if significantly less than the maximum offering is completed), the Company believes that there is an increased likelihood that additional financing may be required. In any event, here can be no assurance that any required additional funding will be available on terms favorable to it, or at all. If additional funds are raised by the issuance of more equity securities, then existing shareholders may experience dilution of their ownership interest and such securities may have rights and privileges senior to those of the holders of the Company's common stock. If additional funds are raised by the issuance of debt securities, their issuance may impose certain limitations on the Company's operations, including limitations on the payment of dividends. If adequate funds are not available, or not available on reasonable terms, the Company may not be able to fund expansion, successfully promote its name, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures, which, in turn, could have a material adverse effect on its business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

20. Control by Principal Shareholders.

The Company's Certificate of Incorporation does not provide for cumulative voting in connection with the election of directors. After the minimum offering (assuming no exercise of the Redeemable
Warrants offered herein), the Company's current principal shareholders (owners of 5% or more of Company's common stock and/or officers and directors) will own approximately 93.3% of the outstanding shares of its Common Stock. Similarly, after the maximum offering, the Company's principal shareholders will own approximately 87.4% of the outstanding shares of its common stock. Accordingly, in either case, the current principal shareholders will be able to control the management policies and conduct of the business of the Company. See "Principal
Shareholders" and "Description of Units".

21. Shares Eligible for Future Sale.

The prevailing market price, if any, of the Units, Common Stock and Warrants after this offering could be adversely affected by sales of Common Stock by the Company's holders of Common Stock already outstanding. All of the 5,553,772 shares of the outstanding Common Stock are "restricted securities", and in the future, after being held for a period of one year, may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended.
Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed, within any three month period, the greater of one percent of the Company's shares then outstanding (i.e. one percent would equal 55,537 shares as of the date of this Prospectus, 59,537 shares immediately subsequent to the successful completion of the minimum offering herein, and 63,537 shares immediately subsequent to the successful completion of the maximum offering herein, in each case, excluding any exercise of the Redeemable Warrants offered herein), or the average weekly trading volume during the four (4) weeks preceding such sale. The amount of "restricted securities" which a person, who is not an affiliate of the Company, may sell is not limited when his or her shares are held for over two (2) years. The sale of shares under Rule 144 may have a depressive effect upon the market price of the Company's securities, should such a market exist, and may make it difficult for the Company to raise additional capital through the issuance of more securities. Finally, the exercise of the Redeemable Warrants, of which there can be no assurance, may also have a depressive effect upon the market price of the Company's Common Stock, should one exist.
See "Certain Transactions", "Description of
Units, Certain Market Information",and  "Management's
Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital
Resources".

22. No Public Market; Determination of Offering
Prices, Volatility.

Prior to this offering, there has been no public market for any securities of the Company and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. The
Company anticipates that, upon completion of this offering, the Units, Common Stock and Redeemable Warrants will be eligible for listing on the NASD
Over-the-Counter Electronic Bulletin Board
("0TC:BB"). If for any reason, however, the Company's securities are not eligible for continued listing or a public trading market does not develop, purchasers of the Units, Common Stock and Redeemable

Warrants may have difficulty selling their securities should they desire to do so. If the Company is unable to, satisfy the requirements for quotation on the OTC:BB, trading, if any, in the Units, Common
Stock and Redeemable Warrants offered hereby, would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for the Company's securities.

The initial public offering price of the Units, as well as the exercise price of the Redeemable
Warrants was determined by the Company based upon several factors such as the Company's financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to those of the Company and general conditions of the securities market.
They may not be indicative of the market price, if any, for the Units, Common Stock or the Redeemable
Warrants in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. The market prices of the securities of internet related companies have been especially volatile. In the past, securities class action litigation has often been instituted against a company following periods of volatility in the market price of its securities. If instituted against the Company, regardless of the outcome, such litigation could result in substantial costs and a diversion of managements's attention and resources, and have a materially adverse effect on the Company's business, results of operations and financial condition.

23. Penny Stock Regulations.

The Securities and Exchange Commission has adopted regulations which generally define a "penny Stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors
(generally those with a net worth in excess of $1,000,000
or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commission payable to the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities in the secondary market, if one is formed.

24. Dilution.

The public investors in the Units offered hereby will suffer an immediate substantial dilution because the net tangible book value per share of Common
Stock after the offering (minimum or maximum) will be substantially less than the public offering price (assuming no value is attributable to the Redeemable Warrants contained in the Units). See "Dilution.

25. Possible Future Dilution to Shareholders.

The Company is presently authorized to issue up to 25,000,000 shares of Common Stock, $.001 par value, without further shareholder approval.
Presently, there are 5,553,772 shares issued and outstanding. If the minimum offering is successfully completed, there will be 5,953,772 shares issued and outstanding. If the maximum offering is successfully completed, there will be 6,453,772 shares issued and outstanding. Even in the event all of the Redeemable Warrants offered herein under the maximum offering are exercised, of which there can be no assurance, there will be 8,853,772 shares issued and outstanding. Accordingly, the Company can issue, at anytime(s), up to an additional
16,146,228 shares of Common Stock, $.001 par value, possibly for nominal consideration, without shareholder approval. This would result in the proportionate dilution of the equity and voting positions of the then existing shareholders. See
"Dilution" and "Capitalization".

26. No Dividends and None Anticipated.

To date, no dividends have been paid on the Common Stock of the Company. It is anticipated that income received from operations, if any, will be devoted to the Company's future operations and/or expansion. See "Description of
Securities-Dividends".

27. Broad Discretion in Application of Net
Proceeds.

All of the net proceeds of the offering (either minimum or maximum) have been allocated to working capital and general corporate purposes.
Accordingly, the Company's management will have broad discretion as to the application of such proceeds. In this regard, a portion of the funds allocated to working capital will be utilized to pay the salaries of the Company's officers. The Company does not plan to enter into employment contracts with its officers at this time. Accordingly, their salary increases, if any, cannot be predicted. See Risk Factor
Number 11, "Use of Proceeds" and
Management-Executive Compensation".

28. Non-Arm's Length Transactions.

The shares of Common stock issued to certain of the present shareholders were issued for arbitrarily determined consideration and were not negotiated at arm's length. See "Certain Transactions" for further discussion of this including related party transactions. The Company has not adopted any provisions, resolutions or bylaws regarding related party transactions nor does it intend to do so in the future.

29. Current Prospectus, Warrant Exercise and
Redemption Provisions.

Holders of the Redeemable Warrants will have the right to exercise the Redeemable Warrants only if a current prospectus is then in effect, and only if such shares are qualified for sale under applicable state securities laws of the states in which the Redeemable Warrantholders reside. Pursuant to
Section 10(a)(3) of the Securities Act of 1933, as amended, prospectus is considered "current" up until the later of nine months from the date of the prospectus or 16 months from the date of the audited balance sheet in its financial statements contained therein (i.e. July 31, 2000). As of the date of this Prospectus, the Units offered hereby, and the shares of Common Stock and Warrants offered contained therein have been qualified in the State of New York only. Accordingly, currently, residents of only New
York (or non-U.S. residents) can exercise Warrants.

Additionally, at any time, commencing on the date of this Prospectus, the Warrants may be redeemed by the Company, in whole or in part, upon not less than 30 days' prior written notice at a price of $.01 per Warrant. While the Redeemable Warrants may be exercised during the period from the notice until the date of redemption, the holder may be unable
(for financial or other reasons) to exercise the Warrants within the time of receipt of the redemption notice and the redemption date, even if it appears to be profitable to do so. In other words, the notice to redeem may force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for holders to do so, or to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. Finally, if a notice of redemption of the Redeemable Warrants were issued during a time when the Prospectus was not current, no warrantholders would be permitted to exercise his or her Redeemable Warrants thus rendering them virtually valueless at a time when the market value, if any, could be significantly higher.
See "Description of Units-Redeemable Warrants".

It is the intention of the Company to maintain a current prospectus during the term of the Redeemable Warrants, and to attempt to meet such state law requirements in those states in which the Redeemable Warrants are sold in the Offering. However, the Redeemable Warrants may be deprived of any value if a current prospectus concerning the Common Stock underlying such Redeemable Warrants is not kept effective or such shares are not registered in the state in which the warrantholders then resides.

30. Public Bears Risk of Loss.

The capital required by the Company to proceed with its plan of operation and carry on its business is being sought from the proceeds of this offering.
Therefore, public investors will bear most of the risk of the Company's operations. See "Dilution" and "Use of Proceeds".

31. Foreign Currency Risk.

Although the Company is a Nevada corporation, its operations emanate in Canada. Accordingly, most of its revenues, if any, may be in Canadian dollars. In recent years, the currency exchange rate of the Canadian dollar into the US dollars has steadily dropped. There can be no assurance that this trend will not continue. Such continued lowering of the value of the Canadian dollar vis a vis the US dollar, may have a materially adverse effect on the Company's business, results of operations and financial condition.

32. Forward-Looking Statements; Market Data.

This Prospectus contains certain statements and information relating to the Company that are based upon the beliefs of management as well as assumptions made by, and information currently available to, the Company. When used in this Prospectus, the words "anticipate", "believe", "estimate",
"expect", "could", "will", "may" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions, including those described in this Prospectus.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

This Prospectus contains market information related to the Company and the internet. Such market information may include projections that are based upon a number of assumptions. The assumptions include that: (i) no catastrophic failure of the internet will occur; (ii) the number of people online and the total number of hours spent online will increase significantly over the next five years; (iii) the value of online advertising dollars spent per online user hour will increase; (iv) the download speed of content will increase dramatically; and (v) internet security and privacy concerns will be adequately addressed. If any one or more of these assumptions turns out to be incorrect, actual results may differ from the projections based on such assumptions. The internet related markets may not grow over the next three to four years. The failure of these markets to grow at projected rates may have a material adverse effect on the Company's business, results of operations and financial condition, and the market prices of its securities.

In addition to the other information in this Prospectus, the above factors should be carefully considered in evaluating the Company and its business and before purchasing the Units offered hereby.


THE COMPANY

The Company, a development stage company, focuses on the development of web-based business opportunities which emphasize content, community, commerce and infrastructure. The
Company is presently engaged in the development of rich media (streaming audio and video content) for the web, video production services for the web, web design and co-location/hosting services, the development of niche web-based communities which are vertically integrated and have e-commerce components, and online direct marketing.

The Company was incorporated in the State of Nevada in 1998. Its principal executive offices are at 34314 Marshall Road, Suite 203, Abbotsford, BC,
V2S1L2, Canada. The telephone number is
604-504-5811.

USE OF PROCEEDS

The Company, after deduction of the estimated expenses of the issuance and distribution of the securities offered herein, will receive net proceeds of $160,000 if the minimum offering is successfully completed, and $360,000 if the maximum offering is successfully completed.

In the event of the successful completion of either the minimum or maximum offering, the Company intends to use the net proceeds thereof for working capital and other general corporate purposes, including advertising. The Company may also use a portion of the proceeds for strategic alliances and acquisitions. The Company has not yet determined the amount of net proceeds to be used specifically for each of the foregoing purposes. Accordingly, management will have significant flexibility in applying the net proceeds of either the minimum or maximum offering. See Risk Factors "Expansion
Risks" and "Broad Discretion as to Use of Proceeds".

The Company anticipates that it will commence the application of the proceeds of this offering immediately upon availability (i.e. completion of the minimum offering) and continuing over the following 12 months. It believes that the proceeds of the maximum offering will be sufficient to satisfy its requirements over such period without the necessity of obtaining additional funds.
However, the Company believes that if only the minimum offering is completed, there is an increased likelihood that additional funds may be required which may not be available to it, or, if available, not on reasonable terms. In addition, a change in circumstances or business conditions may cause a need for additional financing even if the maximum offering is completed. Finally, any proceeds which the Company receives from the exercise, if any, of the Warrants contained in the Units offered herein shall be applied to working capital.

DIVIDEND POLICY

The Company has not declared or paid any cash dividends on its common stock nor does it anticipate paying any on its common stock in the foreseeable future. Furthermore, it expects that any future earnings will be retained to finance the Company's operations and expansion. The payment of cash dividends in the future will be at the discretion of the Board of Directors and will depend upon the Company's earnings levels, if any, capital requirements, any restrictive loan covenants and other factors the Board may deem relevant.

CAPITALIZATION

The Company is currently authorized to issue
25,000,000 shares of $.001 par value Common
Stock. As of the date Of this Prospectus, 5,553,772, shares of Common stock, which were purchased from the Company for a total capital contribution of $236,609, are outstanding. See "Certain
Transactions" and "Dilution". The following table shows the number of issued and outstanding shares of Common Stock of the Company as of the date of this Prospectus and which will be outstanding in the event of the successful completion of both the minimum and maximum offerings herein:

                                                                 >
Shares
Outstanding---------------------------------------------------5,553,772
Shares to be outstanding
in the event of the successful
completion of the minimum
offering------------------------------------------------------5,953,772
Shares to be outstanding
in the event of the successful
completion of the maximum
offering------------------------------------------------------6,353,772

This table does not reflect the effect of the possible exercise of the Redeemable Warrants offered herein. Each share of Common Stock has equal noncumulative voting rights and participates equally in dividends, if any. The Common Stock has no sinking fund provisions applicable thereto. The
Shares are fully paid for and nonassessable when issued.
Except for the Redeemable Warrants offered herein, there are no outstanding options, warrants, or rights to purchase any of the securities of the Company and the Company does not plan to issue any. See
"Dilution".

The following table sets forth the
capitalization of the Company at March 31, 1999, on an actual (audited) basis and on a pro forma basis
(unaudited) after giving effect to the minimum offering herein (assuming no exercise of the Redeemable Warrants offered herein). See "Use of Proceeds". This table should be read in conjunction with the Company's
Financial Statements and Notes thereto, as well as "Summary Financial Data", and the notes thereto, appearing elsewhere in this Prospectus:



                                                  March 31, 1999
                                                Actual         Pro Forma
                                               (audited)       (unaudited)


Debt:
       Short-term debt                          $436            $436
       Long-term debt                             -              -

Stockholders's Equity:
     Common Stock                             $5,544          $9,544

     Additional Paid-in Capital              231,065         387,065
     Deficit Accumulated During
     Development Stage                       (21,726)        (21,726)
          Total Stockholders' Equity        $214,883        $374,883
          Total Capitalization              $215,319        $375,319

DILUTION

The net tangible book value of the Company as of March 31, 1999 (based upon the 5,543,772 shares then outstanding) was approximately $.04 per share of Common Stock. Net tangible book value per share is equal to the Company's total tangible assets less its total liabilities, divided by the total number of outstanding shares of Common Stock at March
31, 1999. After giving effect to the sale by the Company of the minimum number of Units offered hereby, 400,000, the pro forma net tangible book value per share as of March 31, 1999 would be approximately $.06. This would result in an immediate dilution to new shareholders (i.e. the difference between the purchase price of the Units, assuming no value assigned to the Redeemable Warrants, and the net tangible book value per share after the minimum offering) of $.44 per share, or approximately 88% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $.02 per share.

Alternatively, after giving effect to the sale of the maximum number of Units being offered by the Company hereby, 800,000, the pro forma net tangible book value per share as of March 31, 1999 would be approximately $.09. This would result in an immediate dilution to new shareholders of $.41 per share, or approximately 82% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $.05 per share.
The following table illustrates this per share dilution under both the minimum and maximum offerings:




                                    Minimum Offering       Maximum Offering

Public offering price per share-------------$.50(1)                $.50(1)
Net tangible book value per
share as of March 31, 1999     ----------- -$.04                  $ .04
Increase per share attributable
to new shareholders     --------------------$.02(2)                $.05(3)
Pro forma net tangible book value
per share as of March 31, 1999 after
offering------------------------------------$.06(2)                $.09(3)
Dilution per share to new shareholders------$.44                   $.41

<FN.
<1>
 Assuming, for purposes of this table, no value is assigned to the Redeemable Warrants contained in the Units offered hereby.
<2>
 Includes proceeds of minimum offering net of costs and expenses. See "Use of Proceeds".
<3>
 Includes proceeds of maximum offering net of costs and expenses. See "Use of Proceeds".

The following tables summarize, as of March 31, 1999, the number of shares of Common Stock purchased from the Company, the total consideration and the average price per share paid to the Company by existing stockholders and to be paid by purchasers in the minimum and maximum
Ooerings, assuming that no value is attributed to the Redeemable Warrants:

                                  Minimum Offering (400,000 Units)


                                                 % of Total         Average
               Total       % of      Capital     Effective          Price
               Shares      Total     Cash          Cash             Per
               Purchased   Shares   Contribution   Contribution     Share
New Share-
holders(l)-----400,000      06.7%   $200,000         45.8%           $.50
Old Share
holders------5,543,772      93.3%    236,609         54.2%           $.04

TOTAL--------5,943,772     100.0%   $436,609        100.0%           $.07




                             Maximum Offering (800,000 Units)
New Share
holders(l)----800,000       12.6%   $400,000         62.8%           $.50
Old Share
holders ----5,543,772       87.4%    236,609         37.2%            .04

TOTAL-------6,353,772      100.0%   $636,609        100.0%           $.10

<1>
 Does not reflect the issuance of Common
Stock issuable upon the exercise of the
Redeemable Warrants contained in the Units offered herein.

BUSINESS

The Company, incorporated on November 18, 1998, is a development stage corporation, focusing on the development of web-based business opportunities which emphasize content, community, commerce and infrastructure. The Company is presently engaged in the development of rich media
(streaming audio and video content) for the web, video production services for the web, web design and co-location/hosting services, the development of niche web-based communities which are vertically integrated and have e-commerce components, and online direct marketing.

For the period from the Company's incorporation on November 18, 1998 through March, 1999, the
Company's activities related primarily to the recruitment of independent contractors and suppliers, and the establishment of its organizational and technical infrastructure. As the Company's business develops, it is expected that revenues will come partly from sales of advertising and direct marketing opportunities on its websites. It is also anticipated that revenue will be realized from the sale of the Company's online video production services. Further into the Company's development it is anticipated that e-commerce will play an increasing revenue role. E-commerce revenues will likely be derived from revenue-sharing agreements with merchants whose sites are affiliated with the Company's niche communities now being developed. Any revenues the Company derives from such revenue sharing arrangements will be recognized by the Company upon notification from its e- commerce merchant partners of sales attributable to the niche communities of which they are part.

Industry Overviews

The internet is a significant and rapidly growing global medium for collecting and exchanging information, communicating, entertaining and conducting business. The growth of this medium is being driven by the development of compelling internet content, increasing consumer awareness of the internet and inexpensive web access.

Internet Advertising and E-commerce.

The internet allows advertisers to target specific audiences while tracking impression levels, user demographics and advertisement effectiveness.
The internet is becoming a powerful e-commerce platform. The Company believes that as the volume of e-commerce transactions expands, retailers will offer a greater variety of products and services over the internet. The Company intends to develop its e-commerce revenue streams in cooperation with established e-commerce retailers.

Content.

A vast amount of content is being added to the internet every day and the quality of this content varies tremendously. The Company believes that quality internet content is typically found on the topic specific sites which tend to be widely dispersed. The company believes that substantial value will be created by developing vertical sites which are topic specific in nature and aggregate quality content across narrowly defined ranges of subject matter. The Company also intends to focus on adding rich media to the communities it plans to develop. The Company believes that rich media (streaming audio and video) will become more accessible to internet users in the coming months and years.

Community.

Internet users seek organized online communities specific to given products, information or services. The Company believes that, when structured around proprietary and nonproprietary databases which encourage continued usage, a significant core of frequent users can result. The Company believes that users are seeking (i) indexing that enables users to efficiently locate quality and relevant content, (ii) proprietary content and data developed by knowledgeable contributors, and (iii) associated services which enhance the value of the community. In addition, the Company believes that internet advertisers and e-commerce marketers are seeking highly targeted audiences with interest in purchasing goods and services online.

Infrastructure.

Management believes that as the web expands and develops, there will be an increasing number of individuals, businesses and organizations who require sophisticated web services - be they online video production, encoding, editing, distribution of streaming content, web design, co-location, or web-hosting. The Company believes that there is substantial demand for these services, and that such demand will continue to grow in the coming years as more and more companies seek to develop a sophisticated web presence.

The Solution

The Company, through its (i) commitment to delivering proprietary and nonproprietary information across narrowly defined topic areas, (ii) understanding of efficient online information delivery systems, (iii) dedication to the permission-based opt-in model of direct marketing, and (iv) internal infrastructure for the delivery of web services and online streaming audio and video delivery, hopes to provide an engaging experience for those who use its websites, and effective marketing solutions for its advertisers through the provision of highly targeted advertising opportunities across narrowly defined topic areas.

The Strategy

The Company's objective is to become a leading source for streaming video content and production, vertical community development, web infrastructure services, e-commerce and online direct marketing. The key elements of the Company's strategy include:

Building Databases of Highly Targeted
Information.

The Company believes that developing and delivering proprietary and nonproprietary databases of information which are specific to each community's topic area is critical to attracting and retaining users, advertisers and e-commerce partners. The Company believes that aggregating narrowly defined information resources and making it easily searchable and accessible is the most effective way of creating useful online communities.

Increasing Usage to Facilitate E-commerce.

The Company believes that successful communities need to focus on creating opportunities for their advertisers to sell goods and services to users of the communities. By having this as the Company's focus from the start, the Company believes it will be differentiating its communities from others which have tended to focus less on the e-commerce aspect.

Increasing Usage to Facilitate and Opt-in
Permission Based Market Infrastructure.

The Company believes that its community of users will voluntarily opt- in to the various direct marketing programs it creates. It is anticipated that users will do so in return for the providing of information and services which they find to be of value. By creating one-to-one relationships with users, the Company believes it will have a unique and effective infrastructure into which it can sell advertising space and direct marketing opportunities.

Developing and Serving Rich Media.

The Company believes that the future of Internet content is in the production and distribution of streaming audio and video content. It is the objective of Management to use the Company's already existing web-video production infrastructure to create rich media content for its vertical communities, thereby differentiating its sites from various other communities which tend to focus on text based information only.

Governmental Regulation and Legal Uncertainties

There is an increasing number of laws and regulations pertaining to the internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the internet relating to liability for information retrieved from or transmitted over the internet, online content regulation, user privacy, taxation and quality of products and services. Moreover, the applicability to the internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws, my decrease the growth in the use of the internet, which could in turn decrease the demand for the Company's service, increase the Company's cost of doing business or otherwise have a material adverse effect on the Company's business, results of operations and financial condition.

Liability for Information Retrieved from the Company and the Internet.

Content may be accessed on Stratabase.com or on the web sites of the Company's partners and this content may be downloaded by users and subsequently transmitted to others over the internet. This could result in claims against the Company based upon a variety of theories, including defamation, obscenity, negligence, copyright or trademark infringement or other theories based upon the nature, publication and distribution of this content.
These types of claims have been brought, sometimes successfully, against providers of internet services in the past. The Company could also be exposed to liability with respect to third party content that may be posted by users in chat rooms or message boards. It is also possible that if any information, including information deemed to constitute professional advice such as legal, medical, financial, or investment advice, provided on Stratabase.com contains errors or false or misleading information, third parties could make claims against the Company for losses incurred in reliance upon such information. In addition, Stratabase.com contains human-filtered annotated links to other web sites. As a result, the Company may be subject to claims alleging that, by directly or indirectly providing links to other web sites, the Company is liable for copyright or trademark infringement or wrongful actions of third parties through their respective web sites. While the Company attempts to reduce its exposure to potential liability, the enforceability and effectiveness of such measures are uncertain. Any imposition of liability could have a material adverse effect on the Company's business, results of operations and financial condition. Even to the extent that such claims do not result in liability to the Company, it could incur significant costs in investigating and defending against such claims. Potential liability for information disseminated through
Stratabase.com could lead the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of the Company's service to users.

Online Content Regulations.

Several federal and state statutes prohibit the transmission of certain types of indecent, obscene or offensive content over the internet to certain persons. In addition, pending legislation seeks to ban internet gambling and federal and state officials have taken action against businesses that operate internet gambling activities. The enforcement of these statutes and initiatives, and any future enforcement activities, statutes and initiatives, may result in limitations on the type of content and advertisements available on Stratabase.com. Legislation regulating online content could dampen the growth in the use of the internet generally and decrease the acceptance of the internet as an advertising and e-commerce medium, which could have a material adverse effect on the Company's business, results of operations and financial condition.

Privacy Concerns.

The Federal Trade Commission (the "FTC") may be adopting new regulations regarding the collection and use of personal identifying information obtained from individuals when accessing web sites, with particular emphasis on access by minors. Such regulation may include requirements that companies establish certain procedures to, among other things: (i) give adequate notice to consumers regarding information collection and disclosure practices,
(ii) provide consumers with the ability to have personal identifying information deleted from a company's data base, (iii) provide consumer with access to their personal information and with the ability to rectify inaccurate information, (iv) clearly identify affiliations or a lack thereof with third parties that may collect information or sponsor activities on a company's web site and (v) obtain express parental consent prior to collecting and using personal identifying information obtained from children under 13 years of age. Such regulation may also include enforcement and redress provisions. While the Company has implemented or intends to implement programs designed to enhance the protection of the privacy of its users, including children, there can be no assurance that such programs will conform with any regulations adopted by the FTC.
Moreover, even in the absence of such regulations, the FTC has begun investigations into the privacy practices of companies that collect information on the internet. One such investigation has resulted in a consent decree pursuant to which an internet company agreed to establish programs to implement the principles noted above. The Company may become subject to such an investigation, or the FTC's regulatory and enforcement efforts may adversely affect the ability to collect demographic and personal information from users, which could have an adverse effect on the Company's ability to provide highly targeted opportunities for advertisers and e-commerce marketers. Any such developments would have a material adverse effect on the Company's business, results of operations and financial condition. It is also possible that "cookies" (information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, possibly without the user's knowledge) used to track demographic information and to target advertising may become subject to laws limiting or prohibiting their use. A number of internet commentators, advocates and governmental bodies in the United States and other countries have urged the passage of laws limiting or abolishing the use of cookies.
Limitations on or the elimination of the Company's use of cookies could limit the effectiveness of the Company's targeting of advertisements, which could have a material adverse effect on the Company's business, results of operations and financial condition. The European
Union (the "EU") has adopted a directive (the
"Directive") that imposes restrictions on the collection and use of personal data. Under the Directive, EU citizens are guaranteed certain rights, including the right of access to their data, the right to know where the data originated, the right to have inaccurate data rectified, the right to recourse in the event of unlawful processing and the right to withhold permission to use their data for direct marketing. The Directive could, among other things, affect U.S. companies that collect information over the internet from individuals in EU member countries, and may impose restrictions that are more stringent than current internet privacy standards in the United
States. In particular, companies with offices located in EU countries will not be allowed to send personal information to countries that do not maintain adequate standards of privacy. The Directive does not, however, define what standards of privacy are adequate. As a result, there can be no assurance that the Directive will not adversely affect the activities of entities such as the Company that engage in data collection from users in EU member countries.

Data Protection.

Legislative proposals have been made by the federal government that would afford broader protection to owners of databases of information (e.g.
stock quotes and sports scores). Such protection already exists in the EU. If enacted, this legislation could result in an increase in the price of services that provide data to web sites. In addition, such legislation could create potential liability for unauthorized use of such data. Either of these possibilities could have a material adverse effect on the Company's business, results of operations and financial condition.

Internet Taxation.

A number of legislative proposals have been made at the federal, state and local level, and by certain foreign governments, that would impose additional taxes on the sale of goods and services over the internet and certain states have taken measures to tax internet-related activities. Although
Congress recently placed a three year moratorium on state or local taxes on internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once such moratorium is lifted, some type of federal and/or state taxes may be imposed upon internet commerce. Such legislation or other attempts at regulating commerce over the internet may substantially impair the growth of commerce on the internet and, as a result, adversely affect the Company's opportunity to derive financial benefit from such activities.

Arrangements with E-Commerce Partners.

The Company intends to enter into agreements with certain e-commerce partners under which the Company may be entitled to receive a share of certain revenues generated from the purchase of goods and services through direct links from Stratabase.com. Such agreements may expose the Company to additional legal risks and uncertainties, including potential liabilities to consumers of such products or services by virtue of the Company's involvement in providing access to such products or services, even if the Company does not itself provide such products or services. Any indemnification provided to the Company in its agreements with these parties, if ever available, may not be adequate.

Domain Names.

Domain names are the user's internet
"addresses". The current system for registering, allocating and managing domain names has been the subject of litigation, including trademark litigation, and of proposed regulatory reform. The Company has registered the domain "Stratabase.com. Although the Company will seek to register "Stratabase.com" as a trademark, third parties may bring infringement claims against the Company for use of this trademark. There can be no assurance that the Company's domain names will not lose their value, or that the Company will not have to obtain entirely new domain names in addition to or in lieu of its current domain names if reform efforts result in a restructuring in the current system.

Jurisdictions.

Due to the global nature of the internet, it is possible that governments of states and foreign countries might attempt to regulate the Company's transmissions or prosecute the Company for violations of their laws. Such laws may be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, as the Company's service is available over the internet in multiple states and foreign countries, such jurisdictions may claim that the Company is required to qualify to do business as a foreign corporation in each such state or foreign country. Failure by the Company to qualify as foreign corporation in a jurisdiction where it is required to do so could subject the Company to taxes and penalties and could result in the inability of the Company to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the internet and other online services could have a material adverse effect on the Company's business, results of operations and financial condition.

Intellectual Property

The Company seeks to protect its proprietary rights, but its actions may be inadequate to protect its patents (if issued), trademarks or other proprietary rights or to prevent others from claiming violations of their proprietary rights. Third parties may infringe or misappropriate the Company's proprietary rights, which could have a material adverse affect on the Company's business, results of operations and financial condition. The validity, enforceability and scope of protection of proprietary rights in internet-related industries is uncertain and still evolving. Furthermore, third parties may assert infringement claims against the Company. From time to time, the Company expects to be subject to claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by the Company. Such claims and any resultant litigation, should it occur, could subject the Company to significant liability for damages and could result in the invalidation of the Company's proprietary rights. In addition, even if the Company prevails, such litigation could be time consuming and expensive to defend, and could result in the diversion of management's time and attention, any of which could have a material adverse affect on the Company's business, results of operations and financial condition. Any claims from third parties may also result in limitations on the Company's ability to use the trademarks and other intellectual property, if any, subject to such claims unless the Company enters into agreements with the third parties responsible for such claims, which may be unavailable on commercially reasonable terms. Despite the
Company's efforts to protect its proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use its proprietary information. The steps the Company has taken may not prevent misappropriation of its proprietary information.

Competition

With the rising number of businesses competing for users, internet advertisers' and e-commerce marketers' spending has increased significantly.
The Company expects that such competition will continue to increase because there are no substantial barriers to entry into the market.
Competition may also increase as a result of industry consolidation. Increased competition could result in less usage of the Company's services, price reductions for its advertising industry, reduced margins or loss of market share, any of which would have an material adverse effect on its business, results of operations and financial condition. The Company will compete for users, advertisers and e-commerce marketers with the following:

-internet retrieval companies, search
engines and other internet "portal" companies
(such as Excite and Yahoo);
-online content web sites (such as CNet and ZDNet);
-online personal homepage services (such as Geocities and Theglobe.com); -publishers and distributors of television, radio and print (such as CBS, Disney, NBC and Time Warner);
-general purpose consumer online services (such as America Online and Microsoft Network);
-web services maintained by internet service providers (such as AT&T, Worldnet and Earthlink).

The Company believes that its ability to compete depends upon many factors. They include: the quality of content, information and services it provides compared to its competitors, the ease of the use of the services it develops as compared to those of its competitors, the timing and market acceptance of new and enhanced services it or its competitors develop, and sales and marketing efforts. Many of the Company's existing competitors, as well as a number of potential new competitors, have operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. This may allow them to devote greater resources than the Company can to the development and promotion of its services. Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, distribution partners, and advertisers and e-commerce partners. The Company's competitors may develop services that are equal or superior to Stratabase.com or that achieve greater market acceptance than Stratabase.com. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their services to address the needs of advertisers and e-commerce marketers. As a result, it is possible that new competitors may emerge and rapidly acquire significant market shares. The Company may not be able to compete successfully or competitive pressures may have a material adverse effect on its business, results or operations and financial condition. Finally, the Company also competes with television, radio, cable and print (i.e.
traditional advertising media) for a share of advertisers' total advertising budgets. If advertisers perceive the internet or Stratabase.com to be a limited or ineffective advertising medium, advertisers may be reluctant to devote a significant portion, if any, of their advertising budgets to internet advertising or to advertise on Stratabase.com.

Employees

As of March 31, 1999, the Company had two employees, Trevor Newton, its Chairman of the Board, President, Secretary, Treasurer and CEO, and
Fred Coombes, its Vice President of Corporate
Development and a Director, neither of whom are devoting their full-time efforts to the Company
(See "Management" and Risk Factor Number 12, "Limited
Staff; Conflicts of Interest") or are subject of a collective bargaining agreement with the Company.

Currently, the Company retains the services, on an as needed basis, of independent contractors
<PAGE.

and/or outside consultants. If at least the minimum offering is successfully completed, the Company intends to continue to retain such types of service providers for the foreseeable future also on an as needed basis.

Properties and Equipment

The Company does not own any real property. Its offices are approximately 750 square feet located at 34314 Marshall Road, Suite 203, Abbotsford,
B.C., V2SlL2, Canada. It is the subject of a one year lease which commenced on March 1, 1999, and calls for a monthly rent of $937 (Cnd). The
Company believes that the facilities will be adequate for the foreseeable future.

The Company leases a Bandwidth/Connectivity (-T1 line with BCTEL) which is a Fiber Optics line.
It is the subject of a three year agreement which commenced on May 1, 1999, and calls for a monthly fee of $1,000 (US). The Company also has a two year contract for a Newsfeed with COMTEX which commenced June 1, 1999. The contract requires monthly payments of $3,400 plus royalties which are computed as follows: 25% of all advertising revenues received by the Company from it providing the online Newsfeed on the Stratabase.com websites.

Finally, the Company maintains a one year term comprehensive general liability insurance policy with the following coverages: general liability for $2,000,000 (Cnd), Software for $22,000 (Cnd),
Hardware for $50,000 (Cnd), Flood/Earthquake for
$272,000 (Cnd) and Replacement Costs of
contents for $100,000 (Cnd). Annual premium is $ 2,000 (Cnd).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein. This discussion contains forward-looking statements that involve risks and uncertainties. See Risk Factor
"Forward-looking Statements; Market Data".


Operations

The Company, which was incorporated on November
18, 1998, has had no revenues from inception to March 31, 1999 and still is in its development stage having incurred primarily only start-up and organizational expenses. Accordingly, the financial results of the Company, from inception to March 31, 1999, are not meaningful as an indication of future operations.

The Company intends to focus its development on web-based business opportunities which emphasize content, community, commerce and infrastructure.
The Company is presently engaged in the
development of rich media (streaming audio and video content) for the web, video production services for the web, web design and co-location/hosting services, the development of niche web-based communities which are vertically integrated and have e-commerce components, and online marketing.

For the period from the Company's incorporation on November 18, 1998 through March, 1999, the
Company's activities related primarily to the recruitment of independent contractors and suppliers, and the establishment of its organizational and technical infrastructure. As the Company's business develops, it is expected that revenues will be derived partly from the sale of advertising and direct marketing opportunities on its websites. It is also anticipated that revenue will be realized from the sale of the Company's online video production services and web services. Further into the Company's development, it is anticipated that e-commerce will play an increasing revenue role. E-commerce revenues will likely come from revenue- sharing agreements with merchants whose sites are affiliated with the Company's niche communities that are being developed now. Any revenues that the Company derives from revenue sharing arrangements will be recognized by the Company upon notification from its e-commerce merchant partners of sales attributable to niche communities of which they are a part.

The expected significant costs related to the operation of Stratabase.com will include hardware, software, its bandwidth fiber optic line, data acquisition costs, human resource costs, and advertising and market costs.

Liquidity and Capital Resources

From inception through March 31, 1999, the
Company received $236,609 in net proceeds from an investor and its founders. See "Certain
Transactions". As of March 31, 1999, the Company had approximately $215,000 in cash and cash equivalents. To date, the Company has had negative cash flows. Its ability to generate significant revenue is uncertain. The Company expects losses from operations and negative cash flow to continue for the foreseeable future. If the Company's has revenues, and if its spending levels are not adjusted accordingly, the Company may not generate sufficient revenues to achieve profitability, which would have a material adverse effect on the Company's business, results of operation and financial condition. Even if the Company achieves profitability, it may not sustain or increase such profitability on a quarterly or annual basis in the future. The Company currently anticipates the net proceeds from the maximum offering, together with available funds, will be sufficient to meet its anticipated needs for at least 12 months. The
Company may need to raise additional funds in the future in order to fund more rapid expansion, to develop new or enhanced services, to respond to competitive pressures or to acquire complementary businesses, technologies or services, especially if only the minimum offering is completed or if significantly less than the maximum offering is completed. There can be no assurance that any required additional financing will be available on terms favorable to the Company, or at all. If additional funds are raised by the issuance of the Company's equity securities, such as through the exercise of the Redeemable Warrants offered hereby, then existing stockholders may experience dilution of their ownership interest and such securities may have rights senior to those of the then existing holders of common stock. If additional funds are raised by the issuance of debt by the Company, the Company may be subject to certain limitations, on its operations. If adequate funds are not available or not available on acceptable terms, the Company may be unable to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures, which would have a material adverse effect on the Company's business, results of operations and financial condition.

Impact of the Year 2000

Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field.
These systems may recognize a date using "00" as the year 1900 rather than the year 2000. As a result computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with such Year 2000 requirements or may risk system failure or miscalculations causing disruptions of normal business activities.

State of Readiness.

The Company has begun to assess the Year 2000 readiness of its information technology ("IT") systems, including the hardware and software that enable the Company to provide and deliver its services. The Company's assessment plan consists of (i) quality assurance testing of its internally developed software incorporated in
Stratabase.com; (ii) contacting third- party vendors and licensors of material hardware, software and services that are both directly and indirectly related to the delivery of its services; (iii) contacting vendors of material non-IT systems; (iv) assessment and repair or replacement requirements; (v) repair or replacement; (vi) implementation; and (vii} creation of contingency plans in the event of Year 2000 failures.

Costs.

To date, the Company has not incurred any material costs in identifying or evaluating Year
2000 compliance issues. At this time, the Company does not possess the information necessary to estimate the potential costs of revisions to its software should such revisions be required or the replacement of third-party software, hardware or services that are determined not to be Year 2000 compliant.
Although the Company does not anticipate that such expenses will be material, such expenses, if higher than anticipated, could have a material adverse effect on the Company's business, results of operations and financial condition.

Risks.

The Company is not currently aware of any Year
2000 compliance problems relating to its software or its systems that would have a material adverse effect on the Company's business, results of operations and financial condition, without taking into account the Company's efforts to avoid or fix such problems. There can be no assurance that the Company will not discover Year 2000 compliance problems in its software that will require substantial revisions or replacements. In addition, there can be assurance that third- party software, hardware, or services incorporated into the Company's material systems will not need to be revised or replaced, which could be time consuming and expensive. The failure of the Company to fix its software or to fix or replace third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, failure to adequately address Year 2000 compliance issues in its software, and its systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend. In addition, there can be no assurance that governmental agencies, utility companies, internet access companies, third-party service providers and others outside the Company's control will be Year 2000 compliant. The failure by such entities to be Year 2000 compliant could result in a systematic failure beyond the control of the Company, such as prolonged internet, telecommunications or electrical failure, which could also prevent the Company from delivering its services, decrease the use of the internet or prevent users from accessing Stratabase.com, any of which would have a material adverse effect on the Company's business, results of operations and financial condition.

Contingency Plan.

As discussed above, the Company is engaged in an ongoing Year 2000 assessment and has not developed any contingency plans yet. As the Company completes its assessment of Year 2000 readiness, the contingency plans will be developed.

MANAGEMENT

Directors and Executive Officers of the Company

The following sets forth the names and ages of the Company's directors and executive officers and their positions with the Company

Name                       Age                      Position

Trevor Newton              30         President, Secretary, Treasurer,
                                      Chairman of the Board of Directors and
                                      Chief Operating and Executive Officer

Fred Coombes               46         Vice President of Corporate
                                      Development and Director

John Tarves                45         Director

The Directors have been elected to serve until the next annual meeting of stockholders to be held on or reasonably after November 18, 1999 and until successor(s) have been elected and qualified, or until death, resignation or removal. The Company does not have formal employment agreements and officers serve at the pleasure of the Board of Directors.

TREVOR NEWTON, since its incorporation on November 18, 1998 to the present, has been the Company's President, Secretary, Treasurer,
Chairman of the Board of Directors and Chief
Operating and Executive Officer. From June, 1993 through
August, 1994, Mr. Newton was employed as a Statistical Analyst with the British Columbia
Gas Co. Thereafter, from August, 1994 until
December, 1995, Mr. Newton taught Economics and Statistics at the University College of Fraser Valley. From
February, 1996 until October, 1996, Mr. Newton was a registered representative with Global
Resource Investments, a broker- dealer located in Southern California. From October, 1996 until the present, Mr. Newton was employed in various capacities at Stockscape.com, a publicly traded producer of a financial web site which has published dozens of financial newsletters and delivered financial information, such as stock quotes and news, to its users 24 hours a day. Mr. Newton's responsibilities at Stockscape.com have included the overseeing of all aspects of operations such as programming, content development, technical infrastructure and marketing.

Mr. Newton, who will continue his employment at Stockscape.com into the foreseeable future, will devote as much time to the affairs of the Company as he deems necessary for it to reach its goals. There can be no assurance that any conflicts of interest that may result from these outside activities will be resolved in favor of the Company. Mr. Newton has a B.S. degree in Economics from the University of Victoria and an M.A. degree from Simon Fraser
University. Mr. Newton may be deemed a
"Promoter" of the Company as that term is defined under the General Rules and Regulations of the Securities Act of 1933, as amended.

FRED COOMBES, since its incorporation to the present, has been a Director of the Company, and since January 20, 1999 to the present, the Company's Vice President of Corporate
Development. Since 1987 to the present, Mr. Coombes has also acted as the President of Co-ab Marketing, Ltd., an investor and corporate relations firm, and, since October, 1995, as Vice President and
Director of Yuma Copper Corp., a mineral exploration firm. In addition, Mr. Coombes has been retained as an outside investor relations consultant to the NBG
Radio Network. Presently, Mr. Coombes is devoting minimal time to the affairs of the Company. Upon the successful completion of the minimum offering, Mr. Coombes who plans on continuing with his other outside responsibilities, will devote as much time to the affairs of the Company as he deems necessary for it to achieve its goals. There can be no assurance that any conflicts of interest that may result from these outside activities will be resolved in favor of the Company. He may be deemed a "Promoter" of the Company as that term is defined under the General Rules and Regulations of the Securities
Act of 1933, as amended.

JOHN TARVES has been a Director of the Company since its incorporation. Since 1979, Mr. Tarves has been a secondary school teacher in the Chichester School District in Boothwyn,
Pennsylvania. He is a member of the school district's Technology
Leadership Team and has initiated an internet usage program in the classroom. Mr. Tarves has a B.A.
degree from St. Francis College (Loretto, PA) and an M.A. degree from Fairfield University
(Fairfield, CT.) He may be deemed a "Promoter" of the Company as that term is defined under the General Rules and Regulations of the Securities
Act of 1933, as amended.

Executive Compensation

The following table sets forth information with respect to compensation paid by the Company for the period ended December 31, 1998 for services of the executive officers. No executive officer was paid by the Company (including salaries and benefits) in excess of $100,000 during the period ending
December 31, 1998. No person is expected to receive from the Company compensation in excess of $100,000 for the twelve months ending December
31, 1999. A portion of the net proceeds of the offering herein will be used to pay at least a portion of officers' salaries. (See "Use of Proceeds".):

                              Summary Compensation Table
                                  Annual Compensation



Name and
Principal Position                    Year                     Salary

Trevor Newton, Chairman of
the Board, President, Secretary,
Treasurer and Chief Operating and
Executive Officer                     1998                       $0
Fred Coombes,
Vice President of Corporate
Development and Director              1998                       $0

Messrs. Newton and Coombes as founders or promoters of the Company were issued 2,422,400 and 732,300 shares of the Common stock, $.001 par value, of the Company, respectively, for nominal consideration (i.e $.0025 per share). See
"Principal Shareholders" and "Certain
Transactions". The Company has not, nor does it intend to, in the foreseeable future, enter into any employment agreements with executive officers. The Company maintains no other compensation plans for its executive officers. However, it does plan to institute an executive employee stock option plan in the future, the terms of which have not been determined or agreed upon. In addition, in the future, the Company may consider an executive bonus plan.

Upon the successful completion of the minimum offering herein, Messrs. Newton and Coombes will be paid salaries at an annual rate of $60,000 and $
36,000, respectively. During 1999, Mr. Newton has been paid $5,000 per month since February, 1999 in salary. Mr. Coombes has not been paid any compensation in 1999, nor has he accrued any compensation. It is intended that salaries be paid from the net proceeds of the offering allocated to working capital and revenues from operations, if any. See "Use of Proceeds".

Compensation of Directors

The Company does not pay any remuneration for service as directors. Directors of the Company are reimbursed for their out-of-pocket expenses associated with meetings of the Board of Directors. Mr. John Tarves, a director of the Company, was issued 25,000 shares of the Common Stock, $.001 par value, for nominal consideration (i.e. $.0025 per share). The Company does not maintain a stock option plan for Directors.

INDEMNIFICATION

The Company's bylaws provide for the
indemnification of officers and directors to the fullest extent possible under Nevada law against expenses
(including attorney's fees), judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. The Company is also granted the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of its employees and agents
(other than directors and officers) against expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company.

The Certificate of Incorporation of the Company limits or eliminates the personal liability of officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised
Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

CERTAIN TRANSACTIONS

The Company was incorporated in the State of Nevada on November 18, 1998. At that time, it had authorized 25,000 shares of Common Stock, no par value. On January 20, 1999, in order to facilitate a public offering of its securities, it authorized the amendment of its certificate of incorporation to effect certain changes, which were: (1) a change in the par value of the Common Stock to $.001 par value; and (2) an increase in the number of shares of Common Stock authorized to 25,000,000 shares.
All references to stock transactions hereinafter in this section and throughout this Prospectus give effect to the aforementioned amendments to the Company's
Certificate of Incorporation as if they occurred previous to said stock transactions.

In connection with its organization, in
February, 1999, the Company issued 2,422,400,
1,464,072, 732,300 and 25,000 shares of Common Stork, $.001
par value, respectively, to its founders, Trevor
Newton, Mary Martin, Fred Coombes and John
Tarves. In each case, the consideration was nominal, i.e. $.0025 per share.

In addition to the above, the Company's previous counsel has received 10,000 shares of Common
Stock in lieu of receiving $2,500 of his legal fee.

In March, 1999, the Company privately sold
900,000 shares of its Common Stock, at a price of $.25 per share, to one affiliated investor for a total of $225,000. To date, $75,000 of the proceeds have been utilized for hardware, software, programming and computing fees, content acquisition, general operations, salaries, connectivity and costs associated with is offering. The remaining
$150,000 has been retained for operating funds . See
"Management's Discussion and Analysis of
Financial Condition and Results of Operations-Liquidity and Capital Resources". The investor, New Horizons LP is affiliated with Ms. Mary Martin in that its general partner and a minority limited partner is Ms. Martin's husband, Joe MacDonald.

The Company has not adopted any provisions, resolutions or bylaws regarding related party transactions nor does it intend to do so in the future.

Messrs. Trevor Newton, Fred Coombes and John
Tarves, as well as Ms. Mary Martin may each be deemed a "Promoter" of the Company as that term is defined under the General Rules and Regulations of the Securities act of 1933, as amended.

PRINCIPAL SHAREHOLDERS

The following table sets forth as of the date of this Prospectus certain information with respect to each director, each executive officer, each beneficial owner of 5% or more of the outstanding Common Stock, and all directors and executive officers of the Company as a group, as of that date.



                             Beneficial        % of Ownership
                           Ownership Prior    After Offering of(l)(2):
                             to Offering
<PAGE.
Officers,
Directors, 5%              No. of               400,000      800,000
Shareholders               Shares        %      Units        Units

Trevor Newton           2,422,400    43.6%       40.7%       38.1%
Mary Martin (3)         1,464,072    26.4%       24.6%       23.0%
Fred Coombes              732,300    13.2%       12.3%       11.5%
John Tarves                25,000      .5%         .4%         .4%
New Horizons LP (3)       900,000    16.2%       15.1%       14.2%

All directors and
executive officers
as a Group (3 persons)  3,179,700    57.3%.      53.4%       50.0%
<FN.
<1>
 All shares are beneficially owned and the
sole voting and investment power is held by the
persons or entity named, unless otherwise indicated
below.
<2>)
 Does not reflect the exercise of the
Redeemable Warrants offered herein.
<3>
 These shareholders are affiliates of each
other, in that Mary Martin is the wife of Joe
MacDonald who is the general partner and a minority
limited partner of New Horizon LP. However, each
has represented to the Company that each (i.e. Ms.
Martin and New Horizon LP) does not have
beneficial, dispositive, voting or equitable interests or
rights in the other's stock ownership.
Accordingly, it is management's opinion that these shareholders'
respective stock holdings should not be deemed
to be combined or otherwise aggregated with each
other.

DESCRIPTION OF UNITS

Units

A minimum of 400,000 Units and a maximum of 800,000 Units are being offered by the Company to the public pursuant to this Prospectus. Each
Unit consists of one share of Common Stock, $.001 par value, and one Redeemable Class A Common Stock
Purchase Warrant ("Class A Warrant") to
purchase one share of Common Stock, $.001 par value, one Redeemable Class B Common Stock
Purchase Warrant ("Class B Warrant") to purchase one share of Common Stock, $.001 par value and one Redeemable Class C Common Stock Purchase
Warrant ("Class C Warrant") to purchase one share of Common Stock, $.001 par value. The
Warrants will be immediately detachable and transferable upon successful closing of the minimum offering herein.

Common Stock

The Company, a Nevada corporation, is authorized to issue 25,000,000 shares of Common Stock,

$.001 par value, which is the Common Stock offered herein. After being sold pursuant to this offering, the shares of Common Stock are not subject to further assessment or call. The following summary description of Common Stock is qualified in its entirety by reference to the Company's
Certificate of Incorporation, as amended, and its Bylaws, as amended.

Voting Rights

Holders of the shares of Common Stock are entitled to one vote per share. None of the Common Stock has cumulative voting rights, so that the holders of more than 50% of the votes for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors.

Dividends

Holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of the Company legally available for the payment of dividends. The Company has not paid dividends to its shareholders since its inception and does not intend to pay dividends on its shares of Common
Stock in the foreseeable future.

Liquidation Rights

Upon liquidation, dissolution, or winding up of the Company, holders of shares of Common Stock are entitled to receive, pro rata, all of the assets remaining for distribution to common shareholders.

Preemptive Rights

Shareholders of the Company do not have any preemptive rights to subscribe for or purchase any shares, obligations, warrants or other securities of the Company.

Redeemable Warrants

The Class A, Class B and Class C Warrants (the
"Warrants"), none of which are presently outstanding, will be exercisable at a price of $1.00, $3.00 and $5.00 per share of Common Stock, respectively, at any time after successful completion of the minimum offering until six months, 12 months and 18 months, respectively, from the effective date of the offering. The Company reserves the right to extend each warrant exercise period, or any of them, at anytime, and/or to reduce the exercise price(s) by up to 50% upon 30 days prior written notice. One warrant is required for the purchase of one share of Common Stock. The following discussion of the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement. The essential provisions of the Warrants are as follows:

(1) The Warrants, which will be issued pursuant to a Warrant Agreement between the Company and its warrant agent, Security Transfer Corp., will be in registered form and, after successful completion of the minimum offering, may be sold, assigned or conveyed separately and apart from the common stock component of the Units.
(2) The exercise of one Warrant will be
necessary to enable the holder to purchase one share of Common Stork. Unless exercised, the Warrants will automatically expire 6 months (as to the Class A Warrants), 12 months (as to the Class B
Warrants) and 18 months (as to the Class C
Warrants) from the effective date of the offering.
(3) Upon the successful completion of the offering herein and during the reminder of the term of the Warrants, the Company may, at its option and on 30 days' prior written notice mailed to the Warrantholders, call and/or redeem, in whole or in part, the Warrants at price of $0.01 per A, B or C Warrant if the average bid price of the common stock for any seven trading days during a 10 consecutive trading day period is greater than 20% above the respective exercise price.
(4) The holders of the Warrants are protected against dilution of their interests represented by the number of shares of Common Stock underlying the Warrants upon the occurrence of certain events, including stock dividends, splits, mergers, reclassifications, and sale by the Company of shares of Common Stock below the then book value, other than sale to employee benefit and stock option plans.
(5) The holders of the Warrants have no right to vote on matters submitted to shareholders of the Company and have no right to receive dividends.
The holders of the Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution, or the winding up of the Company's affairs.
(6) In the absence of an applicable exemption, the Company is required to have a current, effective registration statement on file with the Securities and Exchange Commission and have satisfied the "Blue Sky" registration requirements of the applicable regulatory authority of the state in which the holder of a Warrant resides, in order for the holder to exercise the Warrant. Therefore, the Company will be required to file post-effective amendments to the Company's registration statement when subsequent events require such amendments in order to continue the registration of the shares of Common Stock underlying the Warrants. Although it is the intention of the Company to both maintain a current prospectus and meet the requirements of the appropriate state regulatory authorities during the term of the Warrants, there can be no assurance that the Company will be in a position to keep its registration statement current and effective or to meet the requirements of any state regulatory authority.
(7) The Company's transfer agent, Securities
Transfer Corp., has also been appointed as its warrant agent to be responsible for all record keeping and administrative functions in connection with the Warrants. A copy of the form of the Warrant
Agreement is filed as an exhibit to the
registration statement.

Certain Market Information

The offering made pursuant to this Prospectus is the initial offering of the Company's Units, shares of Common Stock and Redeemable Class A, Class B and
Class C Warrants. Accordingly, there is no public trading market for such Units, shares of Common Stock or Warrants at the present time.
There can be no assurance that a public trading market will ever develop or, if one develops, that it will be maintained.

Upon completion of the minimum offering, and prior to the exercise of the Warrants offered herein, the Company will have outstanding 5,953,772 shares of Common Stock. Similarly, If the maximum offering is completed, the Company will have 6,353,772 shares of cannon stock outstanding. Of the shares outstanding, if the minimum offering is completed, 400,000 shares (and, if the maximum offering is completed, 800,000 shares) will be freely tradeable without restriction under the
Securities Act of 1933, as amended, provided that such shares are not subsequently acquired by "affiliates" of the Company (i.e., a person that directly, or indirectly through one or more intermediaries controls or is controlled by, or is under common control with the Company).

All of the 5,553,772 shares of Common Stock presently outstanding (See "Certain
Transactions", "Capitalization" and "Principal Shareholders".)
are "restricted securities" as that term is defined in Rule 144, promulgated under the Securities Act of 1933, as amended. In general, under Rule 144, a person (or persons whose shares must be aggregated) who has satisfied a one- year holding period may, under certain circumstances, publicly sell within any three (3) month period, a number of shares which does not exceed the greater of one percent (1%) of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks preceding such sale. Rule 144 also permits, under certain circumstances, the sale of shares of Common Stock by a person without any quantity limitation. Future sales under Rule 144 may have a depressive effect on the market price of the Common Stock of the Company, should a public market develop for such shares. None of the current shareholders, with respect to any portion of their current holdings, have already satisfied the one-year holding period. The Company is unable to predict the effect that such sales, under Rule 144 or otherwise, may have on the then prevailing market price of the shares of Common Stock.

Transfer and Warrant Agent

The Company has appointed Securities Transfer
Corp. With offices at 1690 Dallas Parkway, Suite
100 Dallas, TX 75248, (972) 447-9890 as transfer
agent for its shares of Common Stock and warrant agent for the Warrants.

Reports to Shareholders

The Company intends to forward annual reports to its shareholders which shall include audited financial statements and will also forward such interim reports it deems appropriate.

PLAN OF DISTRIBUTION

The Company is offering, directly to the public, up to 800,000 Units on a "best efforts" basis.
There can be no assurance that any of the Units will be sold. If at least 400,000 of the offered Units are not sold within the offering period (90 days from the effective date of this prospectus, unless extended for an additional 90 days by the Company), the offering will be terminated and the subscription payments will be promptly refunded in full to subscribers, without payment of interest or deducting expenses.

 If the minimum number of Units is sold within the specified period, the offering will continue until expiration of the offering period and any extension thereof, unless sooner terminated by the Company.

All subscription payments should be sent to the Company along with a separate sheet indicating the name, address and social security number of the subscriber(s), as well as the number of shares for which subscription is being made. Payments should be made payable to "Securities Transfer
Corporation, as escrow agent for
Stratabase.com". The subscription payments will be transmitted by the Company, no later than noon of the next business day following receipt, to an escrow account maintained by Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas
75248. Securities Transfer Corporation is only acting as escrow, transfer and warrant agent in connection with this offering and has made no investigation of the Company or this offering nor makes any recommendation with respect thereto. The escrow agent will hold all subscriptions payments pending the sale of the minimum number of Units within the specified period. Subscription payments will only be withdrawn from the escrow account for the purpose of paying the Company for the Units hereunder, if at least 400,000 of the Units offered hereunder are sold, or for the purpose of refunding subscription payments to subscribers.
Subscribers will not earn interest on the funds held in escrow and will not have use or right to return of such funds during the escrow period, as extended, which may last as long as 180 days. If the minimum number of Units is sold within the escrow period, as extended, payments from subscriber will thereafter be deposited into the above account for collection and all funds will be disbursed to the Company.

The public offering price of the Units and the exercise prices of the Warrants included therein were determined by the Company based arbitrarily upon considerations including market conditions and the perceived reception of the offering price and exercise prices by potential investors. The public offering price and the exercise prices do not bear any relationship to assets, book value or any other traditionally recognized indicia of value.

The Company has not engaged a market maker of securities and does not propose to engage any entity to make a market in its securities following completion of the offering, Therefore, the development of a trading market following the completion of this offering will be particularly dependent on broker-dealers initiating quotations in inter-dealer quotation mediums, in maintaining trading positions and in otherwise engaging in market making activities in the Company's securities. No broker-dealer has agreed to engage in such activities, and there is no assurance that any trading market for the Company's securities will develop following the offering.

LEGAL PROCEEDINGS

The Company is not involved in any material pending litigation, nor is it aware of any material pending or contemplated proceedings against it. The
Company knows of no material legal proceedings pending or threatened, or judgments entered against any Director or Officer of the Company in his capacity as such.

LEGAL OPINIONS

The legality of the issuance of the securities offered pursuant to this Prospectus will be passed upon for the Company by James C. Jones, Esq., 65 West
96th Street, Suite 20H, New York, New York
10025.

EXPERTS

The financial statements of the Company included in the Prospectus, to the extent and for the period indicated in their report with respect thereto, have been audited by Moss Adams LLP, independent certified public accountants, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

The Company has filed with the Securities and
Exchange Commission ("SEC") a Registration
Statement on Form SB-2 under the Securities Act of 1933,
as amended, with respect to the Units, shares of
Common Stock and Redeemable Warrants offered
hereby (SEC. File No.333-              ). This
Prospectus, filed as part of such Registration
Statement, does not contain certain information set forth in or annexed as exhibits to such Registration
Statement. For further information with respect to the Company and the securities offered pursuant to this Prospectus, reference is made to such Registration Statement and to its annexed exhibits which may be inspected at the Public Reference Room of the principal office of the Securities and Exchange
Commission, 450 5th Street, N.W., Washington,
D.C. 20549 or at any of the Public reference Rooms of its regional offices in Chicago, Illinois, and New York, New York, without charge, or copies of which may be obtained upon payment of the fee prescribed by the Securities and Exchange
Commission. Information on the operation of the Public Reference Rooms may be obtained by calling the SEC at 1-800-SEC-0330. The Registration
Statement and annexed exhibits may also be reviewed on the SEC's Internet site at http://www.sec.gov.

Statements contained in this Prospectus and the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to such Registration
Statement, each such statement being qualified in all respects by such reference.

                           FINANCIAL STATEMENTS

                                                                  Page
Independent Accountant's Report dated May 28, 1999                 52
Balance Sheet dated March 31, 1999                                 53
Statement of Operations for the period from
inception (11/18/98) to 3/31/99                                   54-55
Statement of Stockholders' Equity for the period
from inception (11/18/98) to 3/31/99                              55-56
Statement of Cash Flows for the period from
inception (11/18/98) to 3/31/98                                   56-57
Notes to Financial Statements (3/31/99)                           57-58

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Stratabase.com

We have audited the accompanying balance sheet of Stratabase.com (a development stage company) as of March 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (November 18, 1998) to March 31, 1999. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit

We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stratabase.com (a development stage company) as of March 31, 1999, and the changes in its operations and its cash flows for the period from inception (November 18, 1998) to March 31, 1999, in conformity with generally accepted accounting principles.



/s/ Moss Adams LLP

Portland, OR
May 28, 1999


                              STRATABASE.COM
                      (a development stage company)
                              BALANCE SHEET
                             MARCH 31,1999

                                 ASSETS



CURRENT ASSETS
  Cash                                             $214,396
  GST receivable                                        146

                 Total current assets               214,542


OFFICE EQUIPMENT                                        205
DEPOSITS                                                572

Total assets                                      $ 215,319

              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Shareholder loans                                    $436
Total current liabilities                               436




COMMITMENTS (Note 3)

SHAREHOLDERS' EQUITY
  Common stock, $.001 par value; 25,000,000 shares
  authorized, 5,543,772 shares issued and
  outstanding                                         5,544
  Additional paid-in capital                        231,065
  Deficit accumulated in the development stage      (21,726)

  Total shareholders' equity                        214,883

  Total liabilities and shareholders' equity      $ 215,319



See accompanying notes.

                               STRATABASE.COM
                       (a development stage company)
                         STATEMENT OF OPERATIONS
                FOR THE PERIOD FROM INCEPTION (NOVEMBER 18,
                       1998) TO MARCH 31,1999
REVENUE                                          $ -0-
OPERATING EXPENSES
Subcontract - web site                             667
Excess of operating expenses over revenue          667
GENERAL AND ADMINISTRATIVE EXPENSES
Management fees                                 10,000
Legal fees                                       6,215
Insurance expense                                1,517
Rent                                             1,145
Organizational costs                               695
Office                                             463
Telephone                                          442
Licenses and dues                                  305
Advertising                                        140
Equipment rental                                    51
Travel                                              25
Entertainment                                       19
Bank service charges                                17
Courier                                             17
Vehicle                                              8

                                                21,059


Net loss in the development stage             $ 21,726




See accompanying notes.







STRATABASE.COM
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (NOVEMBER 18,
1998) TO MARCH 31, 1999









                                                DEFICIT
                                                ACCUMULATED
                                    ADDITION     IN THE               TOTAL
                  COMMON STOCK       PAID-IN    DEVELOPMENT        STOCKHOLDERS'
                 SHARES   AMOUNT     CAPITAL       STAGE              EQUITY
Issuance of
common stock
at $.0025
per share      4,643,772  $4,664      $6,965         -                $11,609

Issuance of
common stock
at $.25 per
share            900,000     900    $224,100         -               $225,000

Net loss in
the development
stage              -          -        -          (21,726)            (21,726)

               5,543,772  $5,544    $231,065      (21,726)           $214,883






See accompanying notes.








STRATABASE.COM
(a development stage company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (NOVEMBER 18,1998)
TO MARCH 31, 1999






CASH FLOWS FROM OPERATING ACTIVITIES
             Net loss in the development stage          $   (21,726)
     Adjustments to reconcile net loss to net
cash from  operating activities:
           Increase in assets:
           GST receivable                                      (146)
           Deposits
                                                               (572)
                     Net cash from operating activities     (22,444)


CASH FLOWS FROM INVESTING ACTIVITIES
          Acquisition of office equipment                      (205)

                    Net cash from investing activities         (205)

CASH FLOWS FROM FINANCING ACTIVITIES
         Shareholder loan                                       436
         Sale of common stock                               236,609

                    Net cash from financing activities      237,045

NET INCREASE IN CASH AND CASH EQUIVALENTS                   214,396

CASH AND CASH EQUIVALENTS, at date of inception                 -

CASH AND CASH EQUIVALENTS, end of period                  $ 214,396




See accompanying notes.


STRATABASE.COM
(a development stage company)
NOTES TO FINANCIAL STATEMENTS MARCH 31,1999





<F1>

NOTE 1 - NATURE OF OPERATIONS AND ORGANIZATION

          Stratabase.com is a Nevada company
specializing in the provision of online content, information, and services in specific topic areas, with an emphasis on relationship (name) development and corresponding database management. The Company operates from its headquarters in Abbotsford, British Columbia, Canada.

For the period from inception (November 18, 1999) to March 31, 1999, the Company has been in the development stage. Substantially, all activity during this period has been devoted to the raising of equity capital and development of a long-term business plan.
<F2>
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

          Cash and cash equivalents - The
Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue recognition - Revenues will be
recognized as website related services, video production and encoding services, or direct e-mail marketing services are provided to customers.

Office equipment - Office equipment is recorded at cost and depreciated over its useful life which ranges from three to five years. No depreciation expense was recognized for the period from inception to March 31, 1999.

Advertising - Advertising costs are expensed as incurred.

Income taxes - The Company follows the asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences of differences the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
<F3>
NOTE 3 - COMMITMENTS
          Lease obligations - The company leases
its office space and certain equipment under operating lease agreements. The agreements provide for monthly office rents of $937 (Canadian dollars) for a term of one year and equipment rentals of $1,100 for a term of three years. For the period from inception to March 31, 1999, rent expense was $1,145.

Legal services - The Company has engaged legal counsel to provide corporate services during 1999 that will be paid partly in cash of approximately $15,000 and the remainder with 10,000 shares of common stock valued at $.25 per share.

Management fees - The Company has agreed to pay its President a salary of $5,000 a month commencing February 1999. Compensation of
$10,000 through March 31, 1999, has been recorded as management fees in the accompanying financial statements.


(BACK COVER)

TABLE OF CONTENTS                 PAGE


                                                         STRATABASE. COM
Summary of Prospectus .....        9
Risk Factors                      12                   (A Nevada Corporation)
The Company                       25                A Maximum of 800,000 Units
Use of Proceeds ..........        26
Dividend Policy ...........       26
Capitalization ............       26
Dilution..................        28                      OFFERING PRICE:
Business......................    29                      $.50 PER UNIT
Management's Discussion
and Analysis of Results
of Operations and
Financial Condition .......       38
Management                        41                        PROSPECTUS
Indemnification ..........        41
Certain Transactions ......       44
Principal Shareholders ....       45
Description of Units              46                  August         , 1999
Plan of Distribution .....        49
Legal Proceedings .........       50
Legal Opinions ............       51
Experts ...................       51
Additional Information ....       51
Financial Statements ......       51

                              STRATABASE.COM
                                  PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and
Officers

The Company is incorporated under the laws of the State of Nevada. As authorized by Section
78.751 of the Nevada General Corporation law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

Under Nevada Law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

The Twelfth Article of the Articles of
Incorporation, as amended, provides that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes.

Article V of the Company's bylaws provides for the indemnification of officers and directors, and former officers and directors, or any person who may have served at the Company's request as an officer and director of another corporation in which the Company owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the Company, or of another corporation, except, in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any rights to which those indemnified may be entitled, under by-law, agreement, vote of shareholders or otherwise.

Currently, the Company does not maintain
Director and Officer Liability Insurance coverage. However, it may do so in the future.

Item 25. Other Expenses of Issuance and
Distribution

The expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered, under both the minimum and maximum offerings, are estimated to be as follows:

Securities and Exchange Commission Registration Fee----------------$2,302.80
Printing and Engraving Expenses-------------------------------------2,000.00
Accounting Fees and Expenses----------------------------------------5,000.00
Legal Fees ($15,500) and Expenses ($500.00)(1)---------------------16,000.00
Blue Sky Expenses, and other Fees-----------------------------------2,500.00
Registrar and Warrant and Transfer Agent Fees-----------------------2,500.00
Miscellaneous-------------------------------------------------------9,697.20

Total------------------------------------------------------------ $40,000.00

<F1>
In addition, the Registrant's prior
legal counsel has accepted 10,000 shares of the Registrant's Common Stock as a portion of his legal fee
($2,500) in connection with this offering.

Item 26. Recent Sales of Unregistered Securities

During the past three years, the Registrant sold securities which were not registered under the Securities
Act of 1933, as amended, as follows:

                     Date(s) of       Number of Shares of
Shareholders         Issuance      Common Stock (1)        Consideration


Trevor Newton      2/5 and 2/17/99    2,422,400              $6,056.00
Mary Martin        2/5 and 2/17/99    1,464,072               3,660.18
Fred Coombes       2/5 and 2/17/99      732,000               1,830.75
John Tarves                 2/5/99       25,000                  62.50
New Horizons LP            3/19/99      900,000             225,000.00
Thomas E. Boccieri         6/24/99       10,000               2,500.00(2)

<F1>
Reflects a recapitalization whereby,
pursuant to an amendment to the Company's
Certificate of Incorporation authorized on November 18, 1999 the par value of the Company's Common Stock was changed from no par value to $.001 par value, and the Company's total authorized shares of Common Stock was increased from 25,000 shares to 25,000,000 shares.
<F2>
Mr. Boccieri, the Registrant's prior counsel in connection with the offering herein, agreed to accept these shares in lieu of $2,500 of his legal fee.

The foregoing transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof as constituting private transactions not involving a public offering. A restricted legend has been placed on all shares issued in these transactions and the registrant's transfer agent will be given the appropriate stop transfer instructions. The offers and sales should not be integrated with the public offering herein since such sales and those sales to be made to the public (a) are not part of a single plan of financing; (b) have not and will not be made at or about the same time; and (c) have not and will not be made for the same general purpose. Furthermore, said sales should not be integrated in reliance upon the safe harbor interpretation of Rule 152 under which it is the view of the staff of the U.S. Securities and Exchange Commission that the filing of a registration statement following an offering otherwise exempt under Section 4(2) does not vitiate the exemption under that Section.

Item 27. Exhibits

Exhibit No.          Description
3.1                 Certificate of Incorporation of Registrant.
3.2                 Registrant's Certificate of Amendment of its
                    Certificate of Incorporation.
3.3                 By-Laws of Registrant.
4.1                 Specimen Common Stock Certificate.
4.2                 Specimen of Class A Redeemable Common Stock Purchase
                    Warrant.
4.3                 Specimen of Class B Redeemable Common Stock Purchase
                    Warrant.
4.4                 Specimen of Class C Redeemable Common Stock Purchase
                    Warrant.
4.5                 Form of Warrant Agreement with the Warrant Agent.
5.1.                Opinion of James C. Jones, Esq.
10.1                Form of Escrow Agreement.
10.2                Lease with SGS Enterprises.
10.3                Internet Business Service Agreement with BCTEL.
10.4                Distributor Agreement with COMTEX
24.1                Consent of James C. Jones, Esq.
24.2                Consent of Moss Adams LLP.

Item 28. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its Counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required
by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) To reflect in the prospectus any
facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration
Statement;
        (iii) To include any material
information with respect to the plan of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



SIGNATURES
Pursuant to the requirements of the Securities
Act of 1933, as amended, the Registrant
certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abbotsford, British
Columbia, Canada, on the 11th day of August, 1999.




 STRATABASE.COM

 (Registrant)
/s/ Trevor Newton
 By: Trevor Newton,

 President and Director


Pursuant to the requirements of the Securities
Act of 1933, as amended, this Form SB-2
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                Capacity                           Date

/s/ Trevor Newton                                           August 11,  1999
Trevor Newton           President, Treasurer Secretary
                        and Chairman of the Board of
                        Directors (Principal Executive,
                        Officer Principal Operating Officer,
                        and Principal Financial Officer)

 /s/ Fred Coombes                                            August 11, 1999
Fred Coombes            Vice President and Director

/s/ John Tarves                                              August 11, 1999
John Tarves             Director





















                                 EXHIBITS TO
                        THE REGISTRATION STATEMENT
                                      ON
                                  FORM SB-2
                         FILED ON AUGUST 10, 1999
                                      BY
                                STRATABASE.COM
















                              EXHIBIT INDEX

DESCRIPTION                                      EXHIBIT NUMBER
Certificate of Incorporation of Registrant            3.1
Registrant's Certificate of Amendment of its
Certificate of Incorporation                          3.2
By-Laws of Registrant                                 3.3
Specimen of Common Stock Certificate                  4.1
Specimen of Class A Redeemable Common Stock
Purchase Warrant                                      4.2
Specimen of Class B Redeemable Common Stock
Purchase Warrant                                      4.3
Specimen of Class C Redeemable Common Stock
Purchase Warrant                                      4.4
Form of Warrant Agreement with Warrant Agent          4.5
Opinion of James C. Jones, Esq.                       5.1
Form of Escrow Agreement with Escrow Agent           10.1
Lease with SGS Enterprises                           10.2
Internet Business Service Agreement with BCTEL       10.3
Distributor Agreement with COMTEX                    10.4
Consent of James C. Jones, Esq.                      24.1
Consent of Moss Adams LLP                            24.2




















EXHIBIT 3.1

Filed
IN THE OFFICE OF THE
SECRETARY OF STATE OF the
STATE OF NEVADA

NOV 18 1998

No. C26897-98
    Dean Heller
DEAN HELLER SECRETARY OF STATE



ARTICLES OF INCORPORATION
OF STRATABASE.COM

FIRST. The name of the corporation is:

STRATABASE.COM

SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson
City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.


C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(1) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure.
The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.
(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus,

or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United
States, the District of Columbia, and any foreign countries.

(0) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

FOURTH. That the total number of common stock authorized that may be issued by the Corporation is TWENTY FIVE THOUSAND (25,000) shares of stock without nominal par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

NAME                                   POST OFFICE ADDRESS

Brent Buscay                               2533   North Carson Street
                                           Carson City, Nevada 89706

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of
Incorporation is as follows

NAME                                   POST OFFICE ADDRESS
Brent Buscay                           2533 North Carson Street
                                      Carson City, Nevada 89706

EIGHTH. The resident agent for this corporation shall be:

                                       LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

2533 North Carson Street
Carson City, Nevada 89706

NINTH. The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-
Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole
Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the
Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer;
provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator
hereinbefore named for the purpose of forming a
Corporation pursuant to the General Corporation
Law of the State of Nevada, do make and file
these Articles of Incorporation, hereby declaring and
certifying that the facts herein stated are
true, and accordingly have hereunto set my hand this
November 17, 1998.
                      /s/Brent Buscay

STATE OF NEVADA    )
                   )ss.:
 CARSON CITY       )

On this November 17, 1998 in Carson City,
Nevada, before me, the undersigned, a Notary
Public in and for Carson City, State of Nevada, personally appeared:
                                Brent Buscay
Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.







             TERRI L. CONETTO
             NOTARY PUBLIC NEVADA
             Appt. Recorded in CARSON CITY
             No.98-0922-S   My Appt. Exp. Feb 18, 2002


                                  /s/ Terri L. Conetto
                                 Notary Public

I, Laughlin Associates, Inc. hereby accept as
Resident Agent for the previously named Corporation.

November 17, 1998                        /s/ Brent Buscay
Date                                     Vice President



EXHIBIT 3.2


   FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAY 19 1999
No. C-26897-98

DEAN HELLER, SECRETARY OF STATE

CERTIFICATE AMENDING ARTICLE OF INCORPORATION

                OF

STRATABASE.COM

The undersigned being President and Secretary of STRATABASE.COM, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the

stockholders at a meeting held on the   21st     Day of January,
1999, it was agreed by unanimous vote that this
CERTIFICATE AMENDING THE ARTICLES OF
INCORPORATION be filed.

The undersigned further certify that the original Article of Incorporation of
Stratabase.com, were filed
with the Secretary of State on the 18th day of November, 1998. The undersigned further certify that ARTICLE FOURTH of the original Article of Incorporation filed on the 18th day of November.
1998 herein is amended to read as follows:
ARTICLE FOURTH:
That the total number of authorized shares to be issued by the Corporation is TWENTY FIVE
MILLION SHARES (25,000,000) common stock @ $.001 par value, no other class of stock shall be authorized.

EXHIBIT 3.3
STRATABASE.COM
BY-LAWS

ARTICLE I MEETINGS OF SHAREHOLDERS

1. Shareholders' Meetings shall be held in the office of the corporation, at Carson City, NV, or. at such other place or places as the Directors shall, from time to time, determine.
2. The annual meeting of the shareholders of this corporation shall be held at 11: 00 a.m., on the 18th day of November of each year beginning in 1999, at which time there shall be elected by the shareholders of the corporation a Board of Directors for the ensuing year, and the shareholders shall transact such other business as shall properly come before them. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.
3. A notice signed by any Officer of the corporation or by any person designated by the Board of Directors, which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed postage prepaid, at the address as appears on the stock book of the corporation, or if no such address appears in the stock book of the, corporation, to his last known address, at least ten (10) days prior to the annual meeting. Whenever any notice whatever is required to be given under any article of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time of the meeting of the shareholders, shall be deemed equivalent to proper notice.
4. A majority of the shares issued and
outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.
5. If a quorum is not present at the annual meeting, the shareholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each shareholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.
6. Special meetings of the shareholders may be called at anytime by the President; by all of the Directors provided there are no more than three, or if more than three, by any three Directors;
or by the holder of a majority share of the capital stock of the corporation. The Secretary shall send a notice of such called meeting to each shareholder of record at least ten (10) days before such meeting, and such notice shall state the time and place of the meeting, and the object thereof. No business shall be transacted at a special meeting except as stated in the notice to the shareholders, unless by unanimous consent of all shareholders present, either in person or by proxy.
7. Each shareholder shall be entitled to one vote for each share of stock in his own name on the books of the corporation, whether represented in person or by proxy.
8. At all meetings of shareholders, a
shareholder may vote by proxy executed in

writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.
9. The following order of business shall be observed at all meetings of the shareholders so far as is practicable:
                              a. Call the roll;
                              b. Reading, correcting, and approving of the
                               minutes of the previous meeting;
                              c. Reports of Officers;
                              d. Reports of Committees;
                              e. Election of Directors;
                              f. Unfinished business; and
                              g. New business.

10. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE 11 STOCK
1. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President and Secretary of the corporation.
2. All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the company's books.
3. All certificates of stock transferred by endorsement thereon shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.
4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.
5. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

ARTICLE III DIRECTORS
1. A Board of Directors, consisting of at least one (1) person shall be chosen annually by the shareholders at their meeting to manage the affairs of the corporation. The Directors' term of office shall be one (1) year, and Directors may be reelected for successive annual terms.
2. Vacancies on the Board of Directors by reason of death, resignation or other causes shall be filled by the remaining Director or Directors choosing a Director or Directors to fill the unexpired term

3. Regular meetings of the Board of Directors shall be held at 1:00 p.m., on the 18th day of November of each year beginning in 1999 at the office of the company at Carson City, NV, or at such other time or place as the Board of Directors shall by resolution appoint; special meetings may be called by the President or any Director giving ten (10) days notice to each Director. Special meetings may also be called by execution of the appropriate waiver of notice and called when executed by a majority of the Directors of the company. A majority of the Directors shall constitute a quorum.
4. The Directors shall have the general
management and control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the Articles of Incorporation, and the By-Laws. Such management will be by equal vote of each member of the Board of Directors with each Board member having an equal vote.
5. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.
6. A resolution, in writing, signed by all or a majority of the members of the Board of Directors, shall constitute action by the Board of Directors to effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting; and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.
7. Any or all of the Directors may be removed for cause by vote of the shareholders or by action of the Board. Directors may be removed without cause only by vote of the shareholders.
8. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such

Officer, and the acceptance of the resignation shall not be necessary to make it effective.
9. A Director of the corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
ARTICLE IV OFFICERS
1. The Officers of this company shall consist of: a President, one or more Vice Presidents, Secretary, Treasurer, and such other officers as shall, from time to time. be elected or appointed by the Board of Directors.
2. The PRESIDENT shall preside at all meetings of the Directors and the shareholders and shall have general charge and control over the affairs of the corporation subject to the Board of Directors. He shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are required by him by the Board of Directors.
3. The VICE PRESIDENT shall exercise the functions of the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him, from time to time, by the Board of Directors.
<PAGE.

4. The SECRETARY shall issue notices for all meetings as required by the By-Laws, shall keep a record of the minutes of the proceedings of the meetings of the shareholders and Directors, shall have charge of the corporate books, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors. He shall be responsible that the corporation complies with Section
78.105 of the Nevada Revised Statutes and supplies to the Nevada Resident Agent or Registered Office in Nevada, any and all amendments to the corporation's Articles of Incorporation and any and all amendments or changes to the By-Laws of the corporation. In compliance with Section 78.105, he will also supply to the Nevada Resident Agent or Registered Office in Nevada, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

5. The TREASURER shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.
6. The RESIDENT AGENT shall be in charge of the corporation's registered office in the State of Nevada, upon whom process against the corporation may be served and shall perform all duties required of him by statute.
<PAGE.

7. The salaries of all Officers shall be fixed by the Board of Directors and may be changed, from time to time, by a majority vote of the Board.

8. Each of such Officers shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be reelected or appointed for successive annual terms.
9. The Board of Directors may appoint such other
Officers and Agents, as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, from time to time, by the Board of Directors.
10. Any Officer or Agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
11. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.



ARTICLE V INDEMNIFICATION OF OFFICERS AND
DIRECTORS

The corporation shall indemnify any and all of its Directors and Officers, and its former
Directors and Officers, or any person who may have served at the corporation's request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

ARTICLE VI DIVIDENDS
The Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE VII WAIVER OF NOTICE
Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE VIII AMENDMENTS
1. Any of these By-Laws may be amended by a majority vote of the shareholders at any annual meeting or at any special meeting called for
that purpose.
2. The Board of Directors may amend the By-Laws
or adopt additional By-Laws, but shall not alter
or repeal any By-Laws adopted by the shareholders
of the company.
CERTIFIED TO BE THE BY-LAWS OF:
                      STRATABASE.COM
BY:        /s/ Trevor Newton, Secretary
























EXHIBIT 4.1
SPECIMEN OF COMMON STOCK CERTIFICATE FOR
STRATABASE.COM



















EXHIBIT 4.2
SPECIMEN OFCLASS A REDEEMABLE COMMON STOCK
PURCHASE WARRANT FOR
STRATABASE.COM


































EXHIBIT 4.3
SPECIMEN OF CLASS B REDEEMABLE COMMON STOCK
PURCHASE WARRANT FOR
STRATABASE.COM



















EXHIBIT 4.4
SPECIMEN OF CLASS C REDEEMABLE COMMON STOCK
PURCHASE WARRANT FOR
STRATABASE.COM








EXHIBIT 4.5

     WARRANT AGREEMENT
BETWEEN STRATABASE.COM AND SECURITIES TRANSFER
CORPORATION (Warrant Agent)

Agreement made this _ day of        , 1999 by
and among Stratabase.com, a Nevada Corporation,
and
Securities Transfer Corporation, a Texas
Corporation ("Warrant Agent"), with reference to
the following facts and circumstances:

WHEREAS the Company is distributing up to 2,400,000 warrants, comprised of 800,000 Class A warrants, 800,000 Class B warrants, and 800,000
Class C warrants, (collectively referred to as "the Warrants"), each giving the right to purchase one share of Common Stock, such rights to be evidence by a Common Stock Purchase Warrant ("the
Warrant");

WHEREAS, in connection with the distribution, the Company will issue up to 2,400,000 warrants
(800,000 Class A warrants, 800,000 Class B warrants, and 800,000 Class C warrants) to purchase an aggregate of 2,400,000 shares (the "Warrant
Shares");

WHEREAS, the Company desires to provide for issuance of warrant certificates (the "Warrant

Certificates") representing up to 2,400,000 warrants (800,000 Class A warrants, 800,000 Classs B warrants, and 800,000 Class C warrants).

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer and exchange of
Warrant Certificates and exercise of the Warrants.

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, it is agreed that:

Each Warrant shall entitle the holder (the
"Registered Holder" or, in the aggregate, the "Registered
Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the
Warrant Agent to purchase one share of Common
Stock of the Company on exercise thereof, subject to modification and adjustment as provided below.

The Warrant Agent shall deliver Warrant
Certificates in required whole number
denominations to
Registered Holders in connection with any transfer or exchange permitted under this Agreement.

The Warrant Certificates shall be substantially in the form attached as Exhibit A. The Warrant
Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant
Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant
Certificates or before countersignature and delivery by the Warrant Agent, such Warrant
Certificates
may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant
Certificates had not ceased to be an officer of the
Company.

Each Class A warrant entitles the holder to purchase one share of common stock at a purchase price of
$ 1.00 per share. Each Class B warrant entitles the holder to purchase one share of Common stock at a purchase price of $3.00 per share. Each Class
C warrant entitles the holder to purchase one share of common stock at a purchase price of $5.00 per share. No fractional shares will be issued upon exercise of the warrants.

The Class A, B, and C warrants are exercisable for a six month, twelve month, and eighteen month period, respectively, each commencing from (the effective date of the offering). Unless exercised, the warrants will automatically expire 6 months (as to the Class A warrants), 12 months (as to the Class B warrants), and 18 months (as to the Class C warrants) from the effective date of the offering. Stratabase.com reserves the right to extend each of the warrant exercise periods, or any of them, and/or to reduce the exercise price(s) by up to 50%, upon 30 days prior written notice to the

Warrant Holders. Stratabase.com reserves the right to redeem the warrants, in whole or in part, at a price of $0.01 per A, B, or C warrant, if the average bid price of the common stock for 7 trading days during a 10 consecutive trading day period is greater than 20% above the respective exercise price.
Notice of any redemption will be mailed to the holders thereof at their addresses of record. Any holder who does not exercise his warrant prior to the time the warrants are redeemed after notice by Stratabase.com or prior to the expiration of the respective exercise period, (or extended period, if any), whichever occurs first, will forfeit his rights to purchase the shares of common stock underlying the warrants.

The warrants are in registered form and may be sold, assigned or conveyed separately and apart from the common stock component of the units.

The exercise of one warrant will be necessary to enable the holder to purchase one share of common stock. The holders of the warrants are protected against dilution of their interests represented by the number of shares of common stock underlying the warrants upon the occurrence of certain events, including stock dividends, splits, mergers, reclassifications, and sale by Stratabase.com of shares of common stock below the then book value, other than sale to employee benefit and stock option plans.

The holders of the warrants have no right to vote on matters submitted to shareholders of the company and have no right to receive dividends. The holders of the warrants are not entitled to share in the assets of Stratabase.com in the event of liquidation, dissolution, or the winding up of Stratabase.com's affairs.

The Company covenants that it will at all times reserve and have available from its authorized
Common Stock such number of shares as shall then be issuable on the exercise of all outstanding
Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

In the absence of an applicable exemption, Stratabase.com is required to have a current, effective registration statement on file with the Securities and Exchange Commission and have satisfied the "Blue Sky" registration requirements of the applicable regulatory authority of the state in which the holder of a warrant resides, in order for the holder to exercise the warrant. Therefore, Stratabase.com will be required to file post-effective arnendments to its registration statement when subsequent events require such amendments in order to continue the registration of the shares of common stock underlying the warrants. Although it is the intention of Stratabase.com to both maintain a current prospectus and meet the requirements of the appropriate state regulatory authorities during the term of the warrants, there can be no assurance that Stratabase.com will be in a position to keep its registration statement current and effective or to meet the requirements of any state regulatory authority.

In the event the Warrant Agent ceases to also serve as the stock transfer agent for the

Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for Certificates of Warrant Shares required upon exercise of the Warrants, and the Company will authorize Such transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent, for shares of Common Stock or other capital stock issuable upon exercise of the Warrants and of each successor transfer agent.

The Warrant Agent shall keep transfer books at its Corporate Office which shall register
Warrant Certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant
Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments or transfer in form satisfactory to the Warrant Agent. The established transfer fee for any registration of transfer or Warrant
Certificates shall be paid by the Registered
Holder or the person presenting the warrant certificate for transfer. The Company may also require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant
Agent), and the parties hereto shall not be affected by any notice to the contrary.

On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall, execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In case of loss, theft or destruction of any Warrant
Certificate, the individual requesting reissuance of a new
Warrant Certificate shall be required to indemnify the Company and Warrant Agent, and also to post an open-penalty insurance bond. In the event a Warrant Certificate is mutilated, such
Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant
Certificate. Applicants for a new Warrant
Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

This Warrant Agent Agreement shall be
incorporated by reference on the Warrant
Certificates.

The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization or the Warrant Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant. The
Warrant Agent shall not at any time be under any duty or responsibility to any holder of the Warrant
Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustments.

The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement except for its own negligence or willful misconduct, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

The Company agrees to indemnify the Warrant
Agent against any and all losses, expenses and liabilities which the Warrant Agent may incur in connection with the delivery of copies of the Company's prospectus to exercising Registered Holders upon the exercise of any Warrants.

The Company agrees to pay the Warrant Agent all compensation for its services hereunder and to reimburse the Warrant Agent for its expenses as set forth in the attached fee schedule. The
Company
further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities,

including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), on 30 days' prior written notice to the other party.

The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell
Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

The Warrant Agent and the Company may by Supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision to mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interest of the holders of Warrant
Certificates.

All notices, demands, elections, opinions or request (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in case of the Company:

Stratabase.com
34314 Marshall Rd., Suite 203
Abbotsford, BC, V2SlL2 Canada

and in the case of the Warrant Agent:

Securities Transfer Corporation
P. 0. Box 701629
Dallas, Texas 75370-0001

and if to the Registered Holder of a Purchase
Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant
Agent.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors, and assigns, and the holders from time to time of Purchase
Warrant
Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any rights, remedy or claim or to impose on any other person any duty, liability or obligation.

The parties shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Stratabase.com


Trevor Newton, President

WARRANT AGENT
SECURITIES TRANSFER CORPORATION


Kevin Halter, President






         EXHIBIT 5.1 - OPINION OF COUNSEL

August 10, 1999

Stratabase.com
343154 Marshall Road, Suite 2032
Abbotsford, B.C. V2S1L2 Canada
<PAGE.
Gentlemen:

I refer to the registration statement and all amendments thereto on Form SB-2 (the
"Registration Statement") to be filed by Stratabase.com (the
"Company") with the U.S. Securities and Exchange
Commission under the Securities Act of 1933, as amended. Said Registration Statement relates to an offering of Units comprised of Common Stock
($.001 par value) and Redeemable Warrants to purchase shares of Common Stock to be sold by the Company.

As counsel for the Company, I have examined such corporate records, documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and, upon the basis of such examination, advise you that in my opinion the:

     1. 800,000 shares of $.001 par value Common
Stock; and
2. 2,400,000 shares of Common stock issuable upon the exercise of the Redeemable Warrants included in the Units being offered,

have been duly and validly authorized and when sold in the manner contemplated by the Registration Statement, and upon the receipt by the Company of payment therefore as provided in the Registration Statement, the aforementioned securities will be legally issued, fully paid and non-assessable.


                                     Very truly yours,

                                     James C. Jones, Esq.

JCJ:bt


 EXHIBIT 10.1


Escrow Agreement

Agreement made this _ day of _, 1999 by and among Stratabase.com, a Nevada Corporation, and Securities Transfer Corporation, a Texas
Corporation ("Escrow Agent"), with reference to the following facts and circumstances:

The company has offered and is presently
offering (the "Offering") for sale to investors
up to 800,000
units of its common stock as described on the
form SB-2 of the company (File No.         )
filed with the
Securities and Exchange Commission and, as
amended, declared effective on                ,
1999.

Description of the Units

A total of 800,000 units are available to be sold for $0.50 per unit. Each unit consists of one share of common stock ($.001 par value), one redeemable
Class A common stock purchase warrant ("Class A
Warrants"), one redeemable Class B common stock purchase warrant ("Class B Warrants"), and one redeemable Class C common stock purchase warrant
("Class C Warrants").

The Offering is being made on a best-efforts, all or none basis as to the first 400,000 units, and on a best efforts basis as to the remaining units. If
400,000 units are not sold within 90 days from the effective date of the offering (which period can be extended for an additional 90 days), all funds received will be promptly refunded to subscribers in full, without interest, or deduction. If 400,000 units are sold, the Offering will continue without any provision for refund: (1) until all of the remaining
400,000 units are sold; (2) until 90 days (or
180 days if extended) from the date of the effective date of the offering; or (3) upon the prior termination of the offering by Stratabase.com, whichever occurs first.
The units are being offered by Stratabase.com when, as and if received and accepted by it, subject to prior sale, allotment and withdrawal, cancellation or modification of the offer without notice and subject to the exclusive right of Stratabase.com to reject any order in whole or in part at any time, and to certain further conditions. The Offering may close in up to 14 days after the end of the Offering period.

A. Stratabase.com and Escrow Agent have executed that certain Transfer Agent Agreement, dated

               , 1999 (the "Transfer Agent
Agreement") whereby the Escrow Agent acts as the Transfer
Agent for Stratabase.com.

B. Stratabase.com desires the Escrow Agent to act on behalf of Stratabase.com, and the Escrow
Agent is willing so to act, in connection with the receipt of funds from subscribers in payment of the subscription price of the units pursuant to the terms of the offering.

THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. Escrow Amount:

The Escrow Agent shall promptly notify
Stratabase.com in writing of any subscription and of the number of units subscribed and shall cause payment of an amount in cash equal to the subscription price of the units to be promptly deposited into the Escrow Account. The Parties contemplate such payments will be deposited to the Escrow Account on a weekly basis and will consist of collected funds only. The
Escrow Agent shall hold any proceeds collected in an escrow account federally insured, at all times relevant hereto. Stratabase.com hereby consents and authorizes the agent to establish said escrow account and to sign and execute whatever forms or documents are necessary to establish the account.
Stratabase.com also authorizes the agent to endorse any checks received as subscription payment which are made payable to Stratabase.com for deposit into said account. As soon as collected funds are equal to the minimum offering ($200,000) and have cleared, Escrow Agent will release collected funds to Stratabase.com. All funds collected thereafter will be turned over to Stratabase.com on a weekly basis once cleared.

2. Rights of Escrow Agent:

2.1 No person, firm, or corporation will be recognized by the Escrow Agent as a successor or assignee of Stratabase.com until there shall be presented to the Escrow Agent evidence satisfactory to it of such succession or assignment.

2.2 The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm, or corporation executing or delivering or purporting to execute or deliver this escrow agreement or any document or instrument deposited hereunder or any endorsement thereon or assignment thereof.

2.3 The Escrow Agent may rely upon any
instrument in writing believed by it to be genuine and

sufficient and properly presented, and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof.

2.4 The Escrow Agent shall not be liable or responsible for any act it may for or omit to do in the exercise of reasonable care.

2.5 In the event any property held by the Escrow
Agent hereunder shall be attached garnisheed or levied upon under any court order, or if the delivery of such property shall be stayed or enjoined by any court order, or if any court order, judgment or decree shall be made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction notwithstanding any provision of the Escrow Agreement to the contrary. If the Escrow
Agent obeys and complies with any such writs orders, judgments or decrees it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

2.6 The Escrow Agent shall be entitled to receive its normal fees as compensation for its services hereunder, as shall be set forth in Schedule A hereof. Furthermore, the Company shall reimburse the
Escrow Agent for any and all reasonable
expenses, disbursements and advances made by it in the performance of its duties hereunder including reasonable: fees, expenses and disbursements incurred by its counsel.

2.7 If the delivery of the Escrow Amount to the Company is disputed, the Escrow Agent shall, subject to the provisions of this Section 2, withhold such delivery until the dispute is resolved by written agreement between The parties or by court decree. Such court decree shall also be accompanied by a legal opinion by counsel for the party requesting delivery that such adjudication is final and unappealable.

2.8 The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

3. Miscellaneous Provisions:

3.1 All the terms and provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the representatives, successors, heirs and assign, of the parties hereto.

3.2 This Escrow Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof superseding all negotiations, prior discussions and preliminary agreements. This
Escrow Agreement may not be changed except in writing by an instrument or instruments executed by and Escrow Agent.

3.3 No Waiver of any provisions of this Escrow
Agreement nor waiver of any breach or default under

this Escrow Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

3.4 The invalidity or unenforceability of any particular provision of this Escrow Agreement shall not affect the other provisions hereof and this Escrow Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

3.5 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
Execution and
delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

3.6 Section headings are contained in this Escrow Agreement only for purposes of convenience of reference and shall not affect the interpretation of this Escrow Agreement or modify any of its terms or provisions.

3.7 This Agreement shall be construed and enforced according to the internal laws of the State of
Texas, without regard to its rule pertaining to conflicts of laws.

3.8 Any notice or other communication permitted or required to be given hereunder shall be in writing andshall be deemed to have been given upon mailing by first class registered mail, postage prepaid addressed to the parties as set forth below:



To Escrow Agent:               Security Transfer
Corporation
                               16910 Dallas
Parkway, Suite 100
                               Dallas, Texas
75249
                               Attn: Kevin
Halter, President

To the Company:                Stratabase.com

                               3414 Marshall
Road, Suite 203
                               Abbotsford, B.C.
V2S1L2, Canada
                               Trevor Newton,
President

Each of the foregoing shall be entitled to specify a different address by giving notice as aforesaid to the other parties

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written,




ESCROW AGENT:
SECURITIES TRANSFER CORPORATION
By:
Kevin Halter, President

The Company:
Stratabase.com
By:
Trevor Newton, President


 EXHIBIT 10.2 - LEASE WITH SGS ENTERPRISES

 CONTENTS
Article 1                          Basic Terms
Article 2                          Term
Article 3                          Rent and Deposit

Article 4                          Use of Demised Premises
Article 5                          Miscellaneous Covenants of the Tenant
Article 6                          Miscellaneous Covenants of the Landlord
Article 7                          Use of Common Areas and Facilities
Article 8                          Alterations and Installations
Article 9                          Subordination
Article 10                         Liability for Property Damage
                                   and/or Personal Injury
Article 11                         Damage to or Destruction of
                                   the Demised Premises
Article 12                         Expropriation
Article 13                         Access to Demised Premises
Article 14                         Taxes
Article 15                         Operating Expenses
Article 16                         Additional Rent
Article 17                         Default
Article 18                         Distress
Article 19                         Landlord's Expenses Enforcing Lease
Article 20                         Waiver
Article 21                         Holdover
Article 22                         Rules and Regulations
Article 23                         Inability to Perform
Article 24                         Notices
Article 25                         Interpretation
Article 26                         Definitions
Article 27                         Obligations of Guarantor
Article 28                         Additional Covenants

THIS LEASE, made                      the
 22 day of              1999, between the
Landlord and the
Tenant named herein WITNESSES that in
consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed the Landlord hereby demises and leases unto the Tenant the Premises hereinafter described all on the terms, conditions and covenants as hereinafter set forth.

ARTICLE 1

BASIC TERMS

1.1     Landlord:  SGS Enterprises Ltd.
        Address:   301-34252 Marshall Rd.
                   Abbotsford, BC V2S1L2
1.2     Tenant:    Stratabase.com Inc.
                   2533 N. Carson
        Address:   Carson City, Nevada 89706
1.3     Guarantor:
       Address:

1.4     Area of Premises:   736 square feet.

        Address:   203-34314 Marshall Rd.
                   Abbotsford, BC

1.5     (a)Term:   1 year and - 0 months;

        (b)Commencement date: March 1, 1999
1.6     Minimum Rent:
       Lease Years   $/Sq. Ft.   $/Annum
$/Month

        From       To

        03/01/99   2/28/00           $
$858.67
1.7     Deposit:  $ 858.67 + GST
1.8     Permitted Use of Premises: Computer and
internet related operations
1.9.    Renewal Options:
        (a)   number of terms
        (b)   length of each term
        (c)   notice of exercise to be delivered
180 days prior to expiry of term.

The foregoing Basic Terms are hereby approved by the parties and each reference in this Lease to any of the Basic Terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable sections of this lease where such Basic Terms are more fully set forth.

ARTICLE 2

TERM

2.1 TO HAVE AND TO HOLD the Premises for and during the Term set out in Section 1.5(a) hereof commencing on the Commencement Date set out in Section 1.5(b) hereof and from thenceforth next ensuing at the rent hereinafter covenanted to be paid by the Tenant.

ARTICLE 3

RENT AND DEPOSIT

3.1     YIELDING AND PAYING therefore unto the
Landlord without deduction or setoff in each year of the Term the Minimum Rent set out in
Section 1.6(b) hereof in respect of such year, payable in advance in equal monthly installments in the amount set out in Section 1.6(c) hereof in respect of such year, the first of such installments on the Commencement Date and subsequent monthly installments on the 1st day of each month thereafter. All
Minimum Rent and Additional Rent (as hereinafter described) shall bear interest at the rate of 2% per month
(26.824% per annum from the date upon which it becomes payable by the Tenant until paid. If the Commencement Date is not the first day of a calendar month, the Tenant will pay on the Commencement
Date, as the installment of Minimum Rent for the calendar month in which the Commencement Date occurs, the amount otherwise payable for that calendar month pro-rated on a per them basis.

Minimum Rent has been determined on the basis that the square foot area of the Premises is as set out in Section 1.4 hereof and that rent in respect thereof is the amount set out in Section 1.6(a) hereof.
GST shall be charged on all rent and additional rent.

3.2     The Tenant will deliver to the Landlord
at the start of the Term and thereafter before the start of each calendar year within the Term post-dated for each month of the Term which falls within such calendar year, in each an amount equal to the aggregate of the Minimum Rent payable monthly and the monthly estimated Additional Rent for such year of the Term.

3.3     The Landlord acknowledges receipt from
the Tenant of the Deposit set out in Section 1.7 hereof which will be held by the Landlord as security for the due performance by the Tenant of its obligations hereunder and will be returned to the Tenant upon the termination of this Lease and the Tenant vacating the Premises, provided that the Landlord may apply the Deposit to payment of any costs incurred by the Landlord in returning the Premises pursuant to Section 8.3 hereof.

ARTICLE 4

USE OF DEMISED PREMISES

4.1     The Tenant shall use the Premises for
the purposes set out in Section 1.8 hereof and for no other purpose without the prior written consent of the Landlord.

ARTICLE 5

MISCELLANEOUS COVENANTS OF THE TENANT

The Tenant covenants with the Landlord:

5.1     To pay Rent as set out herein.

5.2     To pay all other charges for telephone
or other services supplied, delivered to or made available upon the Premises and if at any time for any reason during the term hereof or any renewal or extension, the Landlord is required to pay all or any of the foregoing, then a sum equal to the amount so paid shall forthwith become due and collectable as if the same were rent reserved hereunder.

5.3     To repair and maintain the Premises to
the standard of a prudent owner
in occupation, subject to the Landlord being responsible for any structural defects in the Building, to include walls, foundations and roof.

5.4 That the Landlord may enter and view the state of repair and that the Tenant will repair according to notice save as aforesaid.

5.5     That it will leave the Premises in good
repair, save as aforesaid.

5.6     To restore forthwith at the Tenant's
expense any broken or damaged glass or windows on the Premises from time to time.

5.7 Not to do or suffer any waste or damage, disfiguration or injury to the Premises or the fixtures, and equipment therein nor to permit or suffer any overloading of the floors thereof and not to use or permit the use of any part of the Premises for any dangerous, noxious or offensive trade or business and not to permit, cause or maintain any nuisance or interference with the comfort of any of the occupants of the said Building.

5.8     Not to exhibit signs of any nature on
walls, doors or windows without the prior written approval of the Landlord.

5.9     Not to do or permit anything to be done
whereby any policy of insurance on the said
Building or
any part thereof may become void or voidable or whereby the premium thereon may be increased and, in addition to any other rights granted to the Landlord under this lease, if the Tenant does or permits anything to be done whereby the premium for any insurance policy in respect to the Building is increased, the Landlord may require the Tenant to pay to the Landlord an amount equal to the whole of such increase. If an insurance policy or part or all of the Building is canceled or threatened to be canceled by the insurer or the coverage thereunder reduced or threatened to be reduced by the insurer because of the Tenant's use and occupation of the Premises and the Tenant fails to remedy the condition giving rise to the cancellation, reduction or threatened cancellation or reduction within 48 hours of notice thereof by the Landlord, the Landlord may:

        (a)   reenter the Premises in which case
Article 17 hereof shall apply; or

        (b)   enter the Premises and remedy such
condition and the Tenant will pay the Landlord
the cost
thereof on demand as Additional Rent, and the
Landlord will not be responsible for damage or
injury to
the Tenant or others as a result of such entry.
5.10    (a)   The Tenant shall not permit any
part of the Premises to be used or occupied by any persons other than the Tenant, any assignees or subtenants permitted under subclause 5. 10(b) and the employees of the Tenant and of any such permitted assignee or subtenant, or permit any part of the
Premises to be used or occupied by any licensee or concessionaire, or permit any persons to. be upon the Premises other than the Tenant, such permitted assignees or subtenants and their respective employees, customers and others having lawful business with them.

        (b)   The Tenant shall not assign this
lease or sublet the whole or any part of the demised premises unless (1) it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach any provision of this lease if this subclause
5.10(b) is complied with and which the Tenant has determined to accept subject to this subclause 5.10(b) being complied with, and (2) it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent will be in writing and accompanied by a true copy of such offer and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, reputation, financial standing and business of the proposed assignee or subtenant. Within 15 days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder (and if no such information has been requested), within 15 days after receipt of such request for consent the Landlord shall have the right upon written notice to the Tenant, if the request is to assign this lease or sublet the whole of the Premises, to cancel and terminate this lease or if the request is to sublet a part of the Premises only, to cancel and terminate this lease with the respect to such part, in each case as of termination date to be stipulated in the notice of termination which shall be not less than sixty (60) days or more than ninety (90) days following the giving of such notice and in such event the Tenant shall surrender the whole or part as the case may be of the Premises in accordance with such notice and rent shall be apportioned and paid to the date or surrender and if a part of the Premises is surrendered, rent payable under clause 3.1 shall thereafter abate proportionately. If the Landlord shall not exercise the foregoing right of termination, then the Landlord's consent to the Tenant's request for consent to assign or sublet shall not be unreasonably withheld and if such consent be given the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise.

        (c)    The consent by the Landlord to an
assignment or subletting will not constitute a waiver of its consent to a subsequent assignment or subletting. This prohibition against assignment or subletting includes a prohibition against an assignment or subletting by operation of law. If this Lease is assigned, or if all or part of the Premises is sublet or occupied by anybody other than the Tenant, in any case without the consent of the Landlord when required, the Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, sublease, occupancy or collection will be considered a waiver of this covenant, or the acceptance of the subtenant or occupant as Tenant. Despite an assignment the Tenant remains fully liable under this Lease. An assignment of the Lease if consented to by the Landlord will be prepared by the Landlord or its solicitors, and all legal costs of its preparation will be paid by the Tenant.
        (d)   If after the date of execution of
this Lease shares of the Tenant or of a
corporation which
controls the Tenant are transferred by sale, assignment, bequest, inheritance, operation of law of other disposition, or issued by subscription or allotment, or canceled or redeemed, so as to result in a change in the effective voting or other control of the Tenant or of a corporation which controls the Tenant or if other steps are taken to accomplish a change of such control, the Tenant promptly will notify the
Landlord in writing of the change, which will be considered to be assignment of this Lea se to which section 5.10(b) applies, and whether or not the Tenant notifies the Landlord, the Landlord may terminate this Lease within sixty (60) days after the Landlord learns of the change unless the Landlord previously had consented to the change.

5.11 To keep the Premises free of rubbish and debris at all times and to provide proper and sufficient receptacles for waste.

5.12    To maintain and keep clean at the
Tenant's expense the Premises and light fixtures on the
Premises.

5.13    To conduct its business in and use the
whole of the Premises continuously throughout the Term in an up-to-date, first class and reputable manner befitting the Building and on the days and during the hours that the Landlord from time to time designates.

5.14    To abide by and comply with all laws,
rules and regulations of every municipal or other authority which in any manner relate to or affect the business or profession of the Tenant or the use of the Premises by the Tenant and to save harmless the Landlord from all costs, charges or damages which the Landlord may incur or suffer by reason of the breach by the Tenant of any such law, rule or regulation.

5.15    To take out and keep in full force and
effect throughout the term and during such other time as the Tenant occupies the Premises or any part thereof:

        (a)   Comprehensive general liability
insurance against claims or personal injury,
death or property
damage or loss upon, in or about the Premises or
otherwise howsoever arising out of the
operations of
the Tenant or any person conducting business
from the Premises, to the combined limit as may
be
reasonably required by the Landlord from time to
time, but, in any case of not less than
$2,000,000.00
in respect to injury or death to any one person and in respect of any one occurrence concerning property damage;

        (b)   The policy of insurance required
of the Tenant as aforesaid shall name the Landlord and any persons or corporations designated by the Landlord as additional named insured as their interest may appear and will contain, as appropriate, a waiver of rights of subrogation against the Landlord and the
Tenant and a cross-liability and/or severability or interest clause protecting the Landlord against claims by the Tenant as if the Landlord were separately insured and protecting the Tenant against claims by the
Landlord as if the Tenant were separately insured as well as a clause that the insurer will not cancel or change or refuse to renew the insurance without first giving the Landlord thirty (30) days prior written notice. All such policies will be with insurers acceptable to the Landlord and in a form satisfactory to the Landlord and the Tenant will deliver a copy of all such policies or certificates of such insurance.

5.16    The Tenant will take out and maintain,
if required by statute, workers' compensation or similar insurance affording statutory coverage and containing statutory limits.
5.17    In the event the landlord wishes to
obtain lease guarantee insurance insuring in favour of the
Landlord the rents payable under the Lease or mortgage insurance insuring the payment under the mortgage charging the lands, the Tenant agrees that upon seven (7) days notice it shall deliver to the
Landlord such information and material as the Landlord may reasonably require to make application for, obtain and maintain such insurance, including true and complete financial statements.

5.18    The Landlord, having advised the Tenant
that it plans to renovate the Building, may enter the
Premises and use such reasonable portions of the Premises as shall be necessary for such renovations including but not restricted to the Landlord's requirements for stairways, elevator shafts, utilities, rights-of-way, heating or air conditioning shafts, hallways or any other passageway or areaway required by the Landlord. The Landlord shall make every effort to minimize any inconvenience to the Tenant and rent shall abate on any of the Tenant's space used by the Landlord for such renovations.

5.19    Except to the extent that the loss of
life, personal injury or damage to property referred to in this sentence is caused by the negligence of the Landlord or another person for whose negligence the
Landlord is responsible in law, the Tenant will indemnify the Landlord and save it harmless from and against any and all claims, actions, damages, liability and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Premises or the occupancy or use of the Premises or occasioned wholly or in part by an act or omission of the Tenant, its officers, employees, agents, customers, contractors or other invitees licensees or concessionaires or by anyone permitted by the Tenant to be on the Premises.
In case the Landlord, without fault on its part or on the part of those for whom the Landlord is responsible in law, is made a party to litigation begun by or against the Tenant, excepting a bona fide action by the Tenant against the Landlord, the Tenant will protect and hold the Landlord harmless and will pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with the litigation.

ARTICLE 6

MISCELLANEOUS COVENANTS OF THE LANDLORD

The Landlord covenants with the Tenant:

6.1     For quiet enjoyment, subject to Article
5.15 herein

6.2     To maintain and operate the Building,
provided always the Tenant shall pay in advance its rent.

ARTICLE 7

USE OF COMMON AREAS AND FACILITIES

7.1     The Tenant, its officers, employees,
customers and other invitees in common with others designated by the Landlord or otherwise entitled, have the use and benefit of the common areas and facilities of the Building for the purpose from time to time permitted, approved or designated by the
Landlord, subject to the management and control of such common areas and facilities by the Landlord.

7.2     The Landlord has the exclusive right to
manage and control the Building and from time to time to establish, modify and enforce reasonable rules and regulations regarding the use, maintenance and operation of its common areas and facilities, and the rules and regulations in all respects will be observed and performed by the Tenant, its officers, employees, customers and other invitees.

ARTICLE 8

ALTERATIONS AND INSTALLATIONS

8.1     The Tenant shall make no alterations,
installations, removals, additions or
improvements in or
about the Premises without the Landlord's prior written consent and in the event of such consent all work shall be done at the Tenant's sole expense and at such times and in such manner as the Landlord may approve, and only by such contractors or tradesmen approved in writing by the Landlord, such approval not to be unreasonably withheld.

8.2     The Tenant shall and does hereby
indemnify and save the Landlord harmless from and against claims which might arise pursuant to Builders
Lien Act of British Columbia as it may from time to time be amended in respect of any materials or services supplied in respect of the Premises at the Tenant's request and the Tenant shall forthwith remove any such builders liens placed against the Lands of which the Premises form a part and in any case shall cause such liens to be removed from title to the Lands within seven (7) days of notice thereof by the Landlord. In the event that the Tenant fails to remove such liens, the Landlord may post security or make payments sufficient to cause such liens to be removed and the cost thereof, together with the Landlord's legal costs in respect thereof, shall be charged to the Tenant as Additional Rent and together with the interest shall be payable by the Tenant on demand.

8.3     All permanent fixtures or improvements
installed by the Tenant at the expense of the Tenant or by the Landlord on behalf of the Tenant in the Premises become on affixation the property of the
Landlord and will not be removed from the Premises before the end of the Term without the prior written consent of the Landlord. The Landlord may elect to require the Tenant to remove all, or any part of the afore described property and/or any fixtures or permanent partitions at the expiration of this
Lease in which event such removal shall be done at the Tenant's expense and the Tenant shall at its expense repair any damage to the Premises or to the Building caused by such removal. If the Tenant does not remove its property forthwith after written demand by the Landlord such property shall, if the
Landlord may remove the same at the expense of the Tenant the cost of such removal to be paid by the
Tenant forthwith to the Landlord on written demand, the Landlord not to be responsible for any loss or damage to such property because of such removal.
Such written demand for removal of the Tenant's property shall be given within thirty (30) days after the termination of the Lease.

ARTICLE 9

SUBORDINATION

9.1 This Lease is subject and subordinate to all mortgages which now or hereafter during the said term shall be recorded in the Land Title Office aforesaid as mortgages against the Lands. The
Tenant
shall execute promptly from time to time any assurances the Landlord may require to confirm this subordination, with respect to any mortgage now or hereafter recorded as aforesaid, provided that subordination to any such mortgage hereafter recorded shall be on terms whereby the Tenant is entitled to remain in possession of the Premises while not in default hereunder.

 The Tenant appoints the landlord as its agent or attorney at its option to execute all documents in confirmation of a subordinate of this Lease in favour of a mortgage or an attornment to a mortgagee. If the Landlord elects not to execute such documents as agent or attorney of the Tenant and if the Tenant fails to execute them or any of them after being requested by the Landlord the Landlord may terminate this Lease after the expiration of ten (10) days' notice of its intention to do so because of the Tenants failure unless within the ten (10) day period the Tenant executes the documents.

ARTICLE 10

LIABILITY FOR PROPERTY DAMAGE AND/OR PERSONAL
INJURY

10.1 The Landlord shall not be responsible for any damage which may be caused, nor shall the Tenant be entitled to claim any diminution of rent or other compensation, for stoppage of any heating apparatus or any air conditioning apparatus or any electric light or water service, or any of the engines, boilers or machinery appertaining thereto, but in such case the Landlord shall use its best efforts to recommence any such operations as may have been affected and the Landlord shall not be liable for any damage or loss which may be caused to the Tenant or to the employees of the Tenant as a result of such stoppages. The Landlord shall not be liable for any damage in or upon the Premises, arising from any reason or cause whatsoever, or for any personal injury including death sustained by the Tenant, its officers or employees, or other person, or for any property loss, however occurring, and the Tenant shall have no right to any diminution of rent in any of such cases provided that such damage, injury or loss is not caused by negligent acts or omissions of the Landlord and without restricting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from pipes, appliances or plumbing works or from the roof, street or subsurface, or from any other place, or by dampness, or by Act of God, or for any such injury or damage by any cause whatsoever nature, provided such injury or damage is not caused by negligent acts or omissions of the
Landlord or its servants or agents.

ARTICLE 11

DAMAGE TO OR DESTRUCTION OF THE DEMISED PREMISES

11.1    Should the Premises or the Building be
damaged by fire or wholly unfit for occupancy:

        (a)   If the damage cannot be reasonably
repaired within one hundred twenty (120) days after the date thereof, either party may terminate this Lease as of the said date by notice to the other given within thirty (30) days after such damage, and in that case the Tenant shall immediately surrender the Premises to the Landlord and shall pay rent accrued to the date on which the said damage occurred but shall not be entitled to any damages or compensation.

        (b)   If the damage can reasonably be
repaired within one hundred twenty (120) days after the date thereof or if neither the Tenant nor the Landlord shall have given notice of termination pursuant to the provisions of subclause (a) the Landlord shall forthwith commence and carry out with due diligence the repair thereof, and this Lease shall continue in full force and effect save that the rent hereby reserved shall abate proportionately, having regard to such part of the Premises as has been rendered unfit for occupancy, until the repairs have been completed, provided that there shall be no abatement or rent if such fire or other casualty shall be caused by or be due to the negligence of the Tenant, its servants, agents, employees or invitees or for any time required for the replacement or repair of any property of the Tenant.

        (C)   If there is a dispute between the
parties as whether the damage can reasonably be repaired within the said period of one hundred twenty
(120) days the certification of a professional engineer or architect agreed upon by both parties as to whether or not the said damage can be reasonably repaired within a period of one hundred twenty (120) days from the commencement of repairs shall be binding on both the Landlord and Tenant. If the Landlord and Tenant are unable to agree upon such engineer or architect within thirty (30) days after the date of such damage, the question which otherwise would be subject of such certificate shall be settled by arbitration by a single arbitrator otherwise and subject to the provisions of the Commercial Arbitration
Act, R.S.B.C. 1979, and the amendments thereto.

ARTICLE 12

EXPROPRIATION

12.1    If the Premises shall be acquired or
condemned by an authority having the power for such acquisitions or condemnation then and in that event the term of this Lease shall cease from the date of entry by such authority. If only a portion of the Premises being an area of thirty percent or more of the area of the Premises shall be so acquired or condemned this Lease shall cease and terminate at the
Landlord's option, or at the Tenant's option, and if such option is not immediately exercised by the
Landlord or by the Tenant an equitable
adjustment of rent payable by the Tenant for the remaining portion of the Premises shall be made. In either event, however, and whether all or only a portion of the

Premises shall be so acquired or condemned nothing herein contained shall prevent the Landlord or the
Tenant or both from recovering damages from such authority for the value of their respective interests or for such other damages and expenses allowed by law.

ARTICLE 13

ACCESS TO PREMISES

13.1 The Tenant shall permit the Landlord, to erect, build, use and maintain pipes, ducts and conduits in and through the Premises. The Landlord, its servants and agents shall have the right to enter the
Premises at reasonable times to examine the same and make such repairs, alterations, improvements or additions as the Landlord may deem necessary or desirable in the Premises or as the Landlord may be required to make by law or in order to repair and maintain the Building, and the Landlord shall be allowed to take all material into the Premises that may be required therefore without the same constituting an eviction of the Tenant in whole or in part and the rent reserved shall in no wise abate while said repairs, alterations, improvements or additions are being made by reason of interruption of the business of the Tenant. The Landlord will exercise reasonable diligence so as to minimize the disturbance to or interruption of the Tenant's operations.

13.2    During the six (6) months prior to the
expiration of the term of this Lease or any renewal term, the Landlord may exhibit the Premises to prospective tenants and in the case of ground floor premises may place "For Rent" signs thereon and for such purposes the Landlord shall have the right of entry to the Premises at any reasonable time whether or not the Tenant or any servant or agent shall be present at the time of such entry.

ARTICLE 14

TAXES

14.1    Deleted

14.2    Deleted

14.3    Deleted

ARTICLE 15

OPERATING EXPENSES

15.1    It is the intention of the parties
hereto that this Lease be a gross net lease.

ARTICLE 16.

ADDITIONAL RENT

16.1    Any money payable by the Tenant to the
Landlord hereunder other than the rent expressed in
Article 3.1 shall be deemed to be rent and shall be paid as Additional Rent and shall be collected as such in the absence of any other provisions hereunder and shall be payable by the Tenant with the next ensuing monthly instalment of rent.

ARTICLE 17

DEFAULT

17.1    If the Tenant fails to pay rent that is
in arrears within five (5) days after notice
from the Landlord
that it is in arrears, or to observe or perform
any other of the terms, conditions or covenants
of this
Lease to be observed or performed by the Tenant,
and such default continues for a period of seven
(7)
days after the notice thereof by the Landlord, or if the Tenant or an agent of the Tenant falsifies a report required to be furnished to the Landlord pursuant to this Lease , or if reentry is permitted under other terms of this Lease, The Landlord in addition to any other right or remedy it may have will have the right of immediate reentry and may remove all persons and property from the Premises and the property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant, all without service of notice or resort to legal process and without being considered guilty of trespass or becoming liable for loss or damage occasioned thereby.

17.2 if:
        (a)   any of the goods and chattels of
the Tenant on the Premises at any time during the Term are seized or taken in execution or attachment by creditor of the Tenant,

        (b)   The Tenant or a guarantor or
indemnifier of this Lease makes an assignment for the benefit of creditors or a bulk sale from the Premises other than a bulk sale to an assignee or subleasee pursuant to an assignment or sublease which under section
13.1 was consented to or did not require a consent,

        (c)   a receiver-manager is appointed to
control the conduct of the business on or from the
Premises,
        (d)   the tenant becomes bankrupt or
insolvent or takes the benefit of an Act now or hereafter in force for bankrupt or insolvent debtors

        (e)   an order is made for the winding
-up of the Tenant,
        (f)   the premises without the written
consent of the Landlord, become and remain vacant for a period of ten (10) days or are used by any other person than those entitled to use them under the terms of this Lease, or
        (g)   The Tenant without the written
consent of the Landlord, abandons or attempts to abandon the Premises or sells or disposes of its goods or chattels or removes any of them from the Premises so that there would not in the event of abandonment, sale or disposal be sufficient goods on the Premises subject to distress or satisfy all rentals due or accruing due hereunder, the then current month's and the next ensuing three (3) months' rent immediately will become due and payable as accelerated rent and the Landlord may re-enter and take possession of the Premises as though the Tenant or the servants of the Tenant or any other occupant of the Premises were holding over after the expiration of the Term and the Lease, at the option of the Landlord, forthwith will become forfeited and determined.
In every
one of the cases above mentioned the accelerated rent may be recoverable by the Landlord in the same manner as rent reserved and in arrears and the option will be considered to have been exercised if the
Landlord or its agents give notice to that effect to the Tenant.
17.3 If the Tenant fails to perform an
obligation of the Tenant under this Lease the Landlord may perform the obligation and for that purpose may enter upon not less than five (5) days prior notice to the Tenant or without notice in the case of an emergency and do such things upon or in respect of the
Premises as the Landlord considers necessary.
The Tenant will pay as additional rent all expenses incurred by or on behalf of the Landlord under this section plus ten percent (10%) for overhead upon presentation of a bill thereof. The Landlord will not be liable to the Tenant for loss or damage resulting from such action by the Landlord unless caused by the negligence of the Landlord or other person for whose negligence the Landlord is responsible in law.

(17.4 If the Landlord reenters, as herein provided, it may either terminate this Lease or it may from time to time without terminating the Tenant's obligations under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a reletting, and relet the Premises or any part thereof as agent of the Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as the Landlord in its reasonable discretion considers advisable. Upon each reletting all rent and other monies received by the Landlord from the reletting will be applied, first to the payment of indebtedness other than rent due hereunder from the Tenant to the Landlord, secondly to the payment of costs and expenses of the reletting including brokerage fees and solicitor's fees and costs of the alterations and repairs, and third to the payment of rent due and unpaid hereunder. The residue, if any, will be held by the Landlord and applied in payment of future rent as it becomes due and payable. If rent received from the reletting during a month is less than the rent to be paid during that month by the
Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly. No reentry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Despite a reletting without termination, the
Landlord may elect at any time to terminate this Lease for a previous breach. If the Landlord terminates this Lease for any breach, in addition to other remedies it may recover from the Tenant all damages it incurs by reason of the breach including the cost of recovering the Premises, reasonable legal fees and the worth at the time of termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the
Premises for the remainder of the Term, all of which amounts immediately will be due and payable by the Tenant to the Landlord. In determining the rent which would be payable by the Tenant after default, the annual rent for each year of unexpired Term will be equal to the average fixed minimum and percentage rents paid or payable by the Tenant from the beginning of the Term to the time of default, or during the preceding three (3) full calendar years, whichever period is the shorter. In any of the events referred to in sections 16.1, 16.2 and 16.3, in addition to all other rights, including the rights referred to in this section and section 16.1, the full amount of the current month's minimum rent, monthly contributions towards taxes, insurance premiums, the Tenants Pro Rata Share of the Operating
Costs
and all other payments required to be made monthly and the next three (3) months minimum rent immediately will become due and payable, and the Landlord may immediately distrain for it, together with arrears then unpaid.

ARTICLE 18

DISTRESS

        18.1   Whensoever the Landlord shall be
entitled to levy distress against the goods and chattels of the Tenant it may use such force as it may deem necessary for the purpose and for gaining admission to the Premises without being liable to any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all action, proceedings, claims or demand whatsoever for or on account or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.

ARTICLE 19

LANDLORD'S EXPENSES ENFORCING LEASE

        19.1    In the event that it shall be
necessary for the Landlord to retain the services of a Solicitor or any other proper person for the purpose of assisting the Landlord in enforcing any of its rights hereunder in the event of default on the part of the Tenant it shall be entitled to collect from the Tenant the cost of all such services as if the same were rent reserved and in arrears hereunder.

ARTICLE 20

WAIVER

        20.1    The failure of either party to
insist upon strict performance of any covenant or condition contained in this Lease or to exercise any right or option hereunder shall not be construed as a waiver or relinquishment for the future of any such covenant, condition, right or option. The acceptance of any rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a subtenant, assignee, transferee or otherwise in the place and stead of the Tenant.

        20.2     No exercise of a specific right
or remedy by the Landlord or by the Tenant precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

ARTICLE 21

HOLDOVER

        21.1   If the Tenant shall hold over
after the expiration of the term granted and the Landlord shall accept rent the new tenancy thereby created shall be deemed a monthly tenancy and not a yearly tenancy and shall be subject to the covenants and conditions herein contained insofar as the same are applicable to a tenancy from month to month, provided that the monthly rental payable in advance on the first day of each month shall be equal to the sum of twice the monthly instalment of Minimum Rent payable for the last month of the Term and one-sixth of the Additional Rent payable by the Tenant for the year immediately preceding the last year of the Term.

ARTICLE 22

RULES AND REGULATIONS

        22.1     The Tenant and its servants,
employees and agents shall observe faithfully and comply strictly with the rules and regulations attached hereto and made part of this Lease and such other from time to time adopt. Written notice of additional
Rules and Regulations shall be given to the Tenant.
Nothing in this Lease contained shall be construed to impose upon the Landlord any duty or obligation to enforce the Rules and Regulations or the terms, of the Building and the Landlord shall not be liable to the Tenant for violation of the same by any other Tenant, its servants, employees, agents, visitors or licensees.

ARTICLE 23

INABILITY TO PERFORM

        23.1   The Landlord does not warranty
that any service or facility provided by it hereunder will be free from interruptions caused or required by maintenance repairs, renewals, modifications, strikes, riots, insurrections, labour controversies, accidents, fuel shortages, Government intervention, force majeure, Act of God or other cause or causes beyond the Landlord's reasonable care and control. No such interruption shall be deemed an eviction or disturbance of the Tenant's enjoyment of the demised premises nor render the Landlord liable in damages to the Tenant nor relieve the parties from their obligations under this Lease provided that the Landlord shall without delay take all reasonable steps to remove the cause of such interruptions.

        26.3   "Building" shall mean the
Building located on the Lands in which the Premises are situated.
        26.4   "Business Days" shall mean Monday
to Friday inclusive in each week, save and except any such day that shall be declared by lawful authority a holiday.

        26.5    "Land" means the land and
premises located at       City of Abbotsford,
Province of British
Columbia, legally described as
                                 .

        26.6   "Landlord" as used in this Lease
means only the owner or the mortgagee in possession for the time being of the Building or the owner of a lease of the Building so that in the event of any transfer of title to the Building or in the event of a lease of the Building with or without land on which it is located the landlord herein specifically described and any intervening successor shall be and hereby is and are entirely freed and relieved of all covenants and obligations of the Landlord hereunder thereafter accruing.

        26.7   "Office Hours" shall mean the
hours during which the Tenant is open for business or for carrying on its profession or other proper activity in the demised premises.

        26.8    "Operating Expenses" shall mean
and include all ordinarily chargeable against income in connection with the operation, maintenance and repair of the Building and without restricting the generality of the foregoing shall include:
         (a) insuring the building pursuant to
the covenant in this Lease, and such other reasonable types and amounts of insurance as the Landlord effects;

          (b) the costs incurred in heating and
ventilating and air-conditioning the Building, including without limitation the cost of fuel, electricity, operation of air distribution equipment, labour, materials, non-capital reports, maintenance, service and other such costs and depreciation of fixtures and equipment used therefore which by their nature require periodic replacement;

(c) repairs and replacements to and maintenance of the Building including without limitation the cost of maintaining and repairing the roof and the area occupied by the central heating or cooling equipment;
(d) water rates, special taxes and licences
(other than Taxes and Tenant's Taxes as herein defined or taxes on income or profits), electrical power and all other utility expenses whatsoever incurred in the operation of the Building;

(e) Salaries and wages (including but not restricted to employee benefits, workmen's compensation, unemployment insurance) and the costs of independent service contracts incurred in the cleaning, maintenance and operation of the Building;

(f) the costs of Building and cleaning supplies, rental equipment, employees' uniforms and dry cleaning;

(g) management of the Building and all
accounting and legal services in connection with the operation of the Building;

(h) Such other expenses as may be incurred in operating the Building in an efficient manner;

but shall not include amounts charged to interest on debt or capital retirement of debt. The Landlord shall each year draw up a budget and estimate the above
Operating Expenses and such estimate shall be referred to herein as "estimated Operating Expenses" or "estimate of Operating Expenses.

        26.9      "Premises" means that portion
of the building located on the Land outlined in red on
Schedule "A" hereto.

       26.10       "Pro Rata Share" of the
Tenant shall mean the proportion that the net leasable area of the Premises bears to the total net leasable area of the Building, as measured by the Landlord in accordance with BOMA standard measurement.

        26.11   "Taxes" means all taxes, rates
and assessments whether general or special levied or assessed by the City of Abbotsford for municipal, school or other purposes, or levied or assessed by other lawful Government authority for such purposes payable by the Landlord in respect of the Lands and immovable accessories and shall include any other taxes payable by the Landlord which are imposed in substitution of the foregoing Taxes, the whole as finally determined for each calendar year as a result of assessment, appeal or judicial review and shall include any legal fees or appraisers' fees incurred by the Landlord in respect of such final determination thereof.

    26.12        "Tenants Taxes" shall mean all
taxes, licences, rates, duties and assessments imposed or levied by lawful authority covering any period during the term and relating to or in respect of the business or profession of the Tenant or relating to or in respect of improvements, fixtures, machinery or chattels or equipment brought on to the Premises by the Tenant or being the property of the Tenant, or relating to or in respect of improvements to the Premises built, made or installed by the Tenant, or at the
Tenants request, whether any such taxes are included by the taxing authority in the Taxes, licences, rates duties and assessments imposed or levied on or in respect, to the Building.

ARTICLE 27

OBLIGATIONS OF GUARANTOR

        27.1     Guarantee of Tenant's
Obligations

The Guarantor, in consideration of the sum of one dollar ($1.00) now paid by the Landlord to the
Guarantor and of other valuable consideration
(the receipt of which is hereby acknowledged by the
Guarantor) hereby directly and unconditionally guarantees to and covenants with the Landlord that the
Tenant will duly perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including the payment of rent and all other sums and payments agreed to be paid or payable under this Lease on the days and at the times and in the manner herein specified, and that if any default shall be made by the
Tenant, whether in payment of rent or other sums from time to time falling due hereunder as and when the same becomes due and payable or in the performance, observance or keeping of any of the said covenants, provisos, conditions or agreements which under the terms of this Lease are to be performed, observed or kept by the Tenant, the Guarantor will forthwith pay to the Landlord on demand the said rent and other sums in respect of which such default shall have occurred and all damages that may arise in consequence of the non-observance or non- performance of any of the said covenants, provisos, conditions or agreements.

        27.2        Principle Debtor

The Guarantor covenants with the Landlord that the Guarantor is jointly and severally bound with the
Tenant as principle debtor or obligator and not as surety, for the fulfilment of all obligations of the
Tenant under this Lease. In enforcement of its rights hereunder the Landlord may proceed against the
Guarantor as if the Guarantor were named as Tenant hereunder, and any notice given by the Landlord to the Tenant shall be deemed to have been given also to the Guarantor.

       27.3      Waiver

The Guarantor hereby waives any right to require the Landlord to proceed against the Tenant or to proceed against or to exhaust any security held from the Tenant or to purse any other remedy whatsoever which may be available to the Landlord before proceeding against the
Guarantor.

        27.4      Effect of Landlord's Delay

No neglect or forbearance of the Landlord in endeavoring to obtain payment of the rent observed herein or other payments required to be made under the provisions of this Lease as and when the same becomes due, no delays of the Landlord in taking any steps to enforce performance or observance of the several covenants, provisos and conditions contained in the Lease to be performed, observed or kept by the Tenant, no extension or extensions of time which may be given by the Landlord from time to time to the Tenant, and no other act or failure to act of or by the Landlord shall release, discharge or in any way reduce the obligations of the Guarantor under the provisions of this Article.

        27.5       Execution of New Lease

In the event of termination of this Lease other than by surrender accepted by the Landlord, or in the event of disclaimer of this Lease pursuant to any statute, or in the event that the Tenant
(being a
corporation) ceases to exist, then at the option of the Landlord the Guarantor shall execute a new lease of the Premises between the Landlord as Landlord and the Guarantor as Tenant for a term equal in duration to the residue of the term remaining unexpired at the date of such termination or such disclaimer or such cessation of existence. Such lease shall contain the like Landlord's and Tenant's obligations respectively and the like covenants, provisos, agreements and conditions in all respects
(including the proviso for reentry) as are contained herein.

27.6 Submission to Jurisdiction

The Guarantor hereby submits to the jurisdiction of the Courts of the Province Of British
Columbia in
any action or proceeding whatsoever by the Landlord to enforce its rights hereunder.

ARTICLE 28

ADDITIONAL COVENANTS

        28.1  Registration of Lease

The Tenant shall not register this Lease.

        28.2    Estoppel Certificate

The Tenant shall from time to time at the request of the Landlord and within fifteen (15) days of such request, execute and deliver to the Landlord or any proposed purchaser or proposed or existing mortgagee of the Premises, a certificate acknowledging the following:

        (a)   the current Minimum Rent payable
by the Tenant;

        (b)   the Tenant's current monthly
contribution to payment of Taxes and Operating.
Costs;
        c)    That all charges and expenses
payable under this Lease are payable as
Additional Rent and
are paid in full to the date of the certificate;
       (d)    that the Tenant is in possession
of the demised premises;
        (e)    that this Lease is unmodified and
in force and effect and in accordance with its terms (or if there have been any modifications, that this Lease is in force and effect as modified, and identifying the modification agreement, or if this Lease is not in force and effect, that it is not);
        (f)   whether or not there is an
existing default by the Tenant in the payment of rent or any other sum of money under this Lease, and if there is such a default, specifying its nature and extent;
        (g)   whether or not there are any
set-offs, defences or counter claims against the enforcement of the obligations to be performed by the Tenant under this Lease and if so the nature of such set- offs, defences or counterclaims;
        (h)    that the Landlord is currently
not in default under any term, condition, or covenant required to be performed by the Landlord hereunder, or if the Landlord is in default under one or more of such terms, conditions or covenants specifying the nature of each such default;
        (i)      the date to which rents
hereunder have been paid; and
        (j)     the amount of any deposit
hereunder.

28.3 Attornment & Non-Disturbance

The Tenant shall, if requested to do so by the Landlord, agree with any mortgagee of the whole or any portion of the demised premises to attorn to and become a tenant of such mortgagee if the mortgagee shall become a mortgagee in possession, if such a mortgagee shall agree that so long as the Tenant pays the rent and observes and performs the covenants and provisos herein contained on its part to be performed, the Tenant shall be entitled to hold, occupy and enjoy the Premises, subject to any rights the mortgagee may have as a lessor, free from any interference by the mortgagee or any person claiming by or through the mortgagee.

28.4  Headings

The Headings in this Lease form no part of this Lease and shall be deemed to have been inserted for convenience of reference only.

28.5  Acceptance of Premises

The Tenant accepts the Premises on an "as is" basis.
28.6 Triple Net Lease

 Deleted

28.7  Relief of Landlord on Sale

If the Landlord sells the Landlord's interest in the Lands and Building the Landlord shall be released from all obligations, responsibilities and liabilities under this Lease to the extent that the purchaser of the
Landlord's interest assumes them from the Landlord.

28.8  Additional Covenants

Any additional covenants, conditions or
agreements set forth in writing and attached hereto whether at the commencement of the term or at any subsequent time and signed and initialled by the parties hereto shall be read and construed together with and as part of this lease provided always that when the same shall be at variance with any written clause in this lease such additional covenants, conditions and agreements shall be deemed to supersede such clause.

28.9  Whole Agreement

The Tenant agreed that the demised premises are leased by the Tenant without representations or warranties other than as contained in this lease.

28.10 Option to Renew

The Landlord agrees that if the Tenant duly and regularly pays 'the rent hereunder and performs all and every covenant, proviso and agreement herein contained and on the part of the Tenant to be paid and performed the Landlord will upon the written request of the Tenant made not less than the number of the day prior to the expiration of the Term set out in section 1.9(c) hereof, and at the cost of the Tenant, grant to the Tenant a renewal of this lease for the renewal term or terms set out in section 1.9 hereof at a basic rent to-be agree d upon, or failing agreement, at rate not less than the basic rent hereby reserved and to be determined by reference to one arbitrator if the parties can agree in selecting one and failing that be determined by the decision of three arbitrators or a majority of them, with one to be named by the Landlord or the Tenant, not more than fourteen (14) days after the giving of the notice by the Landlord or Tenant requesting such arbitration and the two arbitrators as chosen shall within seven
(7) days after the appointment of the said two arbitrators select a third arbitrator, it being expressly agreed that:
        (a)    The award of the said arbitrator
or arbitrators or a majority of them shall be made not later than twenty-one (21) days after the date of the appointment of the arbitrators or third arbitrator (as the case may be) so appointed hereunder;

        (b)    The Landlord and Tenant shall
each pay their own costs of the said arbitration proceedings, provided that in the case of a single arbitrator the arbitrators fee shall be paid equally between them and in the case of three arbitrators the fee of the third arbitrator shall be paid equally between them;

        (c)   If the Landlord or the Tenant
shall neglect or refuse to name its arbitrator in the time hereinbefore limited or fail to proceed with the said arbitration the arbitrator named by the other of them shall determine the basic rent and the decision of such arbitrator shall be final and binding on both the
Landlord and the Tenant;

        (d)   Any arbitration hereunder shall be
governed by the Commercial Arbitration Act of the
Province of British Columbia.

28.11     Cross Default

If the Tenant has entered into one or more leases with the Landlord in respect of premises located within the Building which leases have a Term which wholly or partially coincides with the Term of this
Lease (such lease or leases being referred to herein as the "Additional Lease"), the Tenant agrees that any default in the payment of Minimum Rent or Additional Rent or in the performance of other covenants and agreements therein shall constitute a default hereunder and that upon such default the
Landlord may exercise any of the remedies granted to it hereunder in respect of the Premises and the
Minimum Rent and Additional Rent herein
reserved.

This Indenture shall endure to the benefit of and be binding upon the parties hereto and their representative heirs, executors, administrators, successors and permitted assigns.

IN THE WITNESS OF the parties hereto have hereunder affixed their corporate seals in the presence of their officers duly authorized in that behalf or have hereunder set their hands and seals as the case may be, on the 2nd---day of February 1999 .

The Corporate Seal of SGS Enterprises Ltd.
was hereunto affixed in the presence of:
Authorize Signatory
Authorized Signatory

The Corporate seal of the
Tenant was hereunder affixed in the presence of:
Authorized Signatory
Authorized Signatory

Name of Witness
(Tenant/Guarantor)
Address of Witness
Occupation of Witness

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the demised premises.

2. No awnings or other projections shall be attached to the outside walls of the Building.
All curtains,
blinds, shades, or screens attached to or hung in, or used in connection with, any window or door of the demised premises shall be subject to the approval of the Landlord.

3. No sign, advertisement, notice or other letting shall be exhibited, inscribed, painted or affixed by any
Tenant on any part of the outside or the inside of the demised premises or Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the
Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by the Landlord at the expense of such Tenant, and shall be of a size, colour and stye acceptable to the Landlord.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the
Building, nor placed in the halls, corridors or vestibules without the written consent of the Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

7. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the
Building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premise, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the demised premises, and, without prior written consent of the Landlord, no cooking shall be done or permitted by any Tenant on said demised premises. No Tenant shall cause or permit any unusual or objectionable odours to be produced upon or emanate from the demised premises.

9. No space in the Building shall be used for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction.

10. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings, or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors, windows or skylight or down the passageways.

11 No Tenant, nor any of the Tenants servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any inflammable, combustible or explosive fluid, chemical or substance.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any
Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each
Tenant must,
upon termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost thereof.

13 All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Landlord or his agent may determine from time to time. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are part of.

14. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

15. The requirement of Tenants will be attended to only upon application at the office of the Building.
Building employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the office of the Landlord.

16. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

17. There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise, mail or other materials, any hand trucks, except those equipped with rubber tires and side guards.

18. The Landlord shall not be responsible for or in regard to the sufficiency or insufficiency of any safe or vault used by the Tenant to withstand fire, burglars or thieves, and the use of such safe or vault by the Tenant is accepted by the Tenant at its own risk, and without recourse whatever against the Landlord for or on account of any loss or damage which may occur in any manner of or to any money, securities, valuables, books, papers or other property which may be placed therein.

EXHIBIT 10.3

 INTERNET BUSINESS SERVICES AGREEMENT

General Terms and Conditions

1. Definitions

     In this Agreement and the Exhibits
attached, the following words have the meanings set out below

"Customer Equipment" means Customer owned equipment that provides the interface to Supplier
Equipment;

"Customer Particulars Exhibit" means the Exhibit of particulars respecting Customer attached to this
Agreement;

"Customer Sites" means the Customer end-user locations described in the Customer Particulars
Exhibit;

"Effective Date" mean, the date upon which this Agreement shall have effect, as specified on page I of this Agreement;

"Fees" means, in respect of any Services, the fees payable by Customer to Supplier in respect of the
Services described in each Services Exhibit.

"Indemnitees" means the persons described in
section 8.3 of this Agreement

"Service Effective Date" means the date upon which the Services am available for use by Customer, unless otherwise specified in respect of a particular Service in a Services Exhibit;

"Services Exhibit" means, in respect of each of the Services provided pursuant to this Agreement, the
Services Exhibit which describes the Service, the Fees applicable to each Service, the Customer
Equipment required for each Service and the date by which the Services are available for use by Customer

"Service(s)" shall mean the services to be supplied to Customer in accordance with the terms of this
Agreement, al) as described in the Services
Exhibit,

"Supplier Communication System" means Supplier
Equipment and all Supplier owned software and electronics used to provide Services to Customer;

"Supplier Equipment" means Supplier's equipment and hardware dedicated exclusively to the supply of
Services to Customer as may be described in the Services Exhibit; and

"Term" means the term of this Agreement as set out on the Customer Particulars Exhibit, unless other-wise specified in respect of a particular
Service in a Services Exhibit.

2. Services

2.1 Supplier shall provide the Services in accordance with the terms of this Agreement, Customer shall receive the Services from Supplier and comply with the terms of this Agreement.

2.2 Throughout the Term, Customer may request in writing additional Services or that Services be made. available at additional Customer Sites or that additional access feeds be provided at existing
Customer Sites. if Supplier can accommodate such requests, Supplier shall provide a quote respecting the Fees applicable for such request and specify a date by which the requested Services will he available to Customer.

3. Installation

3.1 Suppliers shall be responsible to install and maintain the cabling required to provide
Services to the
legal boundary of the properties upon which the Customer Sites are located. Customer shall be responsible to obtain at its sale cost all rights-of-way, permissions and/or third party consents required to permit. Supplier to install and maintain the cabling from such legal boundary to the Customer
Equipment. Customer shall at its sole cost undertake all necessary preparations required to comply with
Supplier's reasonable installation and
maintenance instructions,

3.2 Customer shall ensure that:

(a) all work required to be done by Customer pursuant to section 3.1 shall be done in accordance with all applicable laws and in accordance with Supplier's instructions; and

(b) all utilities, accesses and building alterations required to install and service the Supplier Equipment are provided at Customer's sole cost at least seven days prior to the date the Services are available for use by Customer.

4. Service Effective Date

4.1 Suppliers shall exert All reasonable efforts to ensure that the Services are available for use by
Customer by the data specified in writing by Supplier to Customer upon Supplier's receipt of a signed copy of this Agreement from Customer. Customer shall use all reasonable efforts to complete its obligations set out in section 3.1 in a timely manner.

5. Service Performance

5.1 Supplier shall use all reasonable efforts to ensure the continuous supply of Services to Customer.
Evaluation of the performance of the Services does not include performance during maintenance windows reserved to allow installation, system upgrades and to add or re- configure Customer's end-users and other Customers, unplanned outages or problems originating from parties other than Supplier or Supplier's contractors. The maintenance windows will be scheduled, based on Customer feedback, to minimize the impact on Customer's use of the Services.

6. Equipment

6.1 Subject to sections 3.1 and 3.2, Supplier shall supply and install Supplier Equipment at the
Customer Sites. Supplier shall lease to Customer the Supplier Equipment upon the following terms

(a)  Fees include any lease payments for
Supplier Equipment and Such shall be deemed terminated on expiry of the Term or termination of this Agreement or upon removal of Supplier Equipment pursuant to sections 12.1 or 12.2;

(b) Supplier Equipment shall at all times remain the property of Supplier, notwithstanding that such equipment or any pan thereof may at any time be affixed or attached to real property or any building, and

(c) Customer shall be liable for any loss, theft or damage to Supplier Equipment situated on Customer's property, whether such loss, theft or damage is attributable, to the fault of Customer or otherwise, ordinary wear and tear excepted.

6.2 Customers shall be responsible for the use and compatibility of equipment or software which is not
Supplier Equipment. If Customer uses equipment or software which is not Supplier Equipment which impairs Customer's use of the Service, Customer shall remain liable for payment for the Service.
Upon
notice from Supplier that the equipment or software which is not Supplier Equipment is causing or is likely to cause hazard, interference or service disruption, Customer shall eliminate the likelihood of hazard, interference or service disruption.
Customer shall, If necessary, pay Supplier to address difficulties caused by equipment or software which is not Supplier Equipment.

7. Maintenance Obligations

7.1 Subject to section 7.2. Supplier shall at
its sole cost maintain Supplier Communication
System in
good operating condition provided that Supplier
shall not be responsible for any repair or
maintenance
caused by:
(a) Supplier Equipment being used other than for
the purposes intended under this Agreement of
being
operated other than in accordance with
Supplier's specifications;

(b) catastrophe, accidents or The fault, negligence, misuse, improper or unauthorized use of Supplier
Equipment by Customer, its employees, agents or contractors;

(c) removal of Supplier Equipment from the locations authorized pursuant to this Agreement without the
Supplier's prior written consent, such consent not to be unreasonably withheld; or

(d) Customer uses, additions or alterations to Supplier Equipment without the Supplier's prior written consent, such consent not to be unreasonably withheld.

7.2 Supplier, its employees, contractors, and agents shall at all times enjoy reasonableaccess to any
Customer controlled cabling or facilities which Supplier is obligated in any manner to maintain including
Supplier Equipment and shall be provided a safe environment in which to perform any work to be undertaken by Supplier in accordance with this Agreement. Customer shall be responsible for ensuring timely access by Supplier to each Customer Site.
If Supplier is delayed by Customer in any manner in obtaining reasonable access to each Customer's
Site, the obligations of Supplier shall be waived to the extent attributable to delayed or prohibited access. Customer shall upon request reimburse
Supplier at
Supplier's current labour rates if such delayed or prohibited access results in travel or waiting time for
Supplier.

8. Customer Obligations

8.1 Customer shall at its expense maintain all Customer Equipment. Customer shall ensure that all equipment used by Customer (excluding Supplier
Equipment) is technically and operationally compatible with Supplier Equipment and the Supplier Communication System. Supplier shall not be obligated to connect any Supplier Equipment to any equipment used by Customer which does not comply with these requirements.
8.2 Customer shall use all reasonable efforts not to do and shall advise its customers not to do any of the following:

(a) knowingly disclose confidential information, except as required by law;

(b) knowingly engage in any activity which, in the reasonable opinion of Supplier, might restrict, inhibit or deny any customer of Supplier from using or accessing the whole or any part of the Internet;
or

(c) knowingly facilitate the communication of any material that constitutes or encourages conduct that might constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable laws and regulations.

8.3 Supplier and its officers, directors, employees, affiliates and suppliers
(collectively, the
"Indemnitees") do not assume any liability in connection with breach by Customer of the foregoing obligations or for acts or omissions of Customer which occasion direct, indirect, incidental or consequential damages to Supplier Communication
System or to other third parties and Customer shall indemnify and hold harmless the Indemnities for any and all such breaches, acts or omissions.
Customer
agrees to defend, indemnify and hold the Indemnitees harmless from any and all liabilities, costs and expenses, including reasonable attorneys' fees, related to or arising from:

(a) any violation of this Agreement by Customer;

(b) the use of the Service or the Internet or the placement or transmission of any message, information, software or other materials on the Internet by Customer;

(c) negligent acts or omissions of Customer, its officers, employees, agents or contractors in connection with the installation, maintenance, use or removal of any equipment or software not provided by
Supplier which is connected to the Services; or

(d) claims for infringement of proprietary rights arising from the use by Customer of equipment, hardware or software, apparatus or systems not provided by Supplier in connection with the Service.

9. Limited Software License

9.1 All rights, title and interest in and to any software programs forming part of the Supplier
Equipment
or Supplier Communication System shall remain that of Supplier or the licensing party which authorized its use by Supplier. Customer shall, not change or copy such software programs (except for safeguard or archive copies marked to show Supplier's ownership) nor make it available to any employees, contractors, agents or third parties other than those who require it to receive the Services.

10. Fees

10.1 Customer shall pay Fees commencing on the Service Effective Date and continuing monthly in advance thereafter throughout the Term.

10.2 All Fees shall be payable no later than 30 days following receipt of an invoice which shall be deemed accepted by Customer if not disputed within 30 days of the invoice date All payments shall be made by Customer at the address specified by Supplier. Interest on overdue amounts shall accrue at 21
% per annum For any incomplete calendar month, Fees shall be adjusted on a daily basis.

10.3 Customer shall pay in addition to the Fees, all taxes, assessments and government charges including but not limited to Social Service Tax, Excise Tax, Goods and Services Tax, and any other taxes applicable to the receipt of the Services excluding taxes on the income of the Supplier.

11. Renewal of Term

11.1 This Agreement shall be renewed and extended automatically an the same terms and conditions as are contained in this Agreement except for the Fees, which shall be set at Supplier's then current rates, unless either party gives to the other at least
60 days written notice of its election to terminate the
Agreement prior to the expiry of the Term or any renewal period.
12. Termination and Suspension of Service

12.1 In addition to any other remedies available to Supplier for breach or default, Supplier may immediately terminate, restrict or suspend the provision Of Services to Customer:

(a) if any Fees payable hereunder are not paid when due; or

(b) if, upon 20 days written notice, Customer fails to comply with any of its other obligations under this
Agreement.
In the event or default or breach by Customer, Supplier may enter Customer's premises and remove all
Supplier Equipment.

12.2 Supplier may immediately deny Customer access to all or part of the Internet upon notice if
Customer engages in any conduct or activities that Supplier in its sole discretion believes violates this
Agreement or any policy adopted by Supplier from time to time of which notice is given in advance to
Customer including, without limitation,
Supplier's Acceptable Use Policy a copy of which can be obtained from the Internet address http://www.hoteladvanced.com/aup/index.html. If
Supplier denies
Customer access to the Internet because of such a violation, neither Customer nor its customers shall have any right to:

(a) access through Supplier any materials stored on the Internet; or

(b) access third party services, merchandise or information on the Internet through Supplier, and
Supplier shall have no responsibility to notify any third-party providers of services, merchandise or information nor any responsibility for any consequences resulting from lack of notification.

12.3 If Supplier fails to comply with any of its obligations hereunder and Customer provides prompt
Written notice of such failure to Supplier, Supplier shall have 30 days from receipt of such notice to rectify the failure. If, at the end of such 30 day period, Supplier has not remedied the failure, Customer
May, within a further ten day period, elect in writing to terminate Services to the affected
Customer
Sites. If Customer does so, Supplier shalt terminate Services between those points and no further Fees shall be applicable in connection with the discontinued Service from the date of the original written notification from the Customer to terminate the Service and Supplier shall be entitled at its sole cost to remove all Supplier Equipment located at Customer Site.

13.  Limitation of Liability

13.1 Customer understands that the Indemnitees do not operate or control the Internet in any way, and that all merchandise, information and Services offered Or made available on the Internet are offered or made available by third parties who are not affiliated with the Indemnitees. The indemnities do not make any express or implied warranties or representations whatsoever (including without limitation warranties of title or non-infringement, or the implied warranties of merchantability or fitness for a particular purpose) with regard to any merchandise, information or service provided through the Internet, and they shall not be liable for any cost or damage arising either directly Or indirectly from any such transaction.

13.2 Under no circumstances shall Supplier, its affiliates or contractors be liable for any indirect incidental, special. punitive or consequential damages that result in any way from Customer's use of or inability to use the Service or to access the Internet or any pan thereof, or Customer's reliance on or use of information, services or merchandise provided an or through the Service, or that result from mistakes, omissions, interruptions, deletion of files, errors, defects, delays in operation, or transmission, or any failure of performance.

13.3 Without in any manner limiting the express limitations contained in this section, Supplier shall not be liable to Customer for any;

(a) act or omission of a telecommunications carrier whose facilities are used in establishing connections to points which Supplier does not directly serve;

(b) disclosure of private communications to parties other than the intended recipient, or the disclosure of confidential information;

(c) restriction or inhibition imposed by a party other than Supplier from using or accessing the Internet;

(d) posting, transmittal or receipt over Supplier's communications system of any material that constitutes
Or encourages conduct that might constitute a criminal offense. give rise to civil liability, or otherwise violate any applicable laws and regulations

(e) posting or transmittal of any information or software that Customer is aware contains a virus, worm, cancel hot or other harmful component; or

(f) infringement of patents or other proprietary rights arising from combining or using
Customer-provided facilities with Supplier
Equipment or the Services.

13.4 The foregoing limitations shall apply to all acts or omissions of Supplier whether negligent or otherwise which would, but for this section, give rise to a "cause of action in contract and/or tort law.


14.General
14.1 This Agreement shall inure to the benefit of and be binding upon Supplier and Customer, and their respective heirs, executors, administrators, successors arid permitted assigns. Customer shall not assign this Agreement without Supplier's prior written consent, such consent not to be unreasonably withheld.
14.2 This Agreement forms the entire agreement between the parties concerning the subject matter hereof and supersedes all prior written and oral agreements between the parties. Any modification of this Agreement shall not be valid unless reduced to writing and agreed to by Customer and Supplier.

14.3 Notwithstanding any other term of this Agreement, neither Party shall be liable for any delay, interruption or fault in the performance of its obligations hereunder if caused by acts of God, war, declared or undeclared, fire, flood, storm, slide, earthquake, power failure, inability to obtain equipment, supplies or other facilities not caused by failure, to pay the then prevailing prices, labour disputes or any other similar event beyond the control of the party affected which may prevent or delay such performance. If any such act or event occurs or is likely to occur the party affected shall promptly notify the other party, giving particulars of the event. The party so affected shall use all reasonable efforts to eliminate or remedy the event. but shall not be obligated to take any action relating to a labour dispute
14.4 Supplier reserves the right to refuse to carry out any work at any Customer Sites which, in
Supplier's reasonable opinion is, or may be a hazardous workplace environment. Supplier shall comply with all of Customer's safety requirements where applicable, however, any protective clothing or any other equipment required as a result of Customer's requirements shall be provided to Supplier at no cost.
14.5 The parties hereto represent that they have full authority to enter into this Agreement and that no further act or approval is required to make this Agreement binding other than signature by each party is authorized signatory. Should any portion of this Agreement be held to be void in Jaw, this Agreement shall be construed, so far at is possible, as if such portion had never been contained herein
This
Agreement shall be construed and interpreted in accordance with the laws of the Province of British
Columbia.
    14.6 Notice to be provided under this
Agreement shall be effectively delivered if delivered by hand, sent by facsimile transmission, or forwarded by registered mail to the business address of the other party, and to the attention of the authorized signatories as described on the first page of this Agreement.
Notice shall be deemed to be delivered on the date of delivery or the date following facsimile transmission or if sent by registered mail on the third day after mailing,




Services Fees

The agreement between Supplier and
STRATABASE.COM, consists of the following services.

Description                    Setup or Monthly Fees             Onetime Fees

Connectivity Services

1.544 Mbps Fibre Internet Connection    $1.000.00                   $1,600.00

Term of the Agreement: This Agreement shall have effect from and after the Effective Date and shall continue for a period of 3 years following the "Service Effective Date".


Service Descriptions

SECTION I - CONNECTIVITY SERVICES

    1.544 Mbps Fibre Internet Connection

Includes the facilities, facility termination unit, and a customer premise router with a Token
Ring or
Ethernet AUI connector (transceiver is not included). The equipment is owned, installed and maintained
b) Supplier. Service will be delivered via
Supplier owned Fibre Optic media. Usage fees do not apply.

COMPLEMENTARY SERVICES

The following services are provided at no charge when a Connectivity Service is purchased.

Simple Mail Transfer Protocol (SMTP) Mail Feed

Supplier will route SMTP traffic to Customer's primary mail server,

Usenet News Server

Supplier provides Customer with access to approximately 25,000 news and discussion groups through
Supplier's Usenet news server. For a one time fee, Supplier will provide newsgroup filtering services
(See section on News filtering),

IP Address Registration

Every user/computer accessing the Internet must have a unique Internet (IP) address. Supplier will register/provide Customer with sufficient IP addresses for Customer' hosts.

A typical IP address is structured as 4 sets numbers separated by periods (e.g.
131.108.122.204). The
first 3 numbers in the address identifies the customer's network (e.g 131.108.122), while the last number identify the individual hosts on the network (e.g. 204). Subnetting of a full class
'C'' address
may be required.

As representatives of Customer, Supplier will negotiate with Internic to acquire and justify the requested number of addresses. The number of addresses will be determined by the Internic and not by
Supplier.

Addresses assigned to Customer an the property of Supplier. At the end of the Term, the assigned IP addresses shall be returned to Supplier.

Secondary Domain Name Server (SDNS) Supplier will provide secondary Domain Name Server
Service for Customer.


Contract No:

INTERNET BUSINESS SERVICES AGREEMENT

This Agreement is made between
STRATABASE.COM, a Company
British Columbia, V3G IK2 ("Customer")

AND

BC TEL ADVANCED COMMUNICATIONS, a division of BC
TEL SYSTEMS SUPPORT INC.,
a company incorporated pursuant to the laws of
British Columbia and having its head office at
2200
4720 Kingsway, Burnaby, British Columbia, V5H
4N2 ("Supplier")

WHEREAS Supplier wishes to provide and Customer wishes to receive Internet Business Services subject to and in accordance with the terms of this Agreement

NOW THEREFORE, this Agreement witnesses that Customer and Supplier agree to be bound by the General Terms and Conditions and the Exhibits attached to this Agreement which form an integral part of this Agreement.

This Agreement shall have effect as of the date upon which Supplier receives a copy of this Agreement duly executed by Customer.

IN WITNESS WHEREOF, Customer and Supplier have executed this Agreement by their authorized signatories.

STRATABASE.COM
BY: /s/ Trevor Newton
Authorized Signatory
Name: Trevor New ton
(Please Print)
Title: President
Date: 1/23/99

BC TEL ADVANCED COMMUNICATIONS,
a division of BC TEL SYSTEMS SUPPORT INC.
BY: /s/ Jim McLean
Authorized Signatory
Name: Jim McLean
Title: Manager, Business Internet Services
Date: 2/18/99

EXHIBIT 10.4

DISTRIBUTOR AGREEMENT

This Distributor Agreement ("Agreement"), is effective as of the 1st day of May 1999 by and between
COMTEX Scientific Corporation ("COMTEX"), a New
York corporation with Its principal offices at 4900 Seminary Road. Suits 800 Virginia 22311, and Stratabase.com (the ''Distributor") a
Canadian
corporation:
1. Definitions.
a.  Content. The term "Content" means all
stories, articles or other material, whether or not protected by copyright, including but not limited to text, images, and other multimedia data, that COMTEX obtains from various Information Providers or creates Itself.

b. End-user. The term "End-User" means each and every third party to whom Distributor transmits or otherwise makes available the Services as authorized in Exhibit A,

c. Effective Date, The term "Effective Date' means the date first written above. If no date is written above, the Effective Date shall be the date
Distributor executes this Agreement.

d. Information Providers. The term "Information
Providers" means third parties from whom COMTEX acquires the right to distribute Content that COMTEX transmits or otherwise makes available to Distributor.

e. Services. The term "the Services" means the electronic Information services offered by
Distributor
that make available the Content, as authorized in Exhibit A.

2. Distribution

a. Grant of Rights; Distribution by Distributor.
Subject to the terms and conditions of this Agreement,
COMTEX grants Distributor a nonexclusive license and right (A) to distribute the Content to End-Users as part of the Services as authorized in Exhibit A, and (B) to license End-Users to use the
Content as authorized by the End-User Agreement.

b. No Distribution for Print, Television or
Radio News Media. Distributor shall not
knowingly license,
transmit distribute or otherwise make available the Content to entities for use in print, television or radio news media, without first obtaining for each such entity COMTEX' prior written consent. In the event that such unauthorized distribution occurs,
Distributor immediately shall notify COMTEX and use its best efforts to immediately cease such distribution.

c. No Distribution to Redistributors.
Distributor shall not knowingly license, transmit, distribute or otherwise make available the Content to any entity which relicenses, retransmits, redistributes or otherwise makes available the Content to its customers, with or without charge, without first obtaining for each such entity COMTEX' prior written consent. In the event that such unauthorized distribution occurs, Distributor Immediately shall notify
COMTEX and use its best efforts to immediately cease such distribution.

d. End-User Agreements. Distributor shall obtain from each End-user, either in writing or via acknowledgment of an electronic form (which acknowledgment can be provided by the End-Users use of Distributor's Services), consent to the provisions set forth in Exhibit C to this Agreement or provisions substantially equivalent thereto. For the period this Agreement Is in affect and three
(3) years
thereafter, Distributor agrees to retain for each End-user evidence of (1) such consent, and
(11) the
agreement's terms and conditions. Distributor shall provide COMTEX a copy of the agreement's terms and conditions and, upon the request of COMTEX a copy of any writing or electronic record evidencing consent thereto.

e. Acknowledgment and Reservation. Distributor acknowledges that COMTEX aggregates material from various Information Providers to create the collections of Content distributed by COMTEX.
COMTEX reserves the right to add or withdraw
Information Providers and items of coverage from the
Content without notice.

3. Marketing

a. Promotion. Distributor agrees to use
commercially reasonable efforts to promote and market the
Services to prospective End-Users and to enter into agreements pursuant to Subsection 2.d.
granting
End-Users the right to use the Services

b. Expenses. Distributor shall be responsible for all expenses incurred by Distributor In promoting and marketing the Services.

c. Use of Name. Distributor shall name COMTEX as one of its information services in all (i) marketing and other promotional materials, including but not limited to press releases, advertisements, and brochures (whether using print, broadcast or on-line media or Distributor's Internet Web site) referring
to the Services that identify Distributor's content sources, and (ii) documentation regarding the Services provided to End-Users.

d. Prior Approval for Publicity. The parties each agree, at least on (10) business days prior to use, to submit to the other party for approval all marketing and other promotional materials, including but not limited to press releases, advertisements, and brochures (whether using print, broadcast or on-line media) that: (i) are produced by COMTEX and describe the Services, provided, however, that COMTEX may identify Distributor as aCOMTEX distributor without obtaining Distributor's consent;
or (ii) are produced by Distributor and describe the Content or identify COMTEX' information
Providers.

Approval of use of such promotional materials shall be deemed granted unless written notice of disapproval is received within five (5) business days. A party shall not unreasonably withhold its approval.

4. Delivery of the Content

a. Transmission by COMTEX. Subject to the terms and conditions of this Agreement, COMTEX shall transmit the Content to Distributor and Distributor shall receive the Content transmitted by COMTEX in accordance with the specifications in Exhibit
A.

b. Transmission by Distributor. Distributor shall offer Content to prospective End-Users and have the technical capability to transmit Content to End-
Users within sixty (60) days of the Effective
Date of this
Agreement.

c. Obligation to Block Content Not Licensed. In the event Distributor is not authorized to distribute all
Content transmitted by COMTEX, Distributor agrees to block and not license, transfer, make available or otherwise distribute to End-Users or any other third parties nor use in any manner whatsoever
Content Distributor is not authorized to distribute as part of the Services,

d. Timeliness. Distributor acknowledges that
COMTEX relies on the performance of Information
Providers outside the control of COMTEX in order to make available the Content to Distributor.
Subject to any disruptions or delays
attributable to the performance of such
Information Providers,
COMTEX shall use commercially reasonable efforts to maintain the timeliness of its transmission of the
Content to Distributor.

e. Notices.

I. Copyright. Distributor shall cause the Services to display as part of each story, article or other material that includes Content transmitted by COMTEX to Distributor the copyright notice transmitted therewith by COMTEX indicating that the copyright owner is a COMTEX Information Provider or
COMTEX. Such notice Shall be conspicuous to the End-User and comply with any further requirements set forth in Exhibit A.

II. Content Attribution. The term "Standard
Attribution Statement" shall mean the phrase
"News
Provided by COMTEX'' or, effective no sooner than thirty (30) days after Distributor's receipt of
COMTEX' notice, any other reasonable phrase.
Distributor shall cause the Services to display as part of each story, article or other material that includes Content transmitted by COMTEX to Distributor (i) the Standard Attribution Statement, (ii) the
COMTEX logo, as set forth in Exhibit A hereto or, effective no sooner than thirty (30) days after Distributor's receipt of COMTEX' notice any other reasonable logo, and (iii) an operational link to www.COMTEXnew.COM or, effective no sooner than thirty (30) days after Distributor's receipt of COMTEX' notice. any other COMTEX World.

III. Wide Web site. Such Standard Attribution
Statement, logo and link shall be conspicuous to the
End-User and comply with any further
requirements set forth In Exhibit A. COMTEX shall waive the requirement for display of the COMTEX logo and/or establishment of the link for such periods that
Distributor demonstrates the commercial or technical unfeasibility of complying with these requirements.

f. Modifications. Distributor shall not edit, abridge, rewrite, translate or in any other way alter or modify the Content or create any work derived from the Content, except (i) to the minimum extent necessarily incident to forming the look and feel of Distributor's Services provided that such modification does not materially alter the Content, and (ii) to make available to End-Users only the headlines, as transmitted by COMTEX, for the Content's articles and stories. Distributor may choose not to distribute to
End-Users every story or article that
Distributor is authorized to distribute,

g. Review by COMTEX

i. Access. During the period this Agreement is in affect, Distributor shall provide COMTEX reasonable access to the Services for the purposes of reviewing Distributor's incorporation of the
Content into the
Services and evaluating compliance with this Agreement. This access shall be provided by Distributor at no charge to COMEX.

ii. Opportunity to Review. Prior to Distributor commencing transmission of Content as part of the
Services or implementing any substantial changes in the Services, or as soon as possible thereafter,
Distributor shall provide notice thereof to COMTEX to allow COMTEX a reasonable opportunity to access the Services.

h. Corrections.
Upon receipt of notice from COMTEX of an error in the distribution and transmission of Content to
Distributor or in the provision of the Services by Distributor to End-Users, Distributor immediately shall
(i) consult, if necessary, with COMTEX regarding the appropriate correction or other remedy for such error, (ii) implement as directed by COMTEX such correction or other remedy, such as retracting a story or article or transmitting a correction, and (iii) provide COMTEX documentation evidencing such correction or other remedy.

i. Content Archiving.
Distributor may retain copies of the Content for thirty (30) days after receipt from COMTEX, or such other time period as authorized In Exhibit A,

5. Payment

a. In General. Distributor shall pay COMTEX (i)
Minimums, Fees and Royalties and (ii)
Communications Charges, each as set forth in Exhibit B. Subject to the provisions of this Agreement,
Distributor, commencing upon the Effective Date, shall pay the Minimums regardless of any delay in
Distributor commencing, or any interruption in Distributor continuing, transmission of Content to
End-Users. Effective upon the commencement of each Renewal Term, the Fees and Royalties shall be
110% of the Fees and Royalties during the immediately preceding term and the monthly
Minimums shall
equal the greater of (i) 110% of the monthly
Minimum in effect during the last month of the prior term, or (ii) seventy five percent (75%) of the average monthly Fees and Royalties owed by Distributor for the last three months of the prior term. These increases are predicated upon the overall amount of
Content increasing during the course of the Initial Term. If the amount of Content remains the same, or decreases, no such increase will take affect.

b. Invoices and Due Date. Each month, COMTEX shall provide Distributor an Invoice stating the Minimum, Fees and Royalties and the Communications Charges owed by Distributor to COMTEX.
Distributor shall pay COMTEX the net amount owed on each invoice within thirty (30) days of the date of the Invoice (the "Due Data"). Distributor acknowledges that the Invoice received for a month shall state the Minimums and Fees owed for such month and the unpaid Royalties and other amounts owed for prior months.

c. Taxes. Distributor shall be responsible for all taxes, including sales, excise, and value added taxes, which may be levied upon the delivery of the Content or on any payments by Distributor to COMTEX under this Agreement, other than franchise, personal property and Income taxes of COMTEX.

d. Interest; Collection Costs. All amounts owed under Subsections a, b and c, above, and not paid within ten (10) days of the Due Date shall bear interest at the rate of one and one- half percent (1.5 %) per month, or at the highest rate allowed by law, whichever is less, from the Due Date until paid.
Distributor's obligation to pay interest to COMTEX on such overdue amounts shall not limit in any way
COMTEX' rights under Subsection 5.1. below or
Section 6 of this Agreement. In addition, COMTEX shall be entitled to reimbursement from Distributor for all reasonable costs of collection, including reasonable attorneys' fees and expenses.

e. Ad-Tracking Reports. Within ten (10) days after the end of each month, Distributor shall provide
COMTEX an Ad-Tracking Report setting forth all information necessary to calculate the Royalties for the prior month. In the event Distributor falls to provide COMTEX the Ad-Tracking Report within ten
(10) days after the close of each month, (i)
Distributor shall pay COMTEX a late fee in the amount of ten percent (10%) of the Minimum for such month, and (ii) notwithstanding Distributor's obligation to pay the late fee, such failure shall constitute a material breach of this Agreement,

f. Suspension/Termination for Failure to Pay or Report. Without in any way limiting Section 6, in the event Distributor either fails to make payment in full in accordance with Subsections a, b, c and d, above, within sixty (60) days of the date of the invoice or fails to provide COMTEX the Ad-Tracking
Report as required by Subsection 5.e., COMTEX at its sole election, shall have the right to suspend transmission of the Content to Distributor pursuant to Subsection 6.b.ii and/or to terminate this
Agreement pursuant to Subsection 6.b.iii.
Distributor hereby consents to such suspension and acknowledges that such suspension does not constitute a breach of this Agreement by COMTEX.
In
the event of suspension, promptly upon COMTEX receipt of such Ad-Tracking Report and payment in full of all amounts due, COMTEX shall commence transmission of the Content to Distributor in accordance with the terms and conditions of this Agreement.

g. Audit No more than once in any six (6) month period, COMTEX or its representative may, during business hours and upon reasonable notice, inspect and audit the relevant books and records of
Distributor for the sole purpose of verifying all information related to determining the amounts owed under this Agreement. Such Inspection and audit shall be at the expense of COMTEX unless the audit shows an error of ten percent (10%) or more in the calculation of Minimums, Fees and Royalties or
Communications Charges, in which case
Distributor shall bear the reasonable expense of such
Inspection and audit. Any deficiency discovered by the audit shall be paid by Distributor to COMTEX within thirty (30) days of COMTEX notifying
Distributor of the deficiency, plus interest at the rate of one and one-half percent (1.5 %) per month, or at the highest rate allowed by law, whichever is less, from the original Due Date until paid.
6. Term; Remedies

a. Term

i. In General. This Agreement is binding on the parties as of the last day that a party hereto executes this
Agreement and shall remain in effect through the last day of the Initial Term or any subsequent
Renewal
Term, as provided below.

ii. Initial Term. The Initial Term shall commence on the Effective Date and shall continue for the duration of the Initial Term set forth In Exhibit A.

iii. Renewal, Renewal Terms. This Agreement shall renew automatically for successive periods
"Renewal Terms") of the duration of the Renewal
Term set forth in Exhibit A, unless either party notifies the other party, in writing, at least ninety
(90) days before the end of the then current term of its election not to renew.

b. Remedies for Breach by Distributor

i. Withdrawal of Information Provider. In the event that Distributor's or Its End-Users' breach of this
Agreement has a reasonable possibility of causing COMTEX to breach its agreement with an information Provider, in addition to and not In lieu of any other remedies permitted hereunder, COMTEX may In its sole discretion immediately cease delivery of such information Provider's
Content
to Distributor until the breach is remedied by Distributor, during which period Distributor acknowledges that such action by COMTEX shall not constitute a breach of any provision of this Agreement.
COMTEX shall resume delivery of such Content only after Distributor has taken action satisfactory to
COMTEX to assure that no further breach of this Agreement shall occur.

ii. Suspension. Notwithstanding any other remedies granted by this Agreement, COMTEX may in its sole discretion upon ten (10) days notice suspend delivery of Content to Distributor if Distributor materially breaches any provision of this Agreement. Such suspension shall continue until the breach is remedied by Distributor, during which period
Distributor acknowledges that such action by COMTEX shall not constitute a breach of any provision of this Agreement. COMTEX shall resume delivery of the
Content only after Distributor has taken action satisfactory to COMTEX to assure that no further breach of this Agreement shall occur.

iii. Termination. Notwithstanding any other remedies granted by this Agreement, COMTEX may terminate this Agreement if Distributor materially breaches any provision of this Agreement provided that (i) COMTEX first shall provide notice to Distributor describing the breach and identifying the section of this Agreement breached, and (ii) if the breach remains uncured for sixty
(60) days after delivery of such notice, than termination shall take effect immediately upon Distributor's receipt of notice of termination received within thirty
(30) days of the end of such sixty (60) day cure-period. Immediately upon receipt of the initial notice identifying the breach, Distributor shall use best efforts to cure the breach. In the event that a breach substantially similar to a prior breach occurs within 180 days of COMTEX initial notice describing such prior breach, COMTEX may terminate this Agreement effective immediately upon giving notice of termination to Distributor.

c. Remedies for Breach by COMTEX. Distributor
may terminate this Agreement if COMTEX
materially breaches any provision of this
Agreement, provided that (i) Distributor first
shall provide
notice to COMTEX describing the breach and
identifying the section of this Agreement
breached, and
(ii) if the breach remains uncured for sixty
(60) days after delivery of such notice, then
termination shall
take effect immediately upon COMTEX' receipt of
notice of termination received within thirty
(30)
days of the end of such sixty (60) day
cure-period.

d. Obligations upon Termination. Effective upon termination of the Agreement, Distributor shall not license, transfer, make available or otherwise distribute the Content nor access, use or retransmit the
Content. Distributor shall (i) within thirty
(30) days of termination, pay to COMTEX all charges then owed under Section 5 above, (ii) for the reminder of the then-current term pay to COMTEX all
Minimums required under Section 5 above unless the termination is due solely to COMTEX' material breach of this Agreement, and (iii) within fifteen (15) days of termination, deliver to COMTEX all hardware owned by COMTEX. If such hardware is not returned, (A) Distributor shall Pay COMTEX the replacement value thereof. Within thirty
(30) days of termination, Distributor shall erase and purge the Content from any on-line and off-line storage media and certify, in writing, to COMTEX that such erasure and purge has been completed, or (B) certify, in writing, to COMTEX that certain
Content has
been retained in making back-ups during the normal course of business; and that such Content shall not be used in any manner whatsoever without the prior written consent of COMTEX. Immediately upon termination Distributor shall return to COMTEX all other materials proprietary to COMTEX or containing COMTEX Confidential Information and all hardware owned by COMTEX.

e. Survival. The provisions of Sections 5, 6, 7,
8, 9, 13, 14, 15, 16 and 17 of this Agreement shall survive termination of this Agreement.

7. Confidential Information.

a. Definition. "Confidential Information" shall mean information described In Subsection 7.e.
below or
which is designated as Confidential Information by the party disclosing such Information (the
"Disclosing
Party") (i) In Exhibit D to this Agreement, (ii) with respect to information provided on paper, by facsimile or electronic mail, on magnetic media, electronically or by any other medium
(collectively {"in
writing"), by labeling such Information as "CONFIDENTIAL INFORMATION" before the
Information is provided to the other party (the
"Receiving Party"). or (iii) with respect to Information disclosed either verbally or in writing, by notifying the Receiving Party, in writing within thirty (30) days of the disclosure, that the information identified in such notice is designated
Confidential Information
effective as of the Receiving Party's receipt of such notice,

b. Exclusions. "Confidential Information" shall not include Information that (i) is or shall become generally available without fault of the Receiving Party, (ii) is in the Receiving
Party's possession prior to
its disclosure by the Disclosing Party, (iii) is independently developed by the Receiving Party, or (iv) is rightfully obtained by the Receiving Party from third parties without similar restrictions.
c. Restrictions. The Receiving Party shall not disclose or otherwise transfer Confidential
Information of
the Disclosing Party to any third party, without first obtaining the Disclosing Party's consent, and shall take all reasonable precautions to prevent inadvertent disclosure of such Confidential
Information.

d. Injunctive Relief; Exclusion of Liability
Limitation. The parties agree that damages shall be an inadequate remedy in the event of a breach by either party of this Section 7 and that any such breach by a Receiving Party will cause the Disclosing
Party great and irreparable injury and damage.
Accordingly, a party shall be entitled, without waiving any additional rights or remedies otherwise available at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach of this Section
7. The provisions of Section 13 shall not apply to any breach of this Section 7.

e. Contract Term:s; Pricing, Product
Information. The parties shall not disclose the terms and conditions of this Agreement, any information regarding
COMTEX' prices, or any information concerning the composition of COMTEX' products, including analysis of the composition of COMTEX products, to any third party except to potential investors, potential merger partners or acquirers subject to appropriate nondisclosure agreements, or required by law.
8. Content

a. Ownership. Distributor acknowledges that this Agreement does not transfer to Distributor or End-Users any proprietary right, title or interest, including copyright, in the Content.

b. Acknowledgment Distributor acknowledges that
COMTEX relies on the performance of Information
Providers outside the control of COMTEX in order to make available the Content to Distributor.
Distributor acknowledges and agrees that COMTEX does not warrant that the Content will not infringe any copyright or other right of any third party.

D. Trademarks

Each party agrees that (i) the other party's trademarks are the sole and exclusive property of such
Party that owns the marks, and (ii) the
trademarks of the Information Providers are the sole and exclusive property of the respective Information
Providers. Pursuant to subsection 3.d, COMTEX shall have the right to approve the use of its trademarks by Distributor to promote and describe the Services.

10. Limited Warranties of COMTEX

a. Agreement. COMTEX warrants that its entry into this Agreement does not violate any agreement between COMTEX and any third party.

b. Laws and Regulations. COMTEX warrants that its performance under this Agreement and the delivery to Distributor of the Content conforms to all applicable laws and government rules and regulations, subject to the terms and conditions of this Agreement.

c. Content. Distributor agrees that the Content is provided by COMTEX "AS IS". COMTEX does not warrant the accuracy, completeness or timeliness of the Content.

11. Limited Warranties of Distributor

a. Agreement. Distributor warrants that its entry into this Agreement does not violate any agreement between Distributor and any third party.

b. Laws and Regulations. Distributor warrants that its performance under this Agreement and the use of the Content as part of the Services conform to all applicable laws and government rules and regulations, subject to the terms and conditions of this Agreement.

12. Disclaimer of All Other Warranties

THE PARTIES AGREE THAT (a) THE LIMITED
WARRANTIES SET FORTH IN SECTIONS
10 AND 11 OF THIS AGREEMENT ARE THE SOLE AND
EXCLUSIVE WARRANTIES
PROVIDED BY EACH PARTY, AND (b) EACH PARTY
DISCLAIMS ALL OTHER
WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE
IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR
PURPOSE, RELATING TO THIS
AGREEMENT, PERFORMANCE OR INABILITY TO PERFORM
UNDER THIS
AGREEMENT, THE CONTENT, AND EACH PARTY's
COMPUTING AND DISTRIBUTION
SYSTEM.

13. Limitation of Liability

In no event shall either party be liable to the other for any indirect, special, exemplary or consequential damages, including lost profits, whether or not foreseeable or alleged to be based on breach of warranty, contract, negligence or strict liability, arising under this Agreement or any performance under this Agreement.

14. Indemnification

a. By Distributor. Distributor shall indemnify and hold harmless COMTEX and its Information
Providers from and against any third party losses, expenses, liabilities, damages and other claims, including reasonable legal fees and expenses arising out of Distributor's or its End- User's
(i) breach of
any provision of this Agreement, (ii)
distribution, transmission, duplication or use of the Content or the
Services, or (iii) alteration or modification of the Content.

b. By COMTEX. COMTEX shall Indemnify and hold harmless Distributor from and against any third party losses, expenses, liabilities, damages and other claims, including reasonable legal fees and expenses, arising out of COMTEX' breach of any provision of this Agreement.

c. Procedures. Each party agrees to notify the other of any such claim for indemnification promptly in writing. The parties agree to cooperate fully during such proceedings. Each party shall have the right to defend and select its own counsel or call upon the indemnifying party to defend and assist them and their counsel. Neither party shall make any settlement which materially effects the rights of the other party, nor shall either party be responsible for indemnifying the other party for any settlement made without the first party's consent, which shall not be unreasonably withheld.

15. Non-Solicitation

Commencing on the Effective Date of this Agreement and extending until expiration or termination of this Agreement. Distributor shall not contact any Information Provider whose Content is delivered via
COMTEX for the purpose of procuring Content from such Information Provider. The foregoing sentence does not apply to any Information
Providers that Distributor currently has a business relationship with, if COMTEX does not make available Content to Distributor from an Information
Provider, this Section 15 shall not apply to such information Provider.

15. Force Majeure

    Neither party shall be liable for any delay or failure to perform under this Agreement if caused by conditions beyond its reasonable control.
Including but not limited to fire, flood, accident, storm, acts of war, riot, government interference, strikes or walkouts; provided, however, no such event shall excuse any delay or failure to perform by Distributor of its obligations to make payment to COMTEX under
Section 6 of this Agreement. However, if a force majeure prevents Distributor from distributing or making available the Services or the Content, then Distributor's obligation to pay shall be suspended for the duration of the force majeure. The affected performing party shall promptly notify the other party of the nature and anticipated length of continuance of such force majeure.

17. Notices

    All notices and demands hereunder shall be in writing and delivered by hand delivery, certified or registered mail, return receipt requested, confirmed facsimile transmission or confirmed e-mail transmission at the addresses set forth below
(or at each different address as may be
designated by
either party by notice to the other party.
Delivery shall be deemed to occur (i) if by hand delivery, upon such delivery, (ii) if by mail, four (4) days after deposit with the U.S. Postal Service,
(iii) if by facsimile
transmission, upon receipt of confirmation of delivery, and (iv) if by e-mail, upon receipt of confirmation of delivery.

If to COMTEX:

Deborah Woolum Ikins, Vice President, Sales
COMTEX Scientific Corporation
490O Seminary Road
Suite 800
Alexandria, Virginia 22311
Facsimile transmission: 703-820-2005
E-mail transmission: dikins@comtexnews.com

If to Distributor
Mr. Trevor Newton
Stratabase.com
95315 Belanger Dr.
Abbotsford, BC, V3G 1K2
Facsimile transmission (604) 688-3388
E-mail transmission: tbnewton@stockscape.com

18. General Terms and Conditions

a. Not Agent. Neither party shall be considered an agent of the other party nor shall either party have the authority to bind the other party.

b. Assignments. Subject to the terms of this subsection, either party may assign this Agreement only in connection with a transaction in which (i) substantially all of the assets related to its rights and obligations under this Agreement are assigned to a third party, or (ii) the party is acquired, reorganizes or merges. In the event such a transaction is contemplated, the assigning party shall provide the other party at least sixty (60) days prior written notice. If, within thirty (30) days of receipt of such notice,
COMTEX objects and certifies, in writing, to Distributor that the proposed assignment will result in a breach of any obligations of COMTEX under any agreements between COMTEX and its Information
Providers, then the assignment is prohibited.
Except as specifically authorized by this subsection, neither party may assign this Agreement without the prior written consent of the other party.

c. Beneficiaries. The rights and limitations in this Agreement are for the benefit of COMTEX and its
Information Providers, each of which shall have the right to enforce its rights hereunder directly and on its own behalf. Distributor expressly acknowledges and agrees that the Information
Providers are third
party beneficiaries of this Agreement and may enforce the provisions of this Agreement against Distributor to the same extent as COMTEX.

d. Governing Law. This Agreement and performance hereunder shall be construed and governed by the laws of the Commonwealth of Virginia without giving effect to conflict of laws principles.
Any action or
claim related to this Agreement or performance hereunder shall be brought in the federal or state courts in Alexandria, Virginia, and each party submits to the jurisdiction of such courts and agrees that any such action or claim may be brought in such courts.
e. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability.

f. Waiver. No waiver of any breach of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

g. Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and other agreements, oral or written, between the parties relating to this Agreement.

h. Amendment. This Agreement may not be modified altered or amended except by written instrument duly executed by both parties.

i. Attorneys' Fees. Should any action be brought by either party to enforce the provisions of this
Agreement, the prevailing party, whether by settlement, adjudication or arbitration, shall have the right to collect reasonable attorneys' fees, expenses and costs from the non prevailing party.

j. No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

k. Headings. The headings used in this Agreement are for convenience only and are not to be construed to have a legal significance.

l. Read and Understood. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms and conditions,

m. Duly Authorized Representative. Each party
warrants that their representative whose
signature
appears below is duly authorized by all
necessary appropriate corporate actions to
execute this
Agreement.
AGREED  Stratabase.com
By:
                   COMTEX Scientific Corporation

                     By:

/s/ Trevor Newton
          /s/ Debbie Ikins

Signature
Signature

Trevor Newton
  Debbie Ikins
Printed Name                            Printed
Name
Title: President              Title: Vice
President, Sales
Date: May 17, 1999          Date: May 17, 1999

Exhibit A

The Service; Term

The term "the Service" means the following electronic information services: the Web site and e-mail alerting product known as Stratabase.com

To support the Service, COMTEX will supply the Distributor with the following products:

Healthcare Custom Wire
Energy CustomWire
High Tech CustomWire
Community CustomWire
 International Custom Wire
Sports CustomWire
Environment CustomWire
Government Custom Wire
Finance CustomWire
Business CustomWire

The Distributor has the right to use and display the Content upon any Web site or product that has been expressly approved by COMTEX. Any other Web site or product other than those listed above require the written permission of COMTEX prior to any use of the Content.

The Distributor has the right to archive the Content for a period of time up to one year, except in cases noted below where an information Provider has set a lesser archive limitation. Access to archived
Content in excess of 30 days, however, must be presented to the End-User as a separate service, and require the End-User to register before access to the extended archive is permitted. In each instance below, this is the maximum archive allowable under the terms of this Agreement.

Associated Press, AP WordStream, Canada Press,
Kyodo      30 Days
PR Newswire, BusinessWire, Futures World News
     Six Months

2. Technical Specifications

The data format will be the standard COMTEX proprietary format. All communication charges are the responsibility of the Distributor. COMTEX recommends delivery by FTP Stream at a monthly cost of
$400.

3. The Initial term shall be two years
4. Each Renewal Term shall be two years.

Exhibit B

Payment Schedule

A. Start-up/installation Fee; Upon final signature a one-time fee of $1500 will be invoiced. This fee covers the costs of initiating a communications link, assistance in the integration of a news feed, and all costs associated with the Content for an Initial
30-day integration period. Communications are billed normally.

B. Monthly Fees: The following fee schedule will apply for use of the Content:

June,   1999
           $750
July,    1999
            $1500
August, 1999
         $2250
September, 1999 and thereafter
         $3000

If billing is scheduled to begin mid-month, than the appropriate pro-rated amount will be invoiced.

C. Royalties; Commencing May, 1999, the
Distributor agrees to remit a royalty equivalent to 25% of the net advertising dollars invoiced that are attributable to the use of the Content. These royalties are in addition to any monthly fees that are due.

D. Royalty Reporting: Monthly reporting is required.

Exhibit C

COMTEX End-User Agreement Provisions

1. Ownership . End-User agrees that COMTEX
Scientific Corporation ("COMTEX") and its
Information Providers retain all proprietary right, title or interest, including copyright, in the stories, articles or other material, including but not limited to text and other multimedia data, that COMTEX provides as part of Distributors Services (the
"Content").

2. Restrictions on Use. End-User agrees that it will not copy nor license, sell, transfer, make available or otherwise distribute the Content to any entity or person. End-User shall use its best efforts to stop any such Copying or distribution immediately after such use becomes known,

3. No Warranty. The Content Is provided "AS
IS"COMTEX AND ITS INFORMATION
PROVIDERS DISCLAIM ANY AND ALL WARRANTIES,
EXPRESS OR IMPLIED,
INCLUDING BUT NOT LIMITED TO THE IMPLIED
WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR
PURPOSE, RELATING TO THIS
AGREEMENT, THE CONTENT AND ALL PERFORMANCE
HEREUNDER. COMTEX and its
Information Providers make no warranties regarding the completeness, accuracy or availability of the
Content.

4. Limitation of Liability . In no event shall
COMTEX or its Information Providers be liable to End-User or any other person or entity for any direct, indirect, special, exemplary or consequential damages, including lost profits arising under this Agreement or from performance thereunder based in contract, negligence. strict liability or otherwise, whether or not they or it had any knowledge, actual or constructive, that such damages might be incurred.

5. Indemnification. End-User shall indemnify and hold harmless COMTEX and its Information
Providers against any claim, damages, loss, liability or expense, including attorneys fees, arising out of
End-User's use of the Content in any way contrary to this Agreement.

6. Beneficiaries of this Agreement. The rights and limitations in this COMTEX End- User
Agreement
are for the benefit of COMTEX and its
information providers, each of which shall have the right to enforce its rights hereunder directly and on its own behalf.

Exhibit D

Information Contacts

In addition to the signatory of this Agreement, the following are the contact persons for
       (the
Distributor) and COMTEX Scientific Corporation
("COMTEX") at the time this Agreement is executed:

Distributor Information

Sales contact:
Title:
Email Address:
Address: (If different from main address)

Telephone:
Fax:

Accounting Contact:
Title:
Email Address:
Address: (If different from main address)

Telephone:
Fax,

Technical Contact:
Title:
Email Address:
Address. (if different from main address)

Telephone:
Fax:

Marketing Contact:
Title:
Email Address:
Address: (If different from main address)

Telephone:
Fax:

COMTEX Information

Sales Contact:                     Debbie Ikins
Title:                              Vice President,  Sales
Email Address:                      dikins@comtexnews.com
Telephone:                          703-820-2000 ext, 3055
Fax:
703-820-2005

Accounting Contact:                 Robin Deal
Title:                              Controller
Email Address:                      deal@comtexnews.com
Telephone:                          703-820-2000. ext. 3008
Fax:                                703-820-2005

Technical Contact:                  Tom Christian
Title:                              Vice President of Operations/CIO
Email Address:                      tchristi@comtexnews.com
Telephone:                          703-820-2000 ext. 3080
Fax:                                703-820-2005

Marketing Contact:                  Sandy Schulman
Title:                              Vice President, Marketing Email Address,
Telephone:                          703-820-2000 ext. 3015
Fax:                                703-820-2005

EXHIBIT 24.1
CONSENT OF COUNSEL





August 10, 1999
Stratabase.com
34314 Marshall Road, Suite 203
Abbotsford, BC V2S1L2, Canada

Gentlemen:

I hereby consent to the reference to me under the heading "Legal Opinions" in the Prospectus constituting part of the registration statement on Form SB-2 of Stratabase.com.


Very truly yours,

/s/ James C. Jones

JAMES C. JONES, ESQ.

JCJ:bt

EXHIBIT 24.2





                                   [MOSS ADAMS LLP]

CONSENT  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this
Registration Statement of our report dated May
28, 1999, relating to the financial statements of Stratabase.com, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ MOSS ADAMS LLP

Portland, Oregon

August 10,  1999